Exhibit 10.32

EXECUTION VERSION

AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 3 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of February 17, 2022 (this “Amendment”) by and between BrightSpire Credit 8, LLC (f/k/a CLNC Credit 8, LLC), a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of November 2, 2018 (as amended by Amendment No. 1 to Master Repurchase and Securities Contract, by and between Seller and Buyer, dated as of November 1, 2019, as further amended by that certain Amendment No. 2 to Master Repurchase and Securities Contract, by and between Seller and Buyer, dated as of May 4, 2021, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, Seller and Buyer acknowledge and agree that Buyer and Seller shall not enter into any new LIBOR contracts under the Repurchase Agreement after December 31, 2021; and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC (f/k/a Credit RE Operating Company, LLC) (“Guarantor”) has agreed, subject to the terms and conditions hereof, to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1.    Repurchase Agreement Amendments. The Repurchase Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue, double underlined text (indicated in the same manner as the following example: underlined text) as attached hereto on Exhibit A. The Exhibits, Schedules and Annexes to the Repurchase Agreement (other than as set forth in Section 2) shall not be modified by this Amendment and shall remain Exhibits, Schedules and Annexes to the Repurchase Agreement.
SECTION 2.    Amendments to the Exhibits, Schedules and Annexes to the Repurchase Agreement.
a.    Exhibit A to the Repurchase Agreement is hereby amended and restated in its entirety to read as follows: “[RESERVED].”

b.    Exhibit B to the Repurchase Agreement is hereby replaced in its entirety with the version thereof attached hereto as Exhibit B to this Amendment.
SECTION 3.    Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (i) this Amendment is duly executed and delivered by each of Seller, Buyer and Guarantor, (ii) Buyer receives a fully-executed copy of that certain Amendment No. 3 to Fee and Pricing Letter, dated as of the date hereof between Seller and Buyer, and (iii) Buyer receives such other documents as Buyer or counsel to Buyer may reasonably request.
SECTION 4.    Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 5.    Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of November 2, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein.
SECTION 6.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof (a) all references in the Repurchase Agreement to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.
SECTION 7.    No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.
2

SECTION 8.    Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 9.    Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
SECTION 10.    Waivers. (a) Each of Seller and Guarantor acknowledges and agrees that as of the date hereof it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement, the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents, in each case occurring or existing on or prior to the date hereof, including, but not limited to, any action or failure to act under the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
SECTION 11.    Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.
3

The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 11 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.
SECTION 12.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.
SECTION 13.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.
[Signature Pages to Follow]
4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association
By: /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director
SELLER:
BRIGHTSPIRE CREDIT 8, LLC, a Delaware limited liability company
    By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

Acknowledged:
BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC, a Delaware limited liability company
    By: /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

Exhibit A

[See Attached]

CONFORMED THROUGH AMENDMENT NO. ~~2~~3

MASTER REPURCHASE AND SECURITIES CONTRACT

~~CLNC~~BRIGHTSPIRE CREDIT 8, LLC,
(“Seller”)
and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
(“Buyer”)

Dated as of November 2, 2018

-i-

-ii-

iii

iv

THIS MASTER REPURCHASE AND SECURITIES CONTRACT, dated as
of November 2, 2018 (as amended, restated, supplemented or otherwise modified and in effect from time to time, (this “Agreement”), is made by and between ~~CLNC~~BRIGHTSPIRE CREDIT 8, LLC (f/k/a CLNC Credit 8, LLC), a Delaware limited liability company, as Seller (as more specifically defined below, (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as buyer (as more specifically defined below, “Buyer”). Seller and Buyer (each also a “Party” and, collectively, the “Parties”) hereby agree as follows:

ARTICLE 1

APPLICABILIY

Section 1.01 Applicability. Subject to the terms and conditions of the
Repurchase Documents, from time to time during the Revolving Period and at the request of Seller, the Parties may enter into transactions in which Seller agrees to sell, transfer and assign to Buyer certain Assets and all related rights in, and interests related to, such Assets on a servicing released basis, against the transfer of funds by Buyer representing the Purchase Price for such Assets, with a simultaneous agreement by Buyer to transfer such Assets to Seller for subsequent repurchase on the related Repurchase Date, which date shall not be later than the Facility Termination Date, against the transfer of funds by Seller representing the Repurchase Price for such Assets.

ARTICLE 2

DEFINITIONS AND INTERPRETATION

Section 2.01 Definitions.

“Accelerated Repurchase Date”: Defined in Section 10.02.

“Account Control Agreement”: A deposit account control agreement in favor of Buyer with respect to either any bank account related to a Purchased Asset or the Hedge Account, each in form and substance of Exhibit C hereto.

“Actual Knowledge”: Defined in the definition of Knowledge.

“Additional Advance”: Defined in Section 3.11.

“Additional Advance Notice”: Defined in Section 3.11.

“Additional Seller Joinder Agreement”: An Additional Seller Joinder Agreement, substantially in the form of Exhibit K, duly executed and delivered by each party thereto.

“Additional Sellers”: Any additional party or parties that has executed and delivered an Additional Seller Joinder Agreement.

USActive 57252106.4

“Affiliate”: (a) When used with respect to Seller, Pledgor, Guarantor or Sponsor, Sponsor or any of Sponsor’s Subsidiaries, or (b) when used with respect to any other specified Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person.

“Affiliated Hedge Counterparty”: Buyer, or an Affiliate of Buyer, in its capacity as a party to any Interest Rate Protection Agreement with Seller.

“Agreement”: The meaning set forth in the initial paragraph hereof.

“Aggregate Amount Outstanding”: On each date of the determination thereof, the total amount owing to Buyer by Seller in connection with all Transactions under this Agreement outstanding on such date.

“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other law applicable to Seller or any of its Affiliates that prohibits the bribery of foreign officials to gain a business advantage.

“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller, Guarantor or any Affiliates of Seller or Guarantor are located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Applicable Percentage”: For each Purchased Asset, the applicable percentage determined by Buyer for such Purchased Asset on the Purchase Date therefor as specified in the most recent Confirmation entered into in respect of such Purchased Asset, but in no event greater than the Maximum Applicable Percentage.

“Applicable SOFR”: With respect to each SOFR Based Transaction, either the SOFR Average or Term SOFR, as applicable, as designated in the related Confirmation therefor, or if such Applicable SOFR is not specified in the related Confirmation for such SOFR Based Transaction, as specified with respect to such Transaction in the related notice of Rate Conversion delivered by Buyer in accordance with Section 12.01(d).

“Appraisal”: An appraisal of the related Mortgaged Property conducted by an Independent Appraiser in accordance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, and, in addition, certified by such Independent Appraiser as having been prepared in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, addressed to (either directly or pursuant to a reliance letter in favor of Buyer or reliance language in such Appraisal running to the benefit of Buyer as a successor and/or assign) and reasonably satisfactory to Buyer.

“Approved Representation Exception”: With respect to any Purchased Asset, any Representation Exception furnished by Seller to Buyer and approved in writing by Buyer in its discretion which approval shall be evidenced by Buyer’s execution of a Confirmation for such Purchased Asset, solely to the extent expressly set forth therein.

“Asset”: Any Whole Loan or Senior Interest, the Mortgaged Property for which is included in the categories for Types of Mortgaged Property, but excluding any real property acquired by Seller through foreclosure or deed in lieu of foreclosure, distressed debt or any Equity Interest issued by a single purpose entity organized to issue collateralized debt or loan obligations.

“Assignment and Acceptance”: Defined in Section 18.07(c).

“Bailee”: With respect to any Transaction involving a Wet Mortgage Asset, (i) Ropes & Gray LLP, (ii) a national title insurance company or nationally-recognized real estate counsel acceptable to Buyer or (iii) any other entity approved by Buyer in its sole discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the appropriate jurisdiction of the related Wet Mortgage Asset.

“Bankruptcy Code”: Title 11 of the United States Code, as amended.

“Basic Mortgage Asset Documents”: Means the following original (except as otherwise permitted in Section 2.01 of the Custodial Agreement), fully executed and complete documents: (1) the Mortgage Note and/or, in the case of a Senior Interest consisting of a participation interest, the related participation certificate, with a certified true and correct copy of the related Mortgage Note, (2) the Mortgage and UCC-1 financing statements executed in connection therewith, (3) the assignment of leases and rents, if any, (4) the Interim Assignment Documents and (5) the Blank Assignment Documents.

“Benchmark”: ~~Initially, LIBOR~~(A) With respect to any LIBOR Based Transaction, subject to Section 12.01(a) hereof, USD LIBOR, (B) with respect to any SOFR Based Transaction for which the Applicable SOFR is initially the SOFR Average (including, without limitation, any such SOFR Based Transaction resulting from a Rate Conversion pursuant to Section 12.01(a) for which the Applicable SOFR designated in the related notice of Rate Conversion is the SOFR Average), initially, 30-Day SOFR Average; provided that if a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable,~~and its related Benchmark Replacement Date have occurred with respect to 30-Day SOFR Average or the then-current Benchmark in accordance with Section 12.01(b) for purposes of this clause (B), then, for purposes of this clause (B), “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 12.01, and (C) with respect to any SOFR Based Transaction for which the Applicable SOFR is initially Term SOFR (including, without limitation, any such SOFR Based Transaction resulting from a Rate Conversion pursuant to Section 12.01(a) for which the Applicable SOFR designated in the related notice of Rate Conversion is Term SOFR), initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to ~~LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark~~, then~~ in accordance with Section 12.01(b) for purposes of this clause (C), then, for purposes of this clause (C), “Benchmark” ~~means~~shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has ~~become effective~~replaced such prior benchmark rate pursuant to clause (~~a~~b) of Section 12.01.

“Benchmark Replacement”: ~~The~~With respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by Buyer as a replacement of the applicable then-current Benchmark as of the Benchmark Replacement Date:

(1)    (~~1~~A) if such then-current Benchmark is the 30-Day SOFR Average, the sum of: (~~a~~i) Term SOFR and (~~b~~ii) the Benchmark Replacement Adjustment; or

(~~2~~B) if such then-current Benchmark is the Term SOFR Reference Rate, the sum of: (~~a~~i) ~~Compounded~~ SOFR Average and (~~b~~ii) the Benchmark Replacement Adjustment; or

(2)    ~~(3)~~ the sum of: (a) the alternate benchmark rate ~~of interest~~ that has been selected by Buyer as the replacement ~~(including, without limitation, a temporary replacement determined by Buyer pursuant to Section 12.01(d))~~ for the then-current Benchmark ~~for the Corresponding Tenor~~ and (b) the related Benchmark Replacement Adjustment;

provided that, in ~~the~~each case ~~of clauses (1) and (2) above~~, if such ~~rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion. If the~~ Benchmark Replacement as so determined ~~pursuant to clause (1), (2) or (3) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Repurchase Documents.

“Benchmark Replacement Adjustment”:

~~(1)    for purposes~~With respect to any replacement of ~~clauses (1) and (2) of the definition of “~~the then-current Benchmark ~~Replacement,” the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:~~

(x)    ~~the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the~~(as determined pursuant to clause (B) and/or clause (C) of such definition, as applicable) with an Unadjusted Benchmark Replacement; ~~and~~

(y)    ~~the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the~~ ISDA Definitions ~~to be effective upon an index cessation event with respect to~~ USD LIBOR for the ~~Corresponding Tenor; and~~

~~(2)    for purposes of clause (3) of the definition of “Benchmark Replacemen~~t,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero), that has been selected by Buyer ~~for the Corresponding Tenor;~~

~~provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion~~.

“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement or Rate Conversion, any technical, administrative or operational changes (including changes to the definition of “Business Day”, “Pricing Rate,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, early repurchases, and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement or Rate Conversion, and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement or Rate Conversion exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Repurchase Documents).

“Benchmark Replacement Date”: ~~The~~With respect to any Benchmark (as determined pursuant to clause (B) and/or clause (C) of such definition, as applicable), the earliest to occur of the following events with respect to ~~the then-current~~such Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ~~the~~such Benchmark permanently or indefinitely ceases to provide ~~the~~such Benchmark; or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date ~~of~~on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be no longer representative; provided, that such non-representativeness will be determined by reference to the ~~public~~most recent statement or publication ~~of information~~ referenced ~~therein; or~~in such clause (3) even if such Benchmark continues to be provided on such date.

~~(3)    in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Seller.~~

~~For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.~~

“Benchmark Transition Event”: ~~The~~With respect to any Benchmark (as determined pursuant to clause (B) and/or clause (C) of such definition, as applicable), the occurrence of one or more of the following events with respect to ~~the then-current~~such Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of ~~the~~such Benchmark announcing that such administrator has ceased or will cease to provide ~~the~~such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the~~such Benchmark;

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the~~such Benchmark, the ~~U.S.~~Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the~~such Benchmark, a resolution authority with jurisdiction over the administrator for ~~the~~such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the~~such Benchmark, which states that the administrator of ~~the~~such Benchmark has ceased or will cease to provide ~~the~~such Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the~~such Benchmark; or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the~~such Benchmark announcing that ~~the~~such Benchmark is ~~no longer~~not, or as of a specified future date will not be, representative.

“Beneficial Ownership Certification”: A certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by Buyer.

“Beneficial Ownership Regulation”: Means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Blank Assignment Documents”: Defined in Section 6.02(k).

“Book Value”: For each Purchased Asset, as of any date, an amount, as certified by Seller in the related Confirmation, equal to the lesser of (a) the outstanding principal amount or par value thereof as of such date, and (b) the price that Seller initially paid or advanced in respect thereof plus any additional amounts advanced by Seller that were funded in connection with Seller’s future funding obligations under the related Purchased Asset Documents minus Principal Payments received by Seller and as further reduced by losses realized and write-downs taken by Seller, together with all other reductions in the unpaid balance due in connection with the related Whole Loan (including, with respect to any Senior Interest that is a participation, any reduction in the principal balance of the related Whole Loan).

“Business Day”: Any day other than (a) a Saturday or a Sunday, (b) a day on which banks in the States of New York, Minnesota or North Carolina are authorized or obligated by law or executive order to be closed, (c) any day on which the New York Stock Exchange, the Federal Reserve Bank of New York or Custodian is authorized or obligated by law or executive order to be closed, or (d) if the term “Business Day” is used in connection with the determination of LIBOR, a day on which dealings in Dollar deposits are not carried on in the London interbank market.

“Buyer”: Wells Fargo Bank, National Association, in its capacity as Buyer under this Agreement and the other Repurchase Documents, together with its successors and permitted assigns.

“Capital Lease Obligations”: With respect to any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Cause”: With respect to an Independent Director or Independent Manager, (i) acts or omissions by such Independent Director or Independent Manager that constitute willful disregard of, or bad faith or gross negligence with respect to, such Independent Director or Independent Manager’s duties under the applicable by-laws, limited partnership agreement or limited liability company agreement, (ii) that such Independent Director or Independent Manager has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director or Independent Manager, (iii) that such Independent Director or Independent Manager is unable to perform his or her duties as Independent Director or Independent Manager due to death, disability or incapacity, or (iv) that such Independent Director or Independent Manager no longer meets the definition of Independent Director or Independent Manager.

~~“Compounded SOFR”: The compounded average of daily SOFRs for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Price Differential amount payable prior to the end of each Pricing Period) being established by Buyer in accordance with:~~

~~(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:~~

(2)    ~~if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at~~

~~such time (as a result of amendment or as originally executed) that are publicly available for review;~~

~~provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”~~

~~“Corresponding Tenor”: With respect to a Benchmark Replacement, an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).~~

“CFTC”: The U.S. Commodity Futures Trading Commission.

“CFTC Regulations”: The rules, regulations, orders and interpretations published or issued by the CFTC, as amended.

“Change of Control”: The occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than any Affiliate of Colony Capital Operating Company, LLC) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 49% or more of the total voting power of all classes of Capital Stock of Sponsor entitled to vote generally in the election of the directors; (b) Sponsor shall cease to own and Control, of record, beneficially and directly, 51% of the outstanding Capital Stock of Guarantor;
(c)    Guarantor shall cease to own and Control, of record, beneficially and either directly or indirectly, 100% of the outstanding Capital Stock of Pledgor and each Intermediate Entity; or (d) Pledgor shall cease to own and control, of record, beneficially and directly, 100% of the outstanding Capital Stock of Seller.

“Class”: With respect to an Asset, such Asset’s classification as either a Whole Loan or a Senior Interest.

“Cleared Swap”: Any Interest Rate Protection Agreement that is cleared by a
DCO.

“Closing Certificate”: A true and correct certificate in the form of Exhibit D, executed by a Responsible Officer of Seller.

“Closing Date”: November 2, 2018.

“Code”: The Internal Revenue Code of 1986.

“Competitor”:    The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Commodity Exchange Act”: The Commodity Exchange Act, as amended.

“Compliance Certificate”: A true and correct certificate in the form of Exhibit E, executed by a Responsible Officer of Seller and Guarantor.

“Confirmation”: A purchase confirmation in the form of Exhibit B, duly completed, executed and delivered by Seller and Buyer in accordance with either Section 3.01 or Section 4.01(d).

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, deed to secure debt, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property or assets are bound or are subject.

“Control”: With respect to any Person, the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling,” “Controlled” and “under common Control” have correlative meanings.

“Controlled Account Agreement”: The control agreement with respect to the Waterfall Account, dated as of the date of this Agreement, among Seller, Buyer and Deposit Account Bank.

“Core Purchased Assets”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Credit Event”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Current Mark-to-Market Value”: For any Purchased Asset as of any date, the market value for such Purchased Asset as of such date as determined by Buyer in its sole discretion.

“Custodial Agreement”: The Custodial Agreement, dated as of the date hereof, among Buyer, Seller and Custodian, as the same may be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Custodian”: Wells Fargo Bank, National Association, or any successor permitted by the Custodial Agreement.

“Debt Yield”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate”: As of any date, the Pricing Rate in effect on such date plus 500 basis points (5.00%).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Asset”: Any Asset or Purchased Asset and, in the case of any Senior Interest, any related Whole Loan, as applicable, (a) that is thirty (30) or more days (or, in the case of payments due at maturity, one (1) day) delinquent in the payment of principal, interest, fees, distributions or any other amounts payable under the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents, other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, unless consented to by Buyer in accordance with the terms of this Agreement, (b) for which there is a Representation Breach with respect to such Asset or Purchased Asset that has not been cured, as determined by Buyer, other than an Approved Representation Exception, (c) for which there is a material non-monetary default under the related Purchased Asset Documents beyond any applicable notice or cure period in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than those that were disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset or expressly consented to in writing by Buyer in its sole discretion, (d) an Insolvency Event has occurred with respect to the Underlying Obligor or, in the case of any Senior Interest, any co-participant or any Person having an interest in any Purchased Asset or any related Mortgaged Property that is junior to, pari passu with or senior to, in right of payment or priority, the rights of Buyer with respect thereto, (e) with respect to which there has been an extension, amendment, waiver, termination, rescission, cancellation, release or other modification (other than (i) a Material Modification consented to in writing by Buyer pursuant to Section 8.04 or (ii) any such modification that is not a Material Modification) to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate and voting rights, remedies, consents, approvals and waivers) of, any related loan or participation document (in each case including, without limitation, any such document with respect to any Whole Loan related to any Senior Interest) that, in each case, has an adverse effect on the value or cash-flow of such asset, as determined by Buyer, or (f) for which Seller or a Servicer has received notice of the foreclosure or proposed foreclosure of any Lien on the related Mortgaged Property; provided that with respect to any Senior Interest, in addition to the foregoing such Senior Interest will also be considered a Defaulted Asset to the extent that the related Whole Loan would be considered a Defaulted Asset as described in this definition provided, further, in each case, without regard to any waivers or modifications of, or amendments to, the related Purchased Asset Documents other than waivers, modifications or amendments which (i) are Material Modification(s) expressly consented to in writing by Buyer (which consent shall be given or withheld in Buyer’s sole discretion) or (ii) do not constitute Material Modifications hereunder.

“Delaware LLC Act”: Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.

“Deposit Account Bank”: Wells Fargo Bank, National Association, or any other bank approved by Buyer.

“Derivatives Contract”: Any rate swap transaction, basis swap, credit derivative transaction, forward rate transaction, commodity swap, commodity option, forward commodity contract, equity or equity index swap or option, bond or bond price or bond index swap or option or forward bond or forward bond price or forward bond index transaction, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross–currency rate swap transaction, currency option, spot contract, or any other similar transaction or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, including any obligations or liabilities thereunder.

“Dividing LLC”: A Delaware limited liability company that is effecting a Division pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division”: The division of a Dividing LLC into two or more domestic limited liability companies pursuant to and in accordance with Section 18-217 of the Delaware LLC Act.

“Division LLC”: A surviving company, if any, and each resulting company, in each case that is the result of a Division.

“Dollars” and “$”: Lawful money of the United States of America. “Early Repurchase Date”: Defined in Section 3.04.
“Early Opt-in Effective Date”: With respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Seller.

“Early Opt-in Election”: The ~~occurrence of:~~

~~(1)    a determination~~election by Buyer ~~that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Buyer is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR or Compounded SOFR plus (if applicable as a result of~~to trigger a fallback from ~~another benchmark interest rate) a~~the then-current Benchmark ~~Replacement Adjustment, and~~

~~(2)    the election by Buyer to declare that an Early Opt-in Election has occurred~~ and the provision by Buyer of written notice of such election to Seller ~~(the “Rate Election Notice”)~~.

“Eligible Asset”: An Asset:

(a)    that has been approved as a Purchased Asset by Buyer; provided that, following an approval of an Asset as a Purchased Asset, Buyer may not subsequently revoke such approval pursuant to this clause (a) unless there had been a material misstatement or omission by Seller contained in information provided to Buyer on or prior to the related Purchase Date;

(b)    with respect to which no Representation Breach exists;

(c)    that is not a Defaulted Asset;

(d)    that pays interest at either a fixed rate (subject to hedging and mark to market terms and provisions that are acceptable to Buyer in its sole discretion as of the Purchase Date), or at a floating rate with a base rate of either 1-month LIBOR or based on SOFR or the applicable Benchmark Replacement;

(e)    with respect to which there are no future funding obligations on the part of Seller other than any future funding obligations expressly disclosed to Buyer prior to the related Purchase Date and specified in the Confirmation for the applicable Purchased Asset, which future funding obligations are and shall remain at all times solely the obligations of Seller (provided that Seller may from time to time request Future Funding Transactions that Buyer may agree to fund, or decline to fund, in Buyer’s sole discretion in accordance with Section 3.10);

(f)    that satisfies, on the related Purchase Date, the applicable Minimum Purchased Asset Debt Yield Requirement and the applicable Maximum Purchased Asset PPV Requirement for such Asset;

(g)    whose Mortgaged Property is not a hotel, unless (i) the hotel is a national flag hotel, (ii) Buyer has received a copy of the franchise agreement and related documents for operation of the hotel under the national flag, all reports issued by the franchisor and a comfort letter from the franchisor running to the benefit of successors and assigns of the lender, (iii) the hotel management is acceptable to Buyer, and (iv) the hotel manager has entered into a subordination of management agreement, all of which are acceptable to Buyer;

(h)    where the underlying Mortgaged Property is located in the United States, the Underlying Obligors are domiciled in the United States, and all obligations under the Asset and the Purchased Asset Documents are denominated and payable in Dollars;

(i)    the Mortgaged Property is not under construction, conversion or rehabilitation (other than, in each case, as and to the extent expressly approved by Buyer in the related Confirmation for the applicable Purchased Asset and subject to all terms and conditions of such Confirmation and the other terms of this Agreement), and is not a condominium regime established for sale of individual units, and is not under conversion to another type of Asset that represents a subordinated interest in the related Mortgaged Property;

(j)    with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Asset are Sanctioned Targets;

(k)    that does not involve an Equity Interest of Seller, Sponsor, any Intermediate Entity, Pledgor, or Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor, or Guarantor that would result in (i) an actual or potential conflict of interest, (ii) an affiliation with an Underlying Obligor which results or could result in the loss or impairment of any material rights of the holder of the related Purchased Asset; provided, Seller shall disclose to Buyer before the Purchase Date each Equity Interest held or to be held by Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor with respect to such related Purchased Asset whether or not it satisfies either of the preceding clauses (i) or (ii);

(l)    that is secured by or, with respect to a Senior Interest, the related Whole Loan is secured by a perfected, first-priority security interest on either a “fully stabilized” or a “light transitional” commercial, retail, industrial, office, self-storage, mixed-use, hospitality or multi-family property, in each case as determined by Buyer in its sole discretion;

(m)    for which all Purchased Asset Documents have been delivered to Custodian in accordance with the terms hereof and the Custodial Agreement;

(n)    as to which Seller has delivered (i) an Irrevocable Redirection Notice executed in blank to Custodian on behalf of Buyer and (ii) to the extent such Underlying Obligor is not required by the related Purchased Asset Documents to remit Income to the Servicer, a fully executed Irrevocable Redirection Notice to either Buyer (or its designee including a Bailee) or Custodian on behalf of Buyer;

(o)    as to which all escrows, reserves and other collateral accounts are subject to a perfected security interest in favor of Seller, and each such security interest has been assigned to Buyer;

(p)    as to which all Retained Interests, funding obligations or any other obligations of any kind remain, in each case, the sole obligation of Seller; and

(q)    if any portion of the Mortgaged Property related to such Asset is subject to a partial release, Buyer shall have received, on or before the effective date of such partial release, an Appraisal specifying the value of the Mortgaged Property which remains as security for the related Asset following the date of consummation for such partial release.

provided, that, notwithstanding the failure of an Asset or Purchased Asset to conform to the requirements of this definition, Buyer may, subject to such terms, conditions and requirements and Applicable Percentage adjustments (if any) as Buyer may require and as set forth in a duly executed Confirmation, designate in writing any such non-conforming Asset or Purchased Asset as an Eligible Asset, which designation (1) may include a temporary or permanent asset-specific waiver of one or more Eligible Asset requirements, but only to the extent evidenced by the execution of a Confirmation with the related exception(s) expressly set forth therein, and (2) shall not be deemed a waiver of the requirement that all other Assets and Purchased Assets must be Eligible Assets (including any Assets that are similar or identical to the Asset or Purchased Asset subject to the waiver).

“Eligible Assignee”: Any of the following Persons designated by Buyer: (a) a bank, financial institution, pension fund, insurance company or similar Person, an Affiliate of any of the foregoing, and an Affiliate of Buyer; provided that, so long as no monetary or material non-monetary Default or Event of Default has occurred and is continuing, no Competitor or Affiliates of Underlying Obligors (other than any Affiliate of an Underlying Obligor that is an Affiliate of Buyer) shall be deemed to be an Eligible Assignee within this clause (a), and (b) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned (except with respect to Competitors or Affiliates of Underlying Obligors (other than any Affiliate of an Underlying Obligor that is an Affiliate of Buyer), in which case Seller’s consent may be given or withheld in its sole and absolute discretion), and shall not in any case be required at any time when a monetary Default, a material non-monetary Default or any Event of Default exists.

“Environmental Laws”: Any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including CERCLA, RCRA, the Federal Water Pollution Control Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Oil Pollution Act of 1990, the Emergency Planning and the Community Right-to-Know Act of 1986, the Hazardous Material Transportation Act, the Occupational Safety and Health Act, and any state and local or foreign counterparts or equivalents.

“Equity Interests”: With respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate”: Any trade or business (whether or not incorporated) that is a member of Seller’s, Sponsor’s, any Intermediate Entity’s, Pledgor’s or Guarantor’s controlled group or under common control with Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor, within the meaning of Section 414 of the Code.

“Event of Default”: Defined in Section 10.01.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to Buyer or required to be withheld or deducted from a payment to Buyer: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer being organized under the laws of, or having its principal office or the office from which it books the Transactions located in, the jurisdiction imposing such Taxes (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of Buyer with respect to an interest in the Repurchase Obligations pursuant to a law in effect on the date on which such Buyer (i) acquires such interest in the Repurchase Obligations or (ii) changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 12.06, amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a Party hereto or to such Buyer immediately before it changed the office from which it books the Transactions, (c) Taxes attributable to Buyer’s failure to comply with Section 12.06(e) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Extension Conditions”: Defined in Section 3.06.

“Extension Fee”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Extension Period”: Defined in Section 3.06.

“Facility Debt Yield Test”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Facility Termination Date”: The earliest to occur of (a) May 4, 2024, as such date may be extended pursuant to Section 3.06, (b) any Accelerated Repurchase Date, and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law..

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCM”: A futures commission merchant subject to regulation under the Commodity Exchange Act.

“FDIA”: Defined in Section14.03.

“FDICIA”: Defined in Section 14.04.

“Fee Letter”: The fee and pricing letter, dated as of the date hereof, between Buyer and Seller, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Fitch”: Fitch, Inc. or, if Fitch, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Flex Purchased Assets”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).

“Foreign Buyer”: A Buyer that is not a U.S. Person.

“Future Funding Amount”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer pursuant to Section 3.10, the amount funded by Buyer in connection with such Future Funding Transaction; provided that in no event shall a Future Funding Amount exceed the product of (a) the amount that Seller is funding as a post-closing advance on the related Future Funding Date as required by the related Purchased Asset Documents relating to such Purchased Asset, and (b) the Maximum Applicable Percentage for such Purchased Asset; provided, in no event shall the aggregate amount so requested by Seller exceed the amount of future funding set forth on the related Confirmation for the initial Transaction relating to such Purchased Asset, minus all previous Future Funding Amounts funded by Buyer relating to such Purchased Asset.

“Future Funding Confirmation”: Defined in Section 3.10(i).

“Future Funding Date”: With respect to any Purchased Asset for which a Future Funding Transaction has been requested by Seller and approved by Buyer, the date on which Seller is required to fund a Future Funding Amount pursuant to the Purchased Asset Documents relating to such Purchased Asset.

“Future Funding Request Package”: With respect to one or more Future Funding Transactions, the following, to the extent applicable and available, unless any such items were previously delivered to Buyer and have not been modified since the date of each such delivery:
(a)    the related request for advance, executed by the related Underlying Obligor (which shall include either therein or separately evidence of Seller’s approval of the related Future Funding Transaction), and any other documents that ~~require~~are required to be delivered to Seller pursuant to ~~fund~~the related Purchased Asset Documents in connection with such future funding advance; (b)    the related affidavit executed by the related Underlying Obligor delivered in accordance with the Purchased Asset Documents, and any other related documents; and (c) to the ~~executed fund control agreement (or the executed escrow agreement, if funding through escrow); (d) copies of all relevant trade contracts; (e) the title policy endorsement for the advance; (f) copies of any tenant leases; (g) copies of any service contracts; (h~~extent available and requested by Buyer, (i) updated financial statements, operating statements and rent rolls;, (iii) ~~evidence of required~~

~~insurance; (j)~~ engineering reports and updates to the engineering reports;, and (~~k~~iii) ~~updates, if applicable, to the~~an updated Underwriting Package ~~for the related Purchased Asset; and (l) copies of any additional documentation as required in connection therewith, or as otherwise requested by Buyer~~.

“Future Funding Transaction”: Any Transaction approved by Buyer pursuant to
Section 3.10.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governing Documents”: With respect to any Person, its articles or certificate of incorporation or formation, by-laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority”: Any (a) national or federal government, (b) state, regional or local or other political subdivision thereof, (c) central bank or similar monetary or regulatory authority, (d) Person, agency, authority, instrumentality, court, regulatory body, central bank or other body or entity exercising executive, legislative, judicial, taxing, quasi–judicial, quasi–legislative, regulatory or administrative functions or powers of or pertaining to government, (e) court or arbitrator having jurisdiction over such Person, its Affiliates or its assets or properties, (f) stock exchange on which shares of stock of such Person are listed or admitted for trading, (g) accounting board or authority that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic, and (h) supra-national body such as the European Union or the European Central Bank.

“Guarantee Agreement”: The Guarantee Agreement dated as of the date hereof, made by Guarantor in favor of Buyer.

“Guarantee Obligation”: With respect to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations or Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation). In the absence of any stated amount or stated liability of a guaranteeing person, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum anticipated liability in respect thereof as reasonably determined by Buyer.

“Guarantor”: BRIGHTSPIRE CAPITAL OPERATING COMPANY, LLC (f/k/a
Credit RE Operating Company, LLC), a Delaware limited liability company.

“Hedge Account”: The deposit account, established at Deposit Account Bank, in the name of Sellers, pledged to Buyer and subject to an Account Control Agreement.

“Hedge Counterparty”: Either (a) an Affiliated Hedge Counterparty, or (b) or any other counterparty, approved by Buyer, to any Interest Rate Protection Agreement with Seller; provided that in the case of a Cleared Swap, each reference in this Agreement to the Hedge Counterparty shall instead be a reference to the related DCO and; provided, further, that, in either case such agreement contains a consent satisfactory to Buyer to the collateral assignment to Buyer of all of the rights (but none of the obligations) of Seller thereunder.

“Hedge Required Asset”: A Purchased Asset that has a fixed rate of interest or return, or any other Purchased Asset that may be designated as such by Buyer on the Purchase Date.

“Hotel Asset”: Any Purchased Asset that is secured by (or with respect to any Senior Interest, the related Whole Loan is secured by) one or more Mortgaged Properties that are hotel properties.

“Income”: With respect to any Purchased Asset, all of the following (in each case with respect to the entire par amount of the Asset represented by such Purchased Asset and not just with respect to the portion of the par amount represented by the Purchase Price advanced against such Asset) without duplication: (a) all Principal Payments, (b) all Interest Payments, and (c) all other income, distributions, receipts, payments, collections, prepayments, recoveries, proceeds (including insurance and condemnation proceeds) and other payments or amounts of any kind paid, received, collected, recovered or distributed on, in connection with or in respect of such Purchased Asset, including Principal Payments, Interest Payments, principal and interest payments, prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, late charges, late fees and all other fees or charges of any kind or nature, premiums, yield maintenance charges, penalties, default interest, dividends, gains, receipts, allocations, rents, interests, profits, payments in kind, returns or repayment of contributions, net sale, foreclosure, liquidation, securitization or other disposition proceeds, insurance payments, settlements and proceeds; provided, that any amounts that under the applicable Purchased Asset Documents are required to be deposited into and held in escrow or reserve to be used for a specific purpose, such as taxes and insurance, shall not be included in the term “Income” unless and until (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised or is entitled to exercise rights and remedies with respect to such amounts,

(iii)    such amounts are no longer required to be held for such purpose under such Purchased Asset Documents, or (iv) such amounts may be applied to all or a portion of the outstanding indebtedness under such Purchased Asset Documents; and provided, further, however, that Income shall not include any servicing fees that are permitted and actually retained by the related Servicer in accordance with the express terms of the related Servicing Agreement and any applicable Servicer Notice.

“Indebtedness”: With respect to any Person at a particular time, without duplication, the following to the extent they are included as indebtedness or liabilities in accordance with GAAP:

(a)    obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person);

(b)    obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) days of the date the respective goods are delivered or the respective services are rendered;

(c)    Indebtedness of others secured by a lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person;

(d)    obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(e)    Capital Lease Obligations of such Person;

(f)    obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements;

(g)    Guarantee Obligations by such Person;

(h)    all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person;

(i)    Indebtedness of general partnerships of which such Person is a general partner; and

(j)    all net liabilities or obligations under any interest rate swap, interest rate cap, interest rate floor, interest rate collar or other hedging instrument or agreement. “Indemnified Amounts”: Defined in Section 13.01(a). “Indemnified Persons”: Defined in Section 13.01(a).

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Repurchase Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Appraiser”: A professional real estate appraiser that (i) is approved by Buyer in its sole discretion; (ii) was not selected or identified by the Underlying Obligor and is not affiliated with the lender under the mortgage or the Underlying Obligor; (iii) if engaged by Seller or any of its Affiliates, Seller or such Affiliate, as applicable, is a “financial services institution” within the meaning of the Interagency Guidelines on Evaluations and Appraisals, (iv) is a member in good standing of the American Appraisal Institute; and (v) is certified or licensed in the state where the subject Mortgaged Property is located.

“Independent Director” or “Independent Manager”: An individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, or Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors or Independent Managers, another nationally recognized company approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors, independent managers and/or other corporate services in the ordinary course of its business, and which individual is duly appointed as Independent Director or Independent Manager and is not, has never been, and will not while serving as Independent Director or Independent Manager be, any of the following:

(a)    a member, partner, equity holder, manager, director, officer or employee of Seller, Pledgor, or any of their respective equity holders or Affiliates (other than as an Independent Director or Independent Manager of Seller or Pledgor, or an Affiliate of Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor and that is required by a creditor to be a single purpose bankruptcy remote entity, provided, however, that such Independent Director or Independent Manager is employed by a company that routinely provides professional Independent Directors or Independent Managers);

(b)    a creditor, supplier or service provider (including provider of professional services) to Seller, Pledgor or any of their respective equity holders or Affiliates (other than through a nationally-recognized company that routinely provides professional Independent Directors, Independent Managers and/or other corporate services to Seller, Pledgor or any of their respective equity holders or Affiliates in the ordinary course of business);

(c)    a family member of any such member, partner, equity holder, manager, director, officer, employee, creditor, supplier or service provider; or

(d)    a Person who controls (whether directly, indirectly or otherwise) any of the individuals described in the preceding clauses (a), (b) or (c).

An individual who otherwise satisfies the preceding definition and satisfies subparagraph (a) by reason of being the Independent Director or Independent Manager of a Single Purpose Entity affiliated with Seller or Pledgor that does not own a direct or indirect ownership interest in Seller or Pledgor shall be qualified to serve as an Independent Director or Independent Manager of Seller or Pledgor if the fees that such individual earns from serving as Independent Director or Independent Manager of Affiliates of Seller or Pledgor in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Insolvency Action”: With respect to any Person, the taking by such Person of any action resulting in an Insolvency Event, other than solely under clause (g) of the definition thereof.

“Insolvency Event”: With respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the failure by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments and similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”: With respect to any Person and for any relevant time period, the amount of total interest expense incurred by such Person, and its consolidated Subsidiaries, including capitalized or accruing interest (but excluding interest funded under a construction loan), plus such Person’s proportionate share of interest expense from the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.

“Interest Payments”: With respect to any Purchased Asset, all payments of interest, income, receipts, dividends, and any other collections and distributions received from time to time in connection with any such Purchased Asset.

“Interest Rate Protection Agreement”: With respect to any or all Purchased Assets, any futures contract, options related contract, short sale of United States Treasury securities or any interest rate swap, cap, floor or collar agreement, total return swap or any other similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations either generally or under specific contingencies, in each case with a Hedge Counterparty and that is acceptable to Buyer. For the avoidance of doubt, any Interest Rate Protection Agreement with respect to a Purchased Asset shall be included in the definitions of “Purchased Asset” and “Repurchase Document.”

“Interim Assignment Documents”: If Seller has acquired a Purchased Asset from another Person, the allonge, assignment of Mortgage, assignment of assignment of leases and rents, general assignment, UCC-3 financing statements and/or, in the case of a Senior Interest consisting of a participation interest, the assignment of related participation certificate and/or, in the case of a Senior Interest consisting of a promissory note, the related allonge and assignment and assumption agreement and all other applicable documents evidencing the assignment of the related Purchased Asset from such Person to Seller.

“Intermediate Entities”: Any Subsidiary of Guarantor, other than Pledgor, that is also a direct or indirect owner of any Equity Interest in Seller.

“Internal Control Event”: Fraud that involves management or other employees who have a significant role in, the internal controls of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor over financial reporting.

“Investment”: With respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, guaranty or credit enhancement of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment or option to make an Investment in any other Person shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in this Agreement, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Company Act”: The Investment Company Act of 1940, as amended, restated or modified from time to time, including all rules and regulations promulgated thereunder.

“Investor”: Any Person that is admitted to either Seller or Guarantor as a member in accordance with the applicable operating agreement or limited liability company agreement, as applicable, of Seller or Guarantor, respectively.

“Irrevocable Redirection Notice”: A notice in a form acceptable to Buyer, to be signed by the Underlying Obligor (if applicable) and Seller, or by Servicer on Seller’s behalf, with respect to each Purchased Asset, directing the remittance of all Income with respect to a Purchased Asset to an account designated by Buyer.

“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“IRS”: The United States Internal Revenue Service.

“Knowledge”: With respect to any Person, (A) the actual knowledge of such Person (including, for the avoidance of doubt, the actual knowledge of the employees, officers, directors and Affiliates of such Person) without further inquiry or investigation (such knowledge, “Actual Knowledge”), (B) notice to such Person of any fact, event, condition or circumstance that would cause a Person, acting reasonably, to conduct an inquiry that would give such Person Actual Knowledge (whether or not such Person actually undertook such an inquiry), and (C) all knowledge that is imputed to a Person under any statute, rule, regulation, ordinance, or official decree or order; provided, that for the avoidance of doubt, the Actual Knowledge of Seller or any Affiliate of Seller shall only include the Actual Knowledge of (i) each of the respective officers and directors of such Person, (ii) individuals of such Person (including, without limitation, those who have responsibility for the legal, operational or financial affairs of such Person) who have responsibility for the management, material day-to-day decision making, legal, operational or financial affairs of such Person or with respect to the Repurchase Documents and (iii) those individuals of such Person (including, without limitation, those who have responsibility for the legal, operational or financial affairs of such Person) who have direct responsibility for the origination or acquisition, as applicable, management or sale of the Purchased Assets.

“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a one-month period commencing on (and including) the first day of such Pricing Period and ending on (but excluding) the same corresponding date in the following month, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation); provided, that in no event shall LIBOR be less than the Floor. If the calculation of LIBOR results in a LIBOR rate of less than the Floor, LIBOR shall be deemed to be the Floor for all purposes of this Agreement. Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“LIBOR Based Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“LIBOR Based Transaction”: Subject to Section 12.01(a), any Transaction (A) for which the related Purchase Date occurred prior to the Third Amendment Effective Date (and with respect to which Buyer and Seller have not entered into an amended and restated Confirmation following the Third Amendment Effective Date expressly re-designating such Transaction as a “SOFR Based Transaction”) or (B) that is expressly designated as a “LIBOR Based Transaction” in the related Confirmation therefor; provided that, for the avoidance of doubt, from and after the Rate Conversion Effective Date, all Transactions under this Agreement shall be SOFR Based Transactions for all purposes of this Agreement and the Repurchase Documents, and no Transactions hereunder shall be LIBOR Based Transactions.

“LIBOR Reference Time”: Means, with respect to any Pricing Period, 11:00 a.m. (London time) on the LIBOR Based Pricing Rate Determination Date applicable thereto.

“Lien”: Any mortgage, statutory or other lien, pledge, charge, right, claim, adverse claim, attachment, levy, hypothecation, assignment, deposit arrangement, security interest, UCC financing statement or encumbrance of any kind on or otherwise relating to any Person’s assets or properties in favor of any other Person or any preference, priority or other security agreement or preferential arrangement of any kind.

“Margin Call”: Defined in Section 4.01(a). “Margin Deficit”: Defined in Section 4.01(a).
“Margin Excess”: For any Purchased Asset, as of any date of determination, the amount by which (a) the related Maximum Applicable Percentage for such Purchased Asset on each such determination date, multiplied by its Market Value on such date of determination exceeds (b) the current Purchase Price of such Purchased Asset, but (i) in no event shall Margin Excess cause the Purchase Price of any Purchased Asset to exceed the Maximum Purchase Price as of the related Purchase Date and (ii) for purposes of determining the amount of available Margin Excess pursuant to this definition, in no event shall the Market Value of such Purchased Asset be increased by any future funding or other advance made by Seller or any other Person which Buyer has not approved or participated in by funding a related Future Funding Amount, as evidenced by and reflected in the most-recent Confirmation for such Purchased Asset.

“Margin Excess Requirements”: Requirements that will be satisfied as of any date of determination if (A) no Default, Event of Default, Material Event, Margin Deficit (except as would be cured in its entirety by the application of such Margin Excess) or Material Adverse Effect has occurred and is continuing or will result from any proposed Transaction or payment of Margin Excess, (B) Seller has satisfied all conditions precedent that are otherwise applicable to prospective Transactions under this Agreement, and (C) Guarantor is in full compliance with all of the financial covenants and all of its other obligations, as set forth in the Guarantee Agreement.

“Market Disruption Event”: Any event or events that, in the determination of Buyer, results in (a) the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, (b) Buyer’s not being able to finance Purchased Assets through the

“repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events, (c) the effective absence of a “securities market” for securities backed by Purchased Assets, or (d) Buyer’s not being able to sell securities backed by Purchased Assets at prices that would have been reasonable prior to the occurrence of such event or events.

“Market Value”: For any Purchased Asset as of any date, the lower of the Current Mark-to-Market Value and Book Value for such Purchased Asset as determined by Buyer by taking into account such criteria as Buyer deems appropriate, including as appropriate current interest rates, spreads and other market conditions, credit quality, subordination, delinquency status and aging and any amounts owing to or by Buyer under any related Interest Rate Protection Agreement, which market value, in each case, may be determined to be zero, as of such date as determined by Buyer; provided that, notwithstanding any other provision of this Agreement, the Market Value of a Purchased Asset shall not exceed the lower of (x) the Market Value (expressed as a percentage of par as of the Purchase Date) assigned to such Purchased Asset as of the Purchase Date, and (y) the par value of such Purchased Asset as of such date; provided, further that the Market Value may be determined by Buyer, in its sole discretion, to be reduced to zero for any Purchased Asset with respect to which:

(a)    the requirements of the definition of Eligible Asset are not satisfied, as determined by Buyer;

(b)    a Representation Breach exists with respect to such Purchased Asset, as determined by Buyer;

(c)    any statement, affirmation or certification made or information, document, agreement, report or notice delivered by Seller to Buyer is untrue in any material respect;

(d)    any Retained Interest, funding obligation or any other obligation of any kind has been transferred to Buyer;

(e)    Seller fails to repurchase such Purchased Asset by the Repurchase Date therefor;

(f)    an Insolvency Event has occurred with respect to any (i) Underlying Obligor, or (ii) co-participant or other Person having an interest in such Purchased Asset or any related Mortgaged Property which is senior to, pari passu with or junior to the rights of Buyer in such Purchased Asset;

(g)    all Purchased Asset Documents have not been delivered to Custodian within the time periods required by this Agreement and the Custodial Agreement;

(h)    any material Purchased Asset Document has been released from the possession of Custodian under the Custodial Agreement to Seller for more than twenty
(20)    days; or

(i)    Seller fails to deliver any reports required hereunder where such failure materially and adversely affects the Market Value thereof or Buyer’s ability to determine

Market Value therefor; provided, however, that if such failure is due to Seller’s inability to obtain any such report from the related Underlying Obligor, then (i) Seller shall make commercially reasonable efforts to obtain such report from the related Underlying Obligor as soon as practicable, (ii) during the thirty (30) day period following Seller’s initial failure to deliver any such report, unless and until Seller delivers the applicable report, Buyer may re-determine the Market Value of the applicable Purchased Asset for purposes of a Margin Call and, in connection with such re-determination, Buyer may draw any adverse inference from any missing information that Buyer deems to be reasonable under the circumstances, and (iii) the Market Value of such Purchased Asset may be determined to be zero for so long as Seller’s failure to obtain such report continues beyond the thirtieth (30th) day following Seller’s initial failure to deliver such report.

“Material Adverse Effect”: Any event, development or circumstance that has a material adverse effect on or material adverse change in or to (a) the property, assets, business, operations or financial condition of Seller, Pledgor or Guarantor, taken as a whole, (b) the ability of Seller or Guarantor to pay and perform any of its respective duties, obligations or agreements under the Repurchase Obligations, (c) the validity, legality, binding effect or enforceability of any Repurchase Document or security interest granted hereunder or thereunder, (d) the rights and remedies of Buyer or any Indemnified Person under any Repurchase Document, or (e) the perfection or priority of any Lien granted under any Repurchase Document.

“Material Event”: Means the occurrence and continuance of any of the following events without, in each case, the prior written consent of Buyer: Sponsor fails to satisfy the representation in the first sentence of Section 7.04 hereof or fails to satisfy the covenant in the second sentence of Section 8.13 hereof.

“Material Impairment Threshold”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Material Modification”: Any (i) material amendment, waiver, termination, rescission, cancellation or other modification to the terms of, or any collateral, guaranty or indemnity for, or the exercise of any material right or remedy of a holder (including all lending, corporate rights, remedies, consents, approvals and waivers) of, any Purchased Asset, or any related Purchased Asset Document (including, without limitation, any such document with respect to any Whole Loan related to any Senior Interest) (in each case, other than as required by the express terms of the related Purchased Asset Documents and for which there is no lender discretion), or (ii) extension or release of any collateral for any Purchased Asset or any related Whole Loan (in each case, other than as required by the express terms of the related Purchased Asset Documents and for which there is no lender discretion); provided that, so long as no monetary or material non-monetary Default or any Event of Default exists, non-material, administrative or ministerial modifications with either de minimis or no economic effect on the value of the related Purchased Asset or related Mortgaged Property regarding consent rights over leases, budgets, utilization of reserves or the release thereof, approval of escrows and bonding amounts for mechanics’ or materialmen’s liens, tax abatements or tax challenges shall not be considered Material Modifications.

“Materials of Environmental Concern”: Any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law.

“Materiality Threshold”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Maximum Amount”: $300,000,000, which amount shall not be increased by any Future Funding Transaction or Margin Excess transfer or reduced upon the repurchase of any Purchased Assets prior to the earlier to occur of the Revolving Period Expiration Date and the Facility Termination Date; provided, that (i) during the initial Extension Period (if any), the Maximum Amount on any date shall be an amount equal to the sum of (a) the then-current Aggregate Amount Outstanding, and (b) the Applicable Percentage of those remaining future funding obligations that are scheduled in the Confirmations for the related Purchased Assets, as such amount declines as Future Funding Transactions under Section 3.10 are funded, Purchased Assets are repurchased (in whole or in part) and Margin Deficits subject to a Margin Call are satisfied, and (ii) during the second Extension Period (if any), the Maximum Amount on any date shall be an amount equal to the then-current Aggregate Amount Outstanding, as such amount declines as Purchased Assets are repurchased (in whole or in part) and Margin Deficits subject to a Margin call are satisfied, in each case, all in accordance with the applicable terms of this Agreement.

“Maximum Applicable Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Maximum Purchased Asset PPV Requirement”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Maximum Purchase Price”: For each Purchased Asset as of each related Purchase Date and the date of any Additional Advance, the amount equal to the product of (i) the applicable Maximum Applicable Percentage, multiplied by (ii) the Market Value of such Purchased Asset as of the Purchase Date therefor, and set forth on the most-recent Confirmation for such Purchased Asset.

“Minimum Purchased Asset Debt Yield Requirement”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Moody’s”: Moody’s Investors Service, Inc. or, if Moody’s Investors Service, Inc. is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Mortgage”: Any mortgage, deed of trust, assignment of rents, security agreement and fixture filing, or other instruments creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Asset File”: The meaning specified in the Custodial Agreement.

“Mortgage Loan Documents”: With respect to any Whole Loan, those documents executed in connection with and/or evidencing or governing such Whole Loan, including, without limitation those that are required to be delivered to Custodian under the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the indebtedness of a Mortgagor with respect to a commercial mortgage loan.

“Mortgaged Property”: The real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral directly or indirectly securing repayment of the debt evidenced by (a) a Mortgage Note (in the case of a Whole Loan) or (b) the Mortgage Note evidencing an interest in the Whole Loan to which such Senior Interest relates (in the case of a Senior Interest), in each case securing such Whole Loan.
“Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage. “Mortgagor”: The obligor on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“MTM Representation”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Multiemployer Plan”: A Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Utilization Fee”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Off-Balance Sheet Obligations”: With respect to any Person and any date, to the extent not included as a liability on the balance sheet of such Person, all of the following with respect to such Person (determined on a consolidated basis) as of such date: (a) monetary obligations under any financing lease or so–called “synthetic,” tax retention or off-balance sheet lease transaction that, upon the application of any Insolvency Laws, would be characterized as indebtedness, (b) monetary obligations under any sale and leaseback transaction that does not create a liability on the balance sheet of such Person, or (c) any other monetary obligation arising with respect to any other transaction that (i) is characterized as indebtedness for tax purposes but not for accounting purposes, or (ii) is the functional equivalent of or takes the place of borrowing but that does not constitute a liability on the balance sheet of such Person (for purposes of this clause (c), any transaction structured to provide Tax deductibility as Interest Expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Other Connection Taxes”: With respect to Buyer, Taxes imposed as a result of a present or former connection between Buyer and the jurisdiction imposing such Taxes (other than a connection arising from Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Repurchase Document, or sold or assigned an interest in any Transaction or Repurchase Document).

“Other Permitted Withdrawals”: Any withdrawal by Seller of amounts on deposit in the Hedge Account to the extent such amounts are related to an Interest Rate Protection Agreement entered into with respect to an Asset that is (i) no longer a Purchased Asset, or (ii) has been priced for securitization.

“Other Taxes”: Any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under any Repurchase Document or from the execution, delivery, performance, or enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Repurchase Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent”: All of the direct or indirect holders of any Equity Interests in Guarantor (excluding public companies and any Persons who hold such direct or indirect Equity Interests in Guarantor through public companies).

“Participant”: Defined in Section 18.07(b). “Participant Register”: Defined in Section 18.07(g).
“Party”: The meaning set forth in the preamble to this Agreement.

“PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, modified or replaced from time to time.

“Permitted Withdrawals”: Any withdrawal by Seller of amounts on deposit in the Hedge Account, but only to the extent (i) that no Default or Event of Default has occurred and is continuing, (ii) such amounts relate to an Interest Rate Protection Agreement entered into with respect to an Asset that is a Purchased Asset and (iii) such amounts (a) relate to regularly scheduled payments due to Seller pursuant to a Hedge Counterparty’s obligations under the related Interest Rate Protection Agreement, (b) relate to regularly scheduled payments due to a Hedge Counterparty pursuant to Seller’s obligations under an Interest Rate Protection Agreement, or (c) are required to be delivered to a Hedge Counterparty in satisfaction of Seller’s collateral posting requirements under an Interest Rate Protection Agreement.

“Person”: An individual, corporation, limited liability company, business trust, partnership, trust, unincorporated organization, joint stock company, sole proprietorship, joint venture, Governmental Authority or any other form of entity.

“Plan”: An employee benefit or other plan established or maintained by Seller or any ERISA Affiliate or to which Seller or any ERISA Affiliate makes, is obligated to make or has been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulations”: The regulation of the United States Department of Labor at 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA).

“Pledge Agreement”: The Pledge Agreement, dated as of the date hereof, between Buyer and Pledgor, as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Pledged Collateral”: Defined in the Pledge Agreement.

“Pledgor”: BRIGHTSPIRE CREDIT 8 PLEDGOR, LLC (f/k/a CLNC Credit 8
Pledgor, LLC), a Delaware limited liability company.

“Power of Attorney”: Defined in Section 18.18.

“Price Differential”: For any Pricing Period or portion thereof and (a) for any Transaction outstanding, the sum of the products, for each day during such Pricing Period or portion thereof, of (i) 1/360th of the Pricing Rate in effect for each Purchased Asset subject to such Transaction during such Pricing Period, times (ii) the outstanding Purchase Price for such Purchased Asset on each such day, or (b) for all Transactions outstanding, the sum of the amounts calculated in accordance with the preceding clause (a) for all Transactions.

“Pricing Margin”: Defined in the Fee Letter, which definition is incorporated herein by reference.

“Pricing Period”: For any Purchased Asset, (a) in the case of the first Remittance Date for such Purchased Asset, the period from the Purchase Date for such Purchased Asset to but excluding such Remittance Date, and (b) in the case of any subsequent Remittance Date, the one-month period commencing on and including the prior Remittance Date and ending on but excluding such Remittance Date; provided, that no Pricing Period for a Purchased Asset shall end after the Repurchase Date for such Purchased Asset to the extent such Purchased Asset is actually repurchased on such Repurchase Date.

“Pricing Rate”: For any Pricing Period and any Transaction, the applicable Benchmark for such Transaction for such Pricing Period plus the applicable Pricing Margin; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.

“Pricing Rate Determination Date”: (~~a) In the case of the first Pricing Period for any Purchased Asset, the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.~~A) With respect to any LIBOR Based Transaction, subject to Section 12.01(a), the LIBOR Based Pricing Rate Determination Date and (B) with respect to any SOFR Based Transaction, the SOFR Based Pricing Rate Determination Date.

“Principal Payments”: For any Purchased Asset, all payments and prepayments of principal received for such Purchased Asset, including insurance and condemnation proceeds which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied and recoveries of principal from liquidation or foreclosure which are permitted by the terms of the Purchased Asset Documents to be applied to principal and are, in fact, so applied.

“Purchase Agreement”: Any purchase agreement between Seller and any Transferor pursuant to which Seller purchased or acquired an Asset which is subsequently sold to Buyer hereunder.

“Purchase Date”: For any Purchased Asset, the date on which such Purchased Asset is purchased by Buyer from Seller in connection with a Transaction as set forth in the related Confirmation.

“Purchase Price”: For any Purchased Asset, (a) as of the Purchase Date and, as initially set forth in the related Confirmation for such Purchased Asset, the price at which such Purchased Asset is initially transferred by Seller to Buyer, and (b) as of any other date, the amount described in the preceding clause (a), (i) increased by any Future Funding Amounts disbursed by Buyer to Seller or the related borrower with respect to such Purchased Asset, (ii) reduced by any amount of Margin Deficit subject to a Margin Call transferred by Seller to Buyer pursuant to Section 4.01 and applied to the Purchase Price of such Purchased Asset, (iii) reduced by any Principal Payments remitted to the Waterfall Account and which were applied to the Purchase Price of such Purchased Asset by Buyer pursuant to clause fifth of Section 5.02, (iv) reduced by any other payments made by Seller or applied by Buyer in accordance with the terms of this Agreement in reduction of the outstanding Purchase Price, (v) increased by any amount of any additional funds transferred to Seller by Buyer pursuant to Section 3.11 or (vi) increased or decreased, as appropriate, to the extent that any Margin Excess is reallocated either to or from the related Purchased Asset in accordance with Section 4.01(a), in each case on or prior to such date of determination with respect to such Purchased Asset.

“Purchased Asset Documents”: Individually or collectively, as the context may require, the related Mortgage Loan Documents and/or the related Senior Interest Documents.

“Purchased Assets”: (a) For any Transaction, each Asset sold by Seller to Buyer in such Transaction, and (b) for the Transactions in general, all Assets sold by Seller to Buyer, in each case including, to the extent relating to such Asset or Assets, all of Seller’s right, title and interest in and to (i) Purchased Asset Documents, (ii) Servicing Rights, (iii) Servicing Files, (iv) mortgage guaranties and insurance (issued by Governmental Authorities or otherwise) and claims, payments and proceeds thereunder, (v) insurance policies, certificates of insurance and claims, payments and proceeds thereunder, (vi) the principal balance of such Assets, not just the amount advanced, (vii) amounts and property from time to time on deposit in the Waterfall Account or the Servicer Account, together with both the Waterfall Account and the Servicer Account themselves, (viii) collection, escrow, reserve, collateral or lock–box accounts and all amounts and property from time to time on deposit therein, to the extent of Seller’s or the holder’s interest therein, (ix) Income, (x) security interests of Seller in Derivatives Contracts entered into by Underlying Obligors, (xi) rights of Seller under any letter of credit, guarantee, warranty, indemnity or other credit support or enhancement, (xii) Interest Rate Protection Agreements relating to such Assets, (xiii) all of the “Pledged Collateral”, as such term is defined in the Pledge Agreement, (xiv) all proceeds related to the sale, securitization or other disposition thereof, and (xv) all supporting obligations of any kind; provided, that (A) Purchased Assets shall not include any obligations of Seller or any Retained Interests, and (B) for purposes of the grant of security interest by Seller to Buyer set forth in Section 11.01, together with the other provisions of Article 11, Purchased Assets shall include all of the following: general intangibles, accounts, chattel paper, deposit accounts, securities accounts, instruments, securities, financial assets, uncertificated securities, security entitlements and investment property (as such terms are defined in the UCC) and replacements, substitutions, conversions, distributions or proceeds relating to or constituting any of the items described in the preceding clauses (i) through (xv).

“Rate ~~Election Notice~~Conversion”: Defined in ~~the definition of “Early Opt-in Election”~~Section 12.01(a).

“Rate Conversion Effective Date”: Defined in Section 12.01(a).

“Rating Agency” or “Rating Agencies”: Each of Fitch, Moody’s and S&P. “Register”: Defined in Section 18.07(f).
“Reference Time”: With respect to any ~~determination~~setting of the ~~Benchmark, (1) if the~~then-current Benchmark ~~is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days~~ (as determined ~~in accordance with~~pursuant to clause (~~d~~B) and/or clause
(C) of ~~the~~such definition ~~of “~~, as applicable), (a) if such Benchmark is the SOFR Average or Term SOFR, with respect to any setting thereof, then two (2) U.S. Government Securities Business ~~Day”) preceding the~~Days prior to such date ~~of such determination,~~ and (~~2~~b) if ~~the~~such Benchmark is not ~~LIBOR,~~the SOFR Average or Term SOFR, then the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.

“REIT”: A Person satisfying the conditions and limitations set forth in Section 856(b), Section 856(c), and Section 857(a) of the Code and qualifying as a real estate investment trust, as defined in Section 856(a) of the Code.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any property or Mortgaged Property in violation of, or that would incur liability pursuant to, Environmental Law.

“Release Amount”: With respect to any Purchased Asset, an amount equal to the lesser of (i) the Release Percentage multiplied by the highest outstanding Purchase Price of the related Purchased Asset from and after the related Purchase Date through the related Repurchase Date therefor, less any amounts of Purchase Price which were previously repaid as a result of any previous voluntary or involuntary prepayment by the related Underlying Obligor, and (ii) the Aggregate Amount Outstanding; provided, however, that notwithstanding anything to the contrary herein, no Release Amount shall be payable with respect to any amount of previously outstanding Purchase Price which was reduced in connection with payments by Seller to cure any Margin Deficits, to cure violations of Sub-Limits, or to comply with the Facility Debt Yield Test.

“Release Percentage”: The meaning set forth in the Fee Letter, which definition is incorporated by reference herein.

“Relevant Governmental Body”: The Board of Governors of the Federal Reserve ~~Board~~System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve ~~Board~~System and/or the Federal Reserve Bank of New York, or any successor thereto.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean–up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in, about or to the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any property or Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A REMIC, as that term is used in the REMIC Provisions. “REMIC Provisions”: Sections 860A through 860G of the Code.
“Remittance Date”: The nineteenth (19th) day of each month (or if such day is not a Business Day, the next following Business Day), or such other day as is mutually agreed to by Seller and Buyer.

“REOC”: A Real Estate Operating Company within the meaning of Regulation Section 2510.3-101(e) of the Plan Asset Regulations.

“Representation Breach”: Any representation, warranty, certification, statement or affirmation made or deemed made by Seller, Pledgor or Guarantor in any Repurchase Document (including in Schedule 1, but excluding any MTM Representations therein) or in any certificate, notice, report or other document delivered pursuant to any Repurchase Document, that proves to be incorrect, false or misleading in any material respect when made or deemed made, without regard to any Knowledge or lack of Knowledge thereof by such Person, except to the extent that (other than in the case of any representation or warranty set forth in Schedule 1, with respect to which, for the avoidance of doubt, the Knowledge or lack of Knowledge of such Person shall be disregarded in all cases for purposes of determining whether a Representation Breach has occurred) any such representation, warranty, certification, statement or affirmation is expressly qualified by Knowledge; provided that no Approved Representation Exception shall be deemed to be, in and of itself, a Representation Breach.

“Representation Exceptions”: With respect to each Purchased Asset, a written list prepared by Seller and delivered to Buyer prior to the Purchase Date of such Purchased Asset specifying, in reasonable detail, the representations and warranties (or portions thereof) set forth in this Agreement (including in Schedule 1) that are not satisfied with respect to an Asset or Purchased Asset.

“Repurchase Date”: For any Purchased Asset, the earliest to occur of (a) the Facility Termination Date, without giving effect to any unexercised extensions thereof, (b) any Early Repurchase Date therefor, (c) the Business Day on which Seller is to repurchase such Purchased Asset as specified by Seller and agreed to by Buyer in the related Confirmation, and
(d) the date that is two (2) Business Days prior to the maturity date (under the related Purchased Asset Documents with respect to such Purchased Asset including, with respect to each Senior Interest that is a participation, the related Whole Loan) for such Purchased Asset, without giving effect to any extension of such maturity date, whether by modification, waiver, forbearance or otherwise; provided that, solely with respect to this clause (d), the settlement date with respect to such Repurchase Date and Purchased Asset may occur two (2) Business Days thereafter as provided in Section 3.05).

“Repurchase Documents”: Collectively, this Agreement, the Custodial Agreement, the Fee Letter, the Controlled Account Agreement, the Servicing Agreement and any related sub-servicing agreements, all Interest Rate Protection Agreements, the Pledge Agreement, the Guarantee Agreement, all Account Control Agreements, the Power of Attorney, all Confirmations, all UCC financing statements, amendments and continuation statements filed pursuant to any other Repurchase Document, and all additional documents, certificates, agreements or instruments executed and delivered in connection with the foregoing.

“Repurchase Obligations”: All obligations of Seller to pay the Repurchase Price on the Repurchase Date and all other obligations and liabilities of Seller to Buyer arising under or in connection with the Repurchase Documents (for the avoidance of doubt, including all Interest Rate Protection Agreements), whether now existing or hereafter arising, and, without duplication, all interest and fees that accrue after the commencement by or against Seller, Pledgor or Guarantor of any Insolvency Proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (in each case, whether due or accrued).

“Repurchase Price”: For any Purchased Asset as of any date, an amount equal to the sum of (a) the outstanding Purchase Price as of such date, (b) the accrued and unpaid Price Differential for such Purchased Asset as of such date, (c) any accrued and unpaid fees and expenses and accrued indemnity amounts, late fees, default interest, breakage costs owed by Seller or Guarantor (without duplication) to Buyer or any of its Affiliates under this Agreement or any Repurchase Document, (d) unless, simultaneously with such repurchase, all other amounts otherwise due and payable under this Agreement are being repaid in full in connection with the termination of this Agreement, any Release Amounts payable in connection with such Purchased Asset, (e) any applicable Exit Fee, then-currently due in connection with the related Purchased Asset, and (f) all other amounts due and payable as of such date by Seller or Guarantor (without duplication) to Buyer or any of its Affiliates under this Agreement or any Repurchase Document.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and all laws as in effect on such date (whether or not in effect on the Closing Date), statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority.

“Responsible Officer”: With respect to any Person, the chief executive officer, the president, the chief financial officer, the chief accounting officer, the vice president, the secretary, the treasurer or the chief operating officer of such Person or such other officer designated as an authorized signatory pursuant to such Person’s Governing Documents.

“Retained Interest”: (a) With respect to any Purchased Asset, (i) all duties, obligations and liabilities of Seller thereunder, including payment and indemnity obligations, (ii) all obligations of agents, trustees, servicers, administrators or other Persons under the documentation evidencing such Purchased Asset, and (iii) if any portion of the Indebtedness related to such Purchased Asset is owned by another lender or is being retained by Seller, the interests, rights and obligations under such documentation to the extent they relate to such portion, and (b) with respect to any Purchased Asset with an unfunded commitment on the part of Seller, all obligations to provide additional funding, contributions, payments or credits.

“Revolving Period”: The period from the Closing Date to but excluding May 4,
2024.

“Revolving Period Expiration Date”: The earliest to occur of (a) the last day of the Revolving Period, (b) any Accelerated Repurchase Date, and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.

“S&P”: Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or, if Standard & Poor’s Ratings Services is no longer issuing ratings, another nationally recognized rating agency reasonably acceptable to Buyer.

“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control (OFAC), the U.S. State Department, the
U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other Governmental Authorities with jurisdiction over Seller or Guarantor or any of their Affiliates.

“Sanctioned Target”: Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target(s).

“Second Amendment Effective Date”: May 4, 2021.

“Second Amendment Structuring Fee”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Seller”: Individually and collectively, the Seller named in the preamble of this Agreement and any Additional Sellers, together with their permitted successors and assigns as permitted in accordance with the terms of this Agreement.

“Senior Interest”: (a) A senior or, if expressly authorized in writing by Buyer on or before the related Purchase Date, a controlling pari passu participation interest in a Whole Loan (i) that is evidenced by a Senior Interest Note, (ii) that represents an undivided participation interest in part of the underlying Whole Loan and its proceeds, (iii) that represents a pass through of a portion of the payments made on the underlying Whole Loan which lasts for the same length of time as such Whole Loan, and (iv) as to which there is no guaranty of payments to the holder of the Senior Interest Note or other form of credit support for such payments, or (b) an “A note” in an “A/B structure” in a Whole Loan.

“Senior Interest Documents”: For any Senior Interest, the Senior Interest Note, together with any co-lender agreements, participation agreements and/or other intercreditor agreements or other documents governing or otherwise relating to such Senior Interest, and the Mortgage Loan Documents for the related Whole Loan, and including, without limitation, those documents which are required to be delivered to Custodian under the Custodial Agreement (which documents so required to be delivered to Custodian shall only be required to include, for the avoidance of doubt, copies of the Mortgage Loan Documents for the related Whole Loan).

“Senior Interest Note”: (a) The original executed promissory note, participation or other certificate or other tangible evidence of a Senior Interest, (b) the related original Mortgage Note (or, if Seller cannot obtain the original, then a certified copy thereof with a lost note affidavit signed by a Responsible Officer of Seller in such form as is acceptable to Buyer in its discretion), and (c) the related original participation and/or intercreditor agreement, as applicable (or, if Seller cannot obtain the original, then a certified copy thereof).

“Servicer”: For each Purchased Asset, as determined in accordance with Article 17, either (a)Wells Fargo Bank, National Association, or its designee or, (b) a servicer acceptable to Buyer, servicing such Purchased Asset under a Servicing Agreement.

“Servicer Account”: The segregated, non-interest bearing account, created and maintained at Deposit Account Bank pursuant to the Servicing Agreement, which shall be in Servicer’s name for the benefit of Buyer pursuant to the Servicing Agreement, account number 4626919906, and pledged to Buyer hereunder.

“Servicer Event of Default”: With respect to a Servicer, (a) any default or event of default (however defined) under the Servicing Agreement, or (b) any failure of such Servicer to be rated by a Rating Agency as an approved servicer of commercial mortgage loans.

“Servicer Notice”: A notice in the form of Exhibit G sent by Seller to Servicer, and countersigned and returned to Buyer by Servicer.

“Servicing Agreement”: That certain Servicing Agreement by and between Seller and Wells Fargo Bank, National Association, dated as of the date hereof, or such other agreement entered into by Buyer (if applicable), Seller and any other Servicer for the servicing of Purchased Assets, acceptable to Buyer.

“Servicing File”: With respect to any Purchased Asset, the file retained and maintained by Seller or the related Servicer, including the originals or copies of all Purchased Asset Documents and other documents and agreements (i) relating to such Purchased Asset and/or the related Whole Loan, (ii) relating to the origination and/or servicing and administration of such Purchased Asset and/or the related Whole Loan, or (iii) that are otherwise reasonably necessary for the ongoing administration and/or servicing of such Purchased Asset and/or the related Whole Loan or for evidencing or enforcing any of the rights of the holder of such Purchased Asset or holders of interests therein, including, to the extent applicable, all servicing agreements, files, documents, records, databases, computer tapes, insurance policies and certificates, appraisals, other closing documentation, payment history and other records relating to or evidencing the servicing of such Purchased Asset, which file shall be held by Seller and/or Servicer for and on behalf of Buyer.

“Servicing Rights”: With respect to any Purchased Asset, all right, title and interest of Seller, Sponsor, any Intermediate Entity, Pledgor, Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor, or any other Person, in and to any and all of the following: (a) rights to service and/or sub-service, and collect and make all decisions with respect to, the Purchased Assets and/or any related Whole Loans, (b) amounts received by Seller, Sponsor, any Intermediate Entity, Pledgor, Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor, or any other Person, for servicing and/or sub-servicing the Purchased Assets and/or any related Whole Loans, (c) late fees, penalties or similar payments as compensation with respect to the Purchased Assets and/or any related Whole Loans, (d) agreements and documents creating or evidencing any such rights to service and/or sub-service the Purchased Assets (including, without limitation, all Servicing Agreements), together with all documents, files and records relating to the servicing and/or sub-servicing of the Purchased Assets and/or any related Whole Loans, and rights of Seller, Sponsor, any Intermediate Entity, Pledgor, Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor, or any other Person thereunder, (e) escrow, reserve and similar amounts with respect to the Purchased Assets and/or any related Whole Loans, (f) rights to appoint, designate and retain any other servicers, sub-servicers, special servicers, agents, custodians, trustees and liquidators with respect to the Purchased Assets and/or any related Whole Loans, and (g) accounts and other rights to payment related to the Purchased Assets and/or any related Whole Loans.

“Significant Principal Payment”: Any individual Principal Payment from an individual Underlying Obligor in connection with a single Purchased Asset, where the amount thereof is equal to or in excess of $1,000,000.

“Single Purpose Entity”: A corporation, limited partnership or limited liability company that, since the date of its formation (unless otherwise indicated in this Agreement) and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 9.

“SOFR”: ~~With respect~~A rate per annum equal to ~~any day,~~ the secured overnight financing rate ~~published for such day~~as administered by the SOFR Administrator ~~on the~~ .

“SOFR ~~Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Governmental Securities Business Day~~Adjustment”: 0.11448% per annum.

“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Average”: For any Pricing Period, the rate per annum determined by Buyer as the compounded average of SOFR over a rolling calendar day period of thirty (30) days (“30-Day SOFR Average”), for the SOFR Based Pricing Rate Determination Date as such rate is published by the SOFR Administrator on the SOFR Administrator’s Website; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any SOFR Based Pricing Rate Determination Date, such 30-Day SOFR Average has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to SOFR Average has not occurred, then SOFR Average will be the 30-Day SOFR Average as published on the SOFR Administrator’s Website for the first preceding U.S. Government Securities Business Day for which such 30-Day SOFR Average was published on the SOFR Administrator’s Website so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such SOFR Based Pricing Rate Determination Date and (ii) if the calculation of SOFR Average as determined as provided above (including pursuant to clause (i) of this proviso) results in a SOFR Average rate of less than the Floor, SOFR Average shall be deemed to be the Floor for all purposes of this Agreement and the other Repurchase Documents. Each calculation by Buyer of SOFR Average shall be conclusive and binding for all purposes, absent manifest error.

“SOFR Based Pricing Rate Determination Date”: (a) In the case of the first Pricing Period for any Purchased Asset, two (2) U.S. Government Securities Business Days prior to the related Purchase Date for such Purchased Asset, and (b) in the case of each subsequent Pricing Period, two (2) U.S. Government Securities Business Days prior to the Remittance Date on which such Pricing Period begins or on any other date as determined by Buyer and communicated to Seller. The failure to communicate shall not impair Buyer’s decision to reset the Pricing Rate on any date.

“SOFR Based Transaction”:    Any Transaction that is not a LIBOR Based
Transaction.

“Solvent”: With respect to any Person at any time, having a state of affairs such that all of the following conditions are met at such time: (a) the fair value of the assets and property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code, (b) the present fair salable value of the assets and property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets and property would constitute unreasonably small capital.

“Sponsor”: Colony Credit Real Estate, Inc., a Maryland corporation. “Structuring Fee”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Sub-Limit”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Subsidiary”: With respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Sheet”: The letter (with attachment) from Buyer to Guarantor dated April
4, 2018.

“Term SOFR”: For any calculation with respect to a SOFR Based Transaction, the Term SOFR Reference Rate for a tenor comparable to the related Pricing Period on the day (such day, for purposes of this definition, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate”: The forward-looking term rate ~~for the Corresponding Tenor~~ based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Amendment Effective Date”: February 17, 2022.

“Transaction”: With respect to any Asset, the sale and transfer of such Asset from Seller to Buyer pursuant to the Repurchase Documents against the transfer of funds from Buyer to Seller representing the Purchase Price (or any additional Purchase Price for such Asset) with a simultaneous agreement by Buyer to transfer such Assets to Seller against payment of the applicable Repurchase Price on the related Repurchase Date in accordance with the Repurchase Documents. For the avoidance of doubt, any increases or decreases of Purchase Price with respect to a Purchased Asset which has become subject to a Confirmation shall be deemed a part of a single Transaction and each Transaction shall be evidenced by the most-recent Confirmation.

“Transaction Request”: Defined in Section 3.01(a).

“Transferor”: The seller of an Asset under a Purchase Agreement.

“Type”: With respect to a Mortgaged Property underlying any Purchased Asset, such Mortgaged Property’s classification as one of the following: retail, office, industrial, self-storage, Hotel Asset or multifamily asset.

“UCC”: The Uniform Commercial Code as in effect in the State of New York; provided, that, if, by reason of Requirements of Law, the perfection, effect on perfection or non-perfection or priority of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority.

“Unadjusted Benchmark Replacement”: The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Obligor”: Individually and collectively, as the context may require,
(a)    in the case of a Purchased Asset that is a Whole Loan, the Mortgagor and each obligor and guarantor under such Purchased Asset, including (i) any Person who has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Purchased Asset, and (ii) any other Person who has assumed or guaranteed the obligations of such Mortgagor under the Purchased Asset Documents relating to such Purchased Asset, and (b) in the case of a Purchased Asset that is a Senior Interest, the Mortgagor and each obligor and any other Person who has assumed or guaranteed the related Whole Loan.

“Underwriting Package”: With respect to one or more Assets, the internal document or credit committee memorandum setting forth all material information relating to an Asset which is known by Seller, prepared by Seller for its evaluation of such Asset, to include at a minimum all the information required to be set forth in the relevant Confirmation. In addition, the Underwriting Package shall include all of the following, to the extent applicable and available:

(a)    all Purchased Asset Documents required to be delivered to Custodian under Section 2.01 of the Custodial Agreement;

(b)    an Appraisal, together with a property condition report, a Phase I environmental report and, if appropriate, a seismic report;

(c)    the current occupancy report, tenant stack and rent roll;

(d)    at least two (2) years of property-level financial statements;

(e)    the current financial statement of the Underlying Obligor;

(f)    the Mortgage Asset File;

(g)    third-party reports and agreed-upon procedures, letters and reports (whether drafts or final forms), site inspection reports, market studies and other due diligence materials prepared by or on behalf of or delivered to Seller;

(h)    aging of accounts receivable and accounts payable;

(i)    copies of all Purchased Asset Documents not otherwise required to be delivered pursuant to clause (a) above;

(j)    such further documents or information as Buyer may request;

(k)    any and all agreements, documents, reports, or other information concerning the Purchased Assets (including, without limitation, all of the related Purchased Asset Documents) received or obtained in connection with the origination of the Purchased Assets;

(l)    any other material documents or reports concerning the Purchased Assets prepared or executed by Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor; and

(m)    if the related Asset was acquired by Seller from a third party, all documents, instruments and agreements received in respect of the closing of the acquisition transaction under the related Purchase Agreement.

“USD LIBOR”: The London interbank offered rate for U.S. dollars with a tenor of one month.

“USD LIBOR Transition Date”: Means the earlier of (a) the date that USD LIBOR has either (i) permanently or indefinitely ceased to be provided by the administrator of USD LIBOR; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide an USD LIBOR or (ii) been announced by the regulatory supervisor of the administrator of USD LIBOR pursuant to public statement or publication of information to be no longer representative, (b) the Early Opt-in Effective Date and (c) such other date as Buyer and Seller may mutually agree.

“U.S. Government Securities Business Day”: Any day except for (i) a Saturday,
(ii)    a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person”: Any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

“U.S. Tax Compliance Certificate”: Defined in Section 12.06(e).

“VCOC”: A “venture capital operating company” within the meaning of Section 2510.3-101(d) of the Plan Asset Regulations.

“Waterfall Account”: A segregated non-interest bearing account established at Deposit Account Bank, in the name of Seller, pledged to Buyer and subject to the Controlled Account Agreement.

“Wet Mortgage Asset”: Any Eligible Asset for which (i) the scheduled origination date of the related Whole Loan is the proposed Purchase Date ~~set forth in the Transaction Request~~for such Eligible Asset, and Seller has delivered a Transaction Request pursuant to Section 3.01(g) hereof, and (ii) a complete Mortgage Asset File has not been delivered to Custodian prior to the related Purchase Date and for which a bailee agreement has been delivered.

“Whole Loan: A commercial real estate whole loan made to the related Underlying Obligor and secured primarily by a perfected, first priority Lien in the related underlying Mortgaged Property, including, without limitation with respect to any Senior Interest, the whole loan in which Seller owns a Senior Interest.

~~Section 2.02~~ Rules of Interpretation. Headings are for convenience only and do not affect interpretation. The following rules of this Section 2.02 apply unless the context requires otherwise. The singular includes the plural and conversely. A gender includes all genders.    Where a word or phrase is defined, its other grammatical forms have a corresponding meaning. A reference to an Article, Section, Subsection, Paragraph, Subparagraph, Clause, Annex, Schedule, Appendix, Attachment, Rider or Exhibit is, unless otherwise specified, a reference to an Article, Section, Subsection, Paragraph, Subparagraph or Clause of, or Annex, Schedule, Appendix, Attachment, Rider or Exhibit to, this Agreement, all of which are hereby incorporated herein by this reference and made a part hereof. A reference to a party to this Agreement or another agreement or document includes the party’s successors, substitutes or assigns in each case, permitted by the Repurchase Documents. A reference to an agreement or document is to the agreement or document as amended, restated, modified, novated, supplemented or replaced, except to the extent prohibited by any Repurchase Document.    A reference to legislation or to a provision of legislation includes a modification, codification, replacement, amendment or reenactment of it, a legislative provision substituted for it and a rule, regulation or statutory instrument issued under it. A reference to writing includes email and any means of reproducing words in a tangible and permanently visible form.    A reference to conduct includes an omission, statement or undertaking, whether or not in writing. A Default or Event of Default exists until it has been cured or waived in writing by Buyer. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context clearly requires or the language provides otherwise. The word “including” is not limiting and means “including without limitation.”    The word “any” is not limiting and means “any and all” unless the context clearly requires or the language provides otherwise.    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding,” and the word “through” means “to and including.” The words “will” and “shall” have the same meaning and effect. A reference to day or days without further qualification means calendar days.    A reference to any time means New York time.    This Agreement may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their respective terms. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed in accordance with GAAP, and all accounting determinations, financial computations and financial statements required hereunder shall be made in accordance with GAAP, without duplication of amounts, and on a consolidated basis with all Subsidiaries. All terms used in Articles 8 and 9 of the UCC, and used but not specifically defined herein, are used herein as defined in such Articles 8 and 9. A reference to “fiscal year” and “fiscal quarter” means the fiscal periods of the applicable Person referenced therein. A reference to an agreement includes a security interest, guarantee, agreement or legally enforceable arrangement whether or not in writing.    A reference to a

document includes an agreement (as so defined) in writing or a certificate, notice, instrument or document, or any information recorded in electronic format. Whenever a Person is required to provide any document to Buyer under the Repurchase Documents, the relevant document shall be provided in writing (including, except for Mortgage Notes, Senior Interest Notes, and any other document required to be in an original form in order to preserve, record, grant or perfect Buyer’s interest therein, in the form of a PDF document attached to an e-mail message) or printed form unless Buyer requests otherwise. At the request of Buyer, the document shall be provided in electronic format or both printed and in electronic format. The Repurchase Documents are the result of negotiations between the Parties, have been reviewed by counsel to Buyer and counsel to Seller, and are the product of both Parties. No rule of construction shall apply to disadvantage one Party on the ground that such Party proposed or was involved in the preparation of any particular provision of the Repurchase Documents or the Repurchase Documents themselves.    Except where otherwise expressly stated, Buyer may give or withhold, or give conditionally, approvals and consents, and may form opinions and make determinations, in its sole and absolute discretion. Reference herein or in any other Repurchase Document to Buyer’s discretion, shall mean, unless otherwise expressly stated herein or therein, Buyer’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever Buyer has a decision or right of determination, opinion or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove (or any similar language or terms), or any arrangement or term is to be satisfactory or acceptable to or approved by Buyer (or any similar language or terms), the decision of Buyer with respect thereto shall, except where otherwise expressly stated herein, be in the sole and absolute discretion of Buyer, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

Section 2.03 Rates. Price Differential on Transactions denominated in Dollars or any other currency permitted hereunder (if any) may be determined by reference to a benchmark rate that is, or may in the future become, the subject of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. Buyer does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to the London interbank offered rate, the rates in any Benchmark, any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 12.01, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Buyer and its Affiliates or

other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Seller. Buyer may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Seller or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE 3

THE TRANSACTIONS

Section 3.01    Procedures.

(a)    From time to time during the Revolving Period, but not more frequently than twice per week, with not less than three (3) Business Days prior written notice to Buyer, Seller may request Buyer to enter into a proposed Transaction by sending Buyer a written notice ~~(in electronic or physical format) substantially in the form of Exhibit A (~~of such request (which notice may be given via email) (such request, a “Transaction Request”), which Transaction Request shall: (i) describe the Transaction and each proposed Asset and any related underlying Mortgaged Property and other security therefor in reasonable detail, (ii) transmit, either in electronic or physical format, a complete Underwriting Package for each proposed Asset, (iii) set forth the Representation Exceptions requested, if any, with respect to each proposed Asset, and (iv) indicate the amount of all then-currently unfunded future funding obligations, and the portion thereof expected to be funded by Buyer under Section 3.10. Seller shall promptly deliver to Buyer (in electronic or physical format) any supplemental materials requested at any time by Buyer. Buyer shall conduct such review of the Underwriting Package and each such Asset as Buyer determines appropriate. Buyer shall determine whether or not it is willing to purchase any or all of the proposed Assets, and if so, on what terms and conditions. In connection with such review and determination, Buyer may also consider the pro forma effect that acquiring the proposed Purchased Asset would have on the concentrations of specific asset categories. It is expressly agreed and acknowledged that Buyer is entering into the Transactions on the basis of all such representations and warranties and on the completeness and accuracy of the information contained in the applicable Underwriting Package, and any incompleteness or inaccuracies in the related Underwriting Package will only be acceptable to Buyer if disclosed in writing (in electronic or physical format) to Buyer by Seller in advance of the related Purchase Date, and then only if Buyer opts to purchase the related Purchased Asset from Seller notwithstanding such incompleteness and inaccuracies. In the event of a Representation Breach with respect to a particular Purchased Asset, Seller shall, within five (5) Business Days from the earlier of (i) notice to Seller from Buyer or Servicer or (ii) Seller’s otherwise having Actual Knowledge of such Representation Breach, repurchase the related Asset or Assets in accordance with Section 3.05.

(b)    Buyer shall give Seller notice (in electronic or physical format) of the date when Buyer has received a complete Transaction Request, together with the Underwriting Package, supplemental materials and any other documentation required pursuant to Section 3.01(a) or otherwise required under any Repurchase Documents. Buyer shall endeavor to communicate to Seller a preliminary non-binding determination of whether or not it is willing to purchase (i) any single Eligible Asset, and if so, on what terms and conditions, within five (5) Business Days after such date, and (ii) two (2) or more proposed Eligible Assets within ten (10) Business Days after such date, and if its preliminary determination is favorable, by what date Buyer expects to communicate to Seller a final non-binding indication of its determination. If Buyer has not communicated its final non-binding indication to Seller by such date, Buyer shall automatically and without further action be deemed to have determined not to purchase any such Asset.

(c)    If Buyer communicates to Seller a final non-binding determination that it is willing to purchase any or all of such Assets, Seller shall deliver to Buyer (in electronic or physical format) an executed preliminary Confirmation for such Transaction, describing each such Asset and its proposed Purchase Date, Market Value, Applicable Percentage, Maximum Applicable Percentage, Maximum Purchase Price, Purchase Price and such other terms and conditions as Buyer may require prior to the Purchase Date. If Buyer requires changes to the preliminary Confirmation, Seller shall make such changes and re-execute the preliminary Confirmation. If Buyer determines to enter into the Transaction on the terms described in the preliminary Confirmation, Buyer shall promptly execute and return the same to Seller, which shall thereupon become effective as the Confirmation of the Transaction. Buyer’s approval of the purchase of an Asset on such terms and conditions as Buyer may require shall be evidenced only by its execution and delivery of the related Confirmation. For the avoidance of doubt, Buyer shall not (i) be bound by any preliminary or final non-binding determination referred to above, (ii) be deemed to have approved the purchase of an Asset by virtue of the approval or entering into by Buyer of a rate lock agreement, Interest Rate Protection Agreement, total return swap or any other agreement with respect to such Asset, or (iii) be obligated to purchase an Asset notwithstanding a Confirmation executed by the Parties unless and until all applicable conditions precedent in Article 6 have been satisfied or waived by Buyer.

(d)    Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby, and shall be construed to be cumulative to the extent possible, but in no way shall be construed as evidence of Buyer’s agreement subsequently to purchase additional amounts of, or other, Assets. If terms in a Confirmation are inconsistent with terms in this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Whenever the Applicable Percentage or any other term of a Transaction (other than the Pricing Rate, Market Value and outstanding Purchase Price) with respect to an Asset is revised or adjusted in accordance with this Agreement, an amended and restated Confirmation reflecting such revision or adjustment and that is otherwise acceptable to the Parties shall be prepared by Seller and executed by the Parties.

(e)    The fact that Buyer has conducted or has failed to conduct any partial or complete examination or any other due diligence review of any Asset shall in no way affect any rights Buyer may have under the Repurchase Documents or otherwise with respect to any representations or warranties or other rights or remedies thereunder or otherwise, including the right to determine at any time that such Asset is not an Eligible Asset.

(f)    No Transaction shall be entered into if (i) any Margin Deficit subject to a Margin Call, Default, Event of Default, Market Disruption Event, Material Event or Material Adverse Effect has occurred and is continuing or would exist as a result of such Transaction unless any such Margin Deficit, Default, Event of Default or Material Adverse Effect is cured simultaneously with the consummation of such Transaction, (ii) the Repurchase Date for the Purchased Assets subject to such Transaction would be later than the Facility Termination Date,
(iii)    the proposed Purchased Asset does not qualify as an Eligible Asset, (iv) after giving effect to such Transaction, (A) the proforma aggregate outstanding Repurchase Price of all Transactions (after giving effect to such proposed Transaction) would exceed the Maximum Amount, or (B) any Sub-Limit has been or would be exceeded, (v) the Revolving Period Expiration Date has occurred, (vi) if Buyer determines not to enter into any such Transaction for any reason or for no reason, or (vii) all Purchased Asset Documents have not been delivered to Custodian (or a Bailee) in accordance with the applicable provisions of this Agreement and the Custodial Agreement, (viii) the Facility Debt Yield Test is either then-currently being breached (unless such breach would be cured in its entirety by the entering into of such Transaction) or would be breached after giving effect to such Transaction, or (ix) the proposed Purchased Asset does not comply with either the Minimum Purchased Asset Debt Yield Requirement or the Maximum Purchased Asset PPV Requirement.

Notwithstanding anything to the contrary herein, in no event shall any LIBOR Based Transaction be entered into on or after the Third Amendment Effective Date, unless otherwise agreed by Buyer in its sole discretion.

(g)    In addition to the foregoing provisions of this Section 3.01, solely with respect to any Wet Mortgage Asset, a copy of the related Transaction Request shall be delivered by Seller to Bailee (in electronic or physical format) no later than 11:00 a.m. (New York City time) one (1) Business Day prior to the requested Purchase Date, to be held in escrow by Bailee on behalf of Buyer pending finalization of the Transaction.

(h)    Notwithstanding any of the foregoing provisions of this Section 3.01 or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Wet Mortgage Asset:

(i)    by 11:00 a.m. (New York City time) on the Purchase Date, Seller or Bailee shall deliver signed .pdf copies of the Purchased Asset Documents to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Buyer;

(ii)    not later than 11:00 a.m. (New York City time) on the related Purchase Date, (A) Bailee shall deliver an executed .pdf copy of the Bailee Agreement (as such term is defined in the Custodial Agreement) to Seller, Buyer and Custodian by electronic mail and (B) if Buyer has previously received the trust receipt in accordance with Section 3.01(b) of the Custodial Agreement, determined that all other applicable conditions in this Agreement, including without limitation those set forth in Section 6.02 hereof, have either been satisfied or waived by Buyer, as applicable, and otherwise has agreed to purchase the related Wet Mortgage Asset, Buyer shall (I) execute and deliver a .pdf copy of the related Confirmation to Seller and Bailee via electronic mail and (II) wire funds in the amount of the related Purchase Price for the related Wet Mortgage Asset in accordance with the wire transfer instructions that were previously delivered to Buyer by Seller; and

(iii)    within three (3) Business Days after the applicable Purchase Date with respect to any Wet Mortgage Asset, Seller shall deliver, or cause to be delivered (A) to Custodian, the complete original Mortgage Asset File with respect to such Wet Mortgage Asset, pursuant to and in accordance with the terms of the Custodial Agreement, and (B) to Buyer, the complete original Underwriting Package with respect to the related Wet Mortgage Assets purchased by Buyer; provided, that if Seller cannot deliver, or cause to be delivered within three (3) Business Days, (A) any Basic Mortgage Asset Document to Custodian that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) within three (3) Business Days of the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording) and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp-filed copies, if applicable) thereon and (B) any document in the Mortgage Asset File other than a Basic Mortgage Asset Document, due to an unavoidable delay outside the control of Seller, then Seller shall deliver to Custodian within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof certified by Seller to be a true and correct copy of the original. For the avoidance of doubt (A) Seller shall, in all cases, deliver the original Mortgage Note or, in the case of a Senior Interest consisting of a participation interest, the original participation certificate to Buyer within three (3) Business Days of the applicable Purchase Date and (B) Buyer may, but shall not obligated to, consent to such later date for delivery of any part of the Mortgage Asset File as Buyer sees fit, in Buyer’s sole discretion.

(i)    In the event that Seller cannot deliver or cause to be delivered on the applicable Purchase Date, any Interim Assignment Document that is required by its terms to be recorded, due to a delay caused solely by the public recording office where such document or instrument has been delivered for recordation, then Seller shall deliver to Custodian (x) on the applicable Purchase Date, a copy thereof (certified by Seller to be a true and complete copy of the original thereof submitted for recording), with evidence of the submission thereof for recording and (y) within thirty (30) days of the applicable Purchase Date, either the original of such document, or a photocopy thereof, with official evidence of submission for recording (including stamp filed copies, if applicable) thereon.

Section 3.02 Transfer of Purchased Assets; Servicing Rights. On the Purchase Date for each Purchased Asset, and subject to the satisfaction of all applicable conditions precedent in Article 6, (a) ownership of and title to such Purchased Asset shall be transferred to and vest in Buyer or its designee against the simultaneous transfer of the Purchase Price to the account of Seller specified in Annex 1 (or if not specified therein, in the related Confirmation or as directed by Seller), and (b) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest (except with respect to any Retained Interests) in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, during the Revolving Period Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but Seller may not substitute other Eligible Assets for Purchased Assets. Buyer has the right to designate each Servicer of the Purchased Assets.    The Servicing Rights and other servicing provisions under this Agreement are not severable from or to be separated from the Purchased Assets under this Agreement, and such Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Repurchase Documents. To the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause each such Division LLC to sell, transfer, convey and assign to Buyer on a servicing released basis and for no additional consideration all of each such Division LLC’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on each related Purchase Date of all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights.

Section 3.03 Maximum Amount. The aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination shall not exceed the Maximum Amount. If the aggregate outstanding Purchase Price for all Purchased Assets as of any date of determination exceeds the Maximum Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Amount.

Section 3.04 Early Repurchase Date; Mandatory Repurchases; Optional Repurchases; Partial Repurchases. Seller may terminate any Transaction with respect to any or all Purchased Assets and repurchase such Purchased Assets on any date prior to the Repurchase Date (an “Early Repurchase Date”); provided, that (a) Seller notifies Buyer and any related Affiliated Hedge Counterparty (in electronic or physical format) at least three (3) Business Days before the proposed Early Repurchase Date identifying the Purchased Asset(s) to be repurchased and the Repurchase Price thereof, (b) Seller delivers to Buyer a certificate from a Responsible Officer of Seller in form and substance satisfactory to Buyer certifying that no Margin Deficit subject to a Margin Call, Default or Event of Default has occurred and is continuing or would exist as a result of such repurchase, there are no other Liens on the remaining Purchased Assets or Pledged Collateral other than Liens granted pursuant to the Repurchase Documents, and such repurchase would not cause Seller to violate the Facility Debt Yield Test, (c) if the Early Repurchase Date is not a Remittance Date, Seller pays to Buyer any amount due under Section 12.03 and pays all amounts due to any related Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement, (d) no Repurchase Obligations are then-currently due and payable from Seller to Buyer, and (e) Seller pays to Buyer any Exit Fee due in accordance with Section 3.07, if any, and Seller thereafter complies with Section 3.05. Notwithstanding the foregoing, should any Margin Deficit subject to a Margin Call exist either prior to or after giving effect to any repurchase under this Section 3.04, Seller shall also pay the amount of each related Margin Deficit that is subject to a Margin Call and is outstanding to Buyer at the same time that

Seller pays the related Repurchase Price to Buyer hereunder.    Such early terminations and repurchases shall be limited to two (2) occurrences in any calendar week.

Notwithstanding any provision to the contrary contained elsewhere in any Repurchase Document, at any time during the existence of any unsatisfied Margin Deficit that is subject to a Margin Call, or an uncured Default or Event of Default that would not otherwise be fully cured after giving effect to the related repurchase and application of funds in accordance with Article 5 of this Agreement, Seller shall only be permitted to effect the repurchase and release of a Purchased Asset in connection with either (i) a full payoff of all amounts due in respect of such Purchased Asset by the Underlying Obligor, or (ii) a sale of such Purchased Asset to an unaffiliated third party purchaser purchasing on an arm’s length basis, unless, in each case, Seller pays directly to Buyer an amount equal to either (x) 100% of the net proceeds paid in connection with the relevant payoff by the Underlying Obligor or any Affiliate thereof or (y) 100% of the net proceeds received by Seller from an unaffiliated third-party purchaser purchasing on arm’s length terms in connection with the sale of such Purchased Asset, as applicable. The portion of all such net proceeds in excess of the then-current Repurchase Price of the related Purchased Asset shall be applied by Buyer to reduce any other amounts due and payable to Buyer, as determined in its discretion, under this Agreement.

In addition to other rights and remedies of Buyer under any Repurchase Document, Seller shall, in accordance with the procedures set forth in this Section 3.04 and Section 3.05, within five (5) Business Days from the earlier of (x) notice to Seller from Buyer or Servicer or (y) Seller’s otherwise having Actual Knowledge thereof, (i) repurchase any Purchased Asset that either (a) no longer qualifies as an Eligible Asset, as determined by Buyer, or (b) for which all documents required to be delivered to Custodian under the Custodial Agreement have not been so delivered on a timely basis, or (ii) make a partial or complete repurchase of one or more of the Purchased Assets to the extent necessary to cure a breach of a Sub-Limit during the Revolving Period.

The terms and provisions governing partial repurchases are set forth in Section 4 of the Fee Letter, and are incorporated by reference herein.

Section 3.05 Repurchase. On the Repurchase Date for each Purchased Asset, Seller shall transfer to Buyer the Repurchase Price for such Purchased Asset as of the Repurchase Date, and pay all amounts due to any Affiliated Hedge Counterparty under the related Interest Rate Protection Agreement and, so long as no Default or Event of Default has occurred and is continuing and no unsatisfied Margin Deficit subject to a Margin Call exists, Buyer shall transfer to Seller such Purchased Asset, whereupon such Transaction with respect to such Purchased Asset shall terminate; provided, however, that, with respect to any Repurchase Date that occurs on the second Business Day prior to the maturity date (as defined under the related Purchased Asset Documents with respect to such Purchased Asset) for such Purchased Asset by reason of clause (d) of the definition of “Repurchase Date”, settlement of the payment of the Repurchase Price and such amounts may occur up to the second Business Day after such Repurchase Date; provided, further, that Buyer shall have no obligation to transfer to Seller, or release any interest in, such Purchased Asset until Buyer’s receipt (including by payment to the Waterfall Account) of payment in full of the Repurchase Price therefor. So long as no Default or Event of Default has occurred and is continuing, upon receipt by Buyer of the Repurchase Price and all other amounts due and owing to Buyer and its Affiliates under this Agreement and each other Repurchase Document as of such Repurchase Date, Buyer shall be deemed to have simultaneously released its security interest in such Purchased Asset, shall authorize Custodian (in accordance with the terms of the Custodial Agreement) to release to Seller (or its designee) the Purchased Asset Documents for such Purchased Asset and, to the extent any UCC financing statement filed against Seller specifically identifies such Purchased Asset, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Purchased Asset from Buyer’s security interest therein. Any such transfer or release shall be without recourse to Buyer and without representation or warranty by Buyer except that Buyer shall hereby be deemed to represent to Seller, to the extent that good title was transferred and assigned by Seller to Buyer hereunder, that Buyer was the owner of such Purchased Asset, free and clear of any other interests or Liens caused by Buyer. Any Income with respect to such Purchased Asset received by Servicer, Buyer or Deposit Account Bank after payment of the Repurchase Price therefor shall be remitted to Seller. Notwithstanding the foregoing, Seller shall repurchase all Purchased Assets no later than the Facility Termination Date by paying to Buyer the outstanding Repurchase Price therefor and all other outstanding Repurchase Obligations.

Section 3.06 Facility Termination Date Extension Options. At the request of Seller delivered to Buyer in writing (in electronic or physical format) no earlier than ninety (90) days and no later than thirty (30) days before the then-current Facility Termination Date, provided that the Extension Conditions set forth below are fully satisfied both on the date of Seller’s written request and as of the then-current Facility Termination Date, Seller shall have two (2) separate, consecutive options to extend the then-current Facility Termination Date, each such option for a period of one (1) year (each, an “Extension Period”). Any extension of the Facility Termination Date shall be subject to the satisfaction of the following conditions, as determined by Buyer in its sole discretion (each, an “Extension Condition”): (i) no Default or Event of Default has occurred and is continuing, (ii) no unsatisfied Margin Call shall be outstanding, (iii) Seller shall have made a timely written request to extend the then-current Facility Termination Date as provided in this Section 3.06, (iv) Seller shall be in compliance with the Facility Debt Yield Test, (v) if requested by Buyer, Seller shall have delivered to Buyer a new or updated Beneficial Ownership Certification, as applicable, in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, and (vi) Seller has paid to Buyer the Extension Fee on or before the then-current Facility Termination Date. If the Extension Conditions are not fully satisfied as of the then-current Facility Termination Date, then notwithstanding any prior approval by Buyer to extend the then-current Facility Termination Date, Seller shall have no right to extend the then-current Facility Termination Date, and any pending request to extend the then-current Facility Termination Date shall be deemed to be denied. Notwithstanding anything to the contrary in this Section 3.06, in no event shall the Facility Termination Date be extended for more than two (2) Extension Periods. For the avoidance of doubt, an extension of the Facility Termination Date pursuant to this Section 3.06 (i) shall become effective on the then-current Facility Termination Date, and (ii) shall not extend the Repurchase Date of any Transaction other than by operation clause (a) of the definition of “Repurchase Date”).

Section 3.07    Payment of Price Differential and Fees.

(a)    Notwithstanding that Buyer and Seller intend that each Transaction hereunder constitute a sale to Buyer of the Purchased Assets subject thereto, Seller shall pay to Buyer the accrued value of the Price Differential for each Purchased Asset on each Remittance Date. In addition thereto, interest shall accrue on all past due amounts otherwise due from Seller to Buyer under this Agreement at a rate equal to the Pricing Rate plus five percent (5%). Buyer shall give Seller notice of the Price Differential and any fees and other amounts due under the Repurchase Documents on or prior to the second (2nd) Business Day preceding each Remittance Date; provided, that Buyer’s failure to deliver such notice shall not affect (i) the accrual of such obligations in accordance with this Agreement or (ii) Seller’s obligation to pay such amounts. If the Price Differential includes any estimated Price Differential, Buyer shall recalculate such Price Differential after the Remittance Date and, if necessary, make adjustments to the Price Differential amount due on the following Remittance Date.

(b)    The terms and conditions related to the payment by Seller to Buyer of certain fees and expenses are set forth in Section 2 of the Fee Letter. In addition thereto, Seller shall pay to Buyer all fees and other amounts as and when due, as set forth in this Agreement including, without limitation:

(i)    the Structuring Fee, which shall be fully earned by Buyer on the Closing Date, and due and payable to Buyer by Seller, in accordance with the terms and conditions set forth in Section 2 of the Fee Letter, which terms and provisions are incorporated herein by reference;

(ii)    the Non-Utilization Fee which shall be due and payable to Buyer by Seller in accordance with the terms and provisions set forth in Section 2 of the Fee Letter, which terms and provisions are incorporated by reference;

(iii)    the Extension Fee, which shall be fully earned on, and due and payable to Buyer by Seller in accordance with the terms and provisions set forth in Section 3.06;

(iv)    the Exit Fee, which shall be fully earned on, and due and payable to Buyer by Seller in accordance with, the terms and provisions set forth in Section 2 of the Fee Letter, which terms and provisions are incorporated by reference; and

(v)    the Second Amendment Structuring Fee, which shall be due and payable to Buyer by Seller in accordance with the terms and conditions set forth in Section 2 of the Fee Letter, which terms and provisions are incorporated herein by reference.

Section 3.08    Payment, Transfer and Custody.

(a)    Unless otherwise expressly provided herein, all amounts required to be paid or deposited by Seller, Sponsor, Pledgor, Guarantor or any other Person under the Repurchase Documents shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the Business Day when due, in immediately available Dollars and without deduction, set-off or counterclaim, and if not received before such time shall be deemed to be received on the next Business Day. Whenever any payment under the Repurchase Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall in such case be included in the computation of such payment. Seller shall, to the extent permitted by Requirements of Law, pay to Buyer interest in connection with any amounts not paid when due under the Repurchase Documents, which interest shall be calculated at a rate equal to the Default Rate, until all such amounts are received in full by Buyer. Amounts payable to Buyer and not otherwise required to be deposited into the Servicer Account shall be deposited into an account of Buyer (including the Waterfall Account). Seller shall have no rights in, rights of withdrawal from, or rights to give notices or instructions regarding Buyer’s account or the Waterfall Account or the Servicer Account.

(b)    Any Purchased Asset Documents not delivered to Buyer or Custodian on the relevant Purchase Date and subsequently received or held by or on behalf of Seller are and shall be held in trust by Seller or its agent for the benefit of Buyer as the owner thereof until so delivered to Buyer or Custodian. Seller or its agent shall maintain a copy of such Purchased Asset Documents and the originals of the Purchased Asset Documents not delivered to Buyer or Custodian. The possession of Purchased Asset Documents by Seller or its agent is in a custodial capacity only at the will of Buyer for the sole purpose of assisting the related Servicer with its duties under the Servicing Agreement. Each Purchased Asset Document retained or held by or on behalf of Seller or its agent shall be segregated on Seller’s books and records from the other assets of Seller or its agent, and the books and records of Seller or its agent shall be marked to reflect clearly the sale of the related Purchased Asset to Buyer on a servicing-released basis. Seller or its agent shall release its custody of the Purchased Asset Documents only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets by Servicer or is in connection with a repurchase of any Purchased Asset by Seller, in each case in accordance with the Custodial Agreement.

Section 3.09 Repurchase Obligations Absolute. All amounts payable by Seller under the Repurchase Documents shall be paid without notice, demand, counterclaim, set-off, deduction or defense (as to any Person and for any reason whatsoever) and without abatement, suspension, deferment, diminution or reduction (as to any Person and for any reason whatsoever), and the Repurchase Obligations shall not be released, discharged or otherwise affected, except as expressly provided herein, by reason of: (a) any damage to, destruction of, taking of, restriction or prevention of the use of, interference with the use of, title defect in, encumbrance on or eviction from, any Purchased Asset, the Pledged Collateral or related Mortgaged Property, (b) any Insolvency Proceeding relating to Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or any action taken with respect to any Repurchase Document, Purchased Asset Document by any trustee or receiver of Seller, any Underlying Obligor or any other loan participant under a Senior Interest, or by any court in any such proceeding, (c) any claim that Seller has or might have against Buyer under any Repurchase Document or otherwise, (d) any default or failure on the part of Buyer to perform or comply with any Repurchase Document or other agreement with Seller, (e) the invalidity or unenforceability of any Purchased Asset, Repurchase Document or Purchased Asset Document, or (f) any other occurrence whatsoever, whether or not similar to any of the foregoing, and whether or not Seller has notice or Knowledge of any of the foregoing. The Repurchase Obligations shall be full recourse to Seller and Pledgor, and limited recourse to Guarantor to the extent of, and subject to the specified full-recourse provisions set forth in, the Guarantee Agreement. This Section 3.09 shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations.

Section 3.10 Future Funding Transactions. Buyer’s agreement to enter into any Future Funding Transaction is subject to the satisfaction of the following conditions precedent, both immediately prior to entering into such Future Funding Transaction and also after giving effect to the consummation thereof:

(i)    Seller shall give Buyer written notice (in electronic or physical format) of each Future Funding Transaction, together with a signed, written confirmation in the form of Exhibit H attached hereto prior to the related Future Funding Date (each, a “Future Funding Confirmation”), signed by a Responsible Officer of Seller. Each Future Funding Confirmation shall identify the related Whole Loan and/or Senior Interest, shall identify Buyer and Seller, shall set forth the requested Future Funding Amount, and shall be executed by both Buyer and Seller; provided, however, that Buyer shall not be liable to Seller if it inadvertently acts on a Future Funding Confirmation that has not been signed by a Responsible Officer of Seller. Each Future Funding Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Future Funding Transaction covered thereby, and shall be construed to be cumulative to the extent possible. If terms in a Future Funding Confirmation are inconsistent with terms in this Agreement with respect to a particular Future Funding Transaction such Future Funding Confirmation shall prevail.

(ii)    For each proposed Future Funding Transaction, no less than five (5) Business Days prior to the proposed Future Funding Date, Seller shall deliver to Buyer, either in electronic or physical format, a Future Funding Request Package. Buyer shall have the right to conduct an additional due diligence investigation of the Future Funding Request Package and/or the related Whole Loan and/or Senior Interest as Buyer determines. Buyer shall be entitled to make a determination, in the exercise of Buyer’s sole and absolute discretion whether, in the case of a Future Funding Transaction, it shall or shall not advance the requested Future Funding Amount. If Buyer determines not to advance a requested Future Funding Amount with respect to any Purchased Asset, Seller shall promptly satisfy all future funding obligations with respect to each Purchased Asset as and when required pursuant to the related Purchased Asset Documents, together with the terms of this Agreement. Prior to the approval of each proposed Future Funding Transaction by Buyer, Buyer shall have determined, in Buyer’s sole and absolute discretion, that (A) all of the applicable conditions precedent for a Transaction, as described in Section 6.02, have been met by Seller, (B) the Facility Debt Yield Test is in compliance both before and after giving effect to the proposed Transaction, (C) the related Purchased Asset is not a Defaulted Asset, (D) the related Purchased Asset satisfies the Maximum Purchased Asset PPV Requirement and the Minimum Purchased Asset Debt Yield Requirement both before and after giving effect to the proposed Transaction and (E) all related conditions precedent set forth in the related Purchased Asset Documents have been satisfied. Notwithstanding any other provision herein or otherwise, Buyer shall have no obligation to enter into any Future Funding Transaction (even with respect to any Purchased Asset identified on the applicable Purchase Date as having future funding obligations). Any determination to enter into a Future Funding Transaction shall be made in Buyer’s sole and absolute discretion.

(iii)    Upon the approval by Buyer of a particular Future Funding Transaction, Buyer shall deliver to Seller a signed copy of the related Future Funding Confirmation described in clause (i) above, on or before the related Future Funding Date. On the related Future Funding Date, which shall occur no later than three (3) Business Days after the final approval of the Future Funding Transaction by Buyer (a) if an escrow agreement has been established in connection with such Future Funding Transaction, Buyer shall remit the related Future Funding Amount to the related escrow account, (b) if the terms of the Purchased Asset Documents provide for a reserve account in connection with future advances, Buyer shall remit the related Future Funding Amount to the applicable reserve account and (c) if Seller has funded (or caused to be funded) the entirety of the future funding obligation to which such Future Funding Amount relates and provided Buyer with written evidence thereof, Buyer shall remit the related Future Funding Amount to Seller, or otherwise, Buyer shall remit the related Future Funding Amount directly to the related Underlying Obligor.

(iv)    Notwithstanding the foregoing, in no event shall a Future Funding Transaction be permitted hereunder at any time after the expiration of the first Extension Period, if any.

Notwithstanding anything to the contrary herein, in no event shall any Future Funding Transaction be entered into with respect to any LIBOR Based Transaction on or after the Third Amendment Effective Date, unless otherwise agreed by Buyer in its sole discretion.

Section 3.11 Additional Advances. The terms and provisions governing Additional Advances are set forth in Section 4 of the Fee Letter, and are incorporated by reference herein.

ARTICLE 4 MARGIN MAINTENANCE
Section 4.01    Margin Deficit.

(a)    With respect to any Purchased Asset or group of Purchased Assets, if on any date either of the following has occurred (I) for any individual Purchased Asset (X) a Credit Event with respect to such Purchased Asset has occurred and (Y) an amount equal to the product of the Applicable Percentage for such Purchased Asset, multiplied by its Market Value, is less than the outstanding Purchase Price for such Purchased Asset as of such date, or (II) one or more of the Purchased Assets has caused Seller to violate the Facility Debt Yield Test (the amount of any shortfall under clause (I) or the amount necessary to cure any violation under clause (II), a “Margin Deficit”), then Buyer shall have the right from time to time as determined in its sole discretion to make a margin call on Seller (a “Margin Call”) in an amount equal to the amount of the related Margin Deficit; provided that, (i) prior to the occurrence and continuation of a Default or an Event of Default, Buyer shall only make a Margin Call if the related Margin Deficit or Margin Deficits exceeds the Material Impairment Threshold, (ii) prior to the occurrence and continuance of a Default or an Event of Default, Buyer shall not make any

Margin Call under clause (I) above in connection with any Purchased Asset that accrues interest at a floating rate to the extent that the related Margin Deficit resulted from interest rate changes and/or credit spread movements, and (iii) for the avoidance of doubt, but subject to the foregoing clauses (i) and (ii), Buyer shall be permitted to make Margin Calls hereunder in connection with multiple assets at the same time. In lieu of the satisfaction by Seller of a Margin Call under clause (I) above through the payment of cash or in combination with Seller’s payment of cash, Buyer may elect, in its sole and absolute discretion, upon a written request of Seller that satisfies all of the requirements set forth in clauses (w) through (z) below (to be received prior to the date that the related Margin Deficit is due), to reallocate any then-currently available Margin Excess in order to eliminate the related Margin Deficit by increasing the Purchase Price of a Purchased Asset with the related Margin Excess and decreasing the Purchase Price of the Purchased Asset that is the subject of the related Margin Call. Any such written request for reallocation shall include the following, with such back-up calculations as Buyer may require: (w) the Purchased Asset(s) with respect to which Margin Excess exists and the amount of such Margin Excess that Seller requests be re-allocated, (x) the Purchased Asset to which Seller is requesting such Margin Excess be applied, the new Purchase Price of such Purchased Asset and the new Purchase Price of the Purchased Asset with the related Margin Excess, in each case, after giving pro forma effect to such allocation, (y) the amount of the Margin Deficit on the Purchased Asset to which such Margin Excess is to be applied both immediately prior to and immediately after giving pro forma effect to such allocation and (z) a certification from Seller that no Default or Event of Default has occurred and is continuing (except as would be cured by such reallocation). Upon Buyer's independent confirmation, to be made in Buyer’s sole discretion, that the Margin Excess Requirements have been satisfied and the conclusions and calculations set forth in Seller's written request comply with the requirements set forth above, Buyer may, in its sole and absolute discretion, reallocate the related Margin Excess to those Purchased Assets for which Margin Deficits would otherwise exist, as determined by Buyer in its sole discretion, and, immediately thereafter, Seller shall execute and deliver new Confirmations acceptable to Buyer reflecting the new Purchase Price of all affected Purchased Assets.

(b)    To the extent any Margin Deficit that is subject to a Margin Call under Section 4.01(a)(I) above is not eliminated by way of a Margin Excess reallocation pursuant to Section 4.01(a), or in the case of any Margin Call under Section 4.01(a)(II) above, in each case, Seller shall, within three (3) Business Days after notice from Buyer that a Margin Call has occurred (provided that, if such notice is delivered to Seller after 1:00 p.m. (New York City time), such three (3) Business Day period shall commence on the Business Day following Buyer’s delivery thereof), at Seller’s option (i) transfer cash to Buyer, (ii) repurchase Purchased Assets at the Repurchase Price thereof, or (iii) choose any combination of the foregoing, so that, after giving effect to such transfers, repurchases and payments, the related Margin Deficit is fully cured.

Notwithstanding anything to the contrary herein, in no event shall available Margin Excess in respect of any LIBOR Based Transaction be reallocated (i.e., in such a way that the Purchase Price of any such LIBOR Based Transaction would be increased) at any time to cure in whole or in part a Margin Deficit relating to (x) any SOFR Based Transaction or (y) any LIBOR Based Transaction where such reallocation would result in an increase to the Purchase Price of any LIBOR Based Transaction with a Repurchase Date that is later than the Repurchase Date of the LIBOR Based Transaction in respect of which such Margin Deficit exists.

(c)    In no case shall Buyer’s forbearance from delivering a Margin Call at any time there is a Margin Deficit be deemed to waive such Margin Deficit or in any way limit, stop or impair Buyer’s right to deliver a Margin Call at any time when the same or any other Margin Deficit exists on the same or any other Purchased Asset. Buyer’s rights under this Section 4.01 are cumulative and in addition to and not in lieu of any other rights of Buyer under the Repurchase Documents or Requirements of Law.

(d)    All cash transferred to Buyer pursuant to this Section 4.01 shall be deposited into the Waterfall Account, except as directed by Buyer, and notwithstanding any provision in Section 5.02 to the contrary, shall be applied to reduce the Purchase Price of either
(i)    in connection with any Margin Deficit under Section 4.01(a)(I), the Purchased Asset to which such Margin Deficit relates, or (ii) in connection with any Margin Deficit under Section 4.01(a)(II), to the unpaid Purchase Price(s) of such Purchased Asset(s) as Buyer shall determine in its sole discretion. Immediately after the satisfaction by Seller of each Margin Call hereunder, Seller and Buyer shall execute and deliver the appropriate amended and restated Confirmations.

ARTICLE 5 APPLICATION OF INCOME

Section 5.01 Waterfall Account; Servicer Account. The Waterfall Account and
the Servicer Account shall be established at Deposit Account Bank. Buyer shall have (i) sole dominion and control over the Waterfall Account (including, without limitation, “control” within the meaning of Section 9-104(a)(2) of the UCC), pursuant to the terms of the Controlled Account Agreement, and “control” over the Servicer Account within the meaning of Section 9-104(a)(1) of the UCC. Neither Seller nor any Person claiming through or under Seller shall have any claim to or interest in either the Waterfall Account or the Servicer Account. All Income received by Seller, Buyer, any Servicer or Deposit Account Bank in respect of the Purchased Assets that consists of Significant Principal Payments shall be transferred, subject to the applicable provisions of the Servicing Agreement, by Servicer from the Servicer Account into the Waterfall Account promptly, and in no event later than two (2) Business Days of receipt thereof, and all such Income other than Significant Principal Payments shall be transferred, subject to the applicable provisions of the Servicing Agreement, by Servicer from the Servicer Account into the Waterfall Account promptly, and in no event later than two (2) Business Days prior to the next Remittance Date (unless Servicer is an entity other than Buyer or an Affiliate of Buyer, in which case all such transfers shall be made within two (2) Business Days of receipt thereof). All such Income, once deposited in the Waterfall Account, shall be applied to and remitted by Deposit Account Bank in accordance with this Article 5.

Section 5.02 Before an Event of Default. If no Event of Default has occurred and is continuing, all Income described in Section 5.01 and deposited into the Waterfall Account during each Pricing Period, shall be applied by Deposit Account Bank by no later than the next following Remittance Date in the following order of priority; provided that, upon written notice (in electronic or physical format) from Seller to Buyer and Deposit Account Bank, requesting distribution of Income consisting of Significant Principal Payments that has been credited to the Waterfall Account, no more than once in any Pricing Period, such Income consisting of Significant Principal Payments shall be applied by Deposit Account Bank within two (2) Business Days following receipt of such notice, in each case, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such Remittance Date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay to Buyer an amount sufficient to eliminate any outstanding Margin Deficit that is subject to a Margin Call (without limiting Seller’s obligation to satisfy a Margin Deficit that is subject to a Margin Call in a timely manner as required by Section 4.01);

fourth, to pay to Buyer all unpaid Release Amounts (if any) payable in accordance with the terms of this Agreement, to be applied by Buyer to reduce the then-current unpaid Repurchase Prices of one or more of the remaining Purchased Assets, as Buyer shall determine in its discretion;

fifth, to pay to Buyer the Applicable Percentage of any Principal Payments (to the extent actually deposited into the Waterfall Account), to be applied to reduce the outstanding Purchase Price of each related Purchased Asset;

sixth, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

seventh, to pay to Buyer any other amounts due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents; and

eighth, to pay to Seller any remainder for its own account, subject, however, to the covenants and other requirements of the Repurchase Documents; provided that, if any Default has occurred and is continuing on such Remittance Date, all amounts otherwise payable to Seller hereunder shall be retained in the Waterfall Account until the earlier of (x)    the day on which Buyer provides written notice to the Deposit Account Bank that such Default has been cured to the satisfaction of Buyer in its sole discretion and no other Default or Event of Default has occurred and is continuing, at which time the Deposit Account Bank shall apply all such amounts pursuant to this priority eighth; and (y) the day that the related Default becomes an Event of Default, at which time the Deposit Account Bank shall apply all such amounts pursuant to Section 5.03.

Section 5.03 During an Event of Default. If an Event of Default has occurred and is continuing, all Income deposited into the Waterfall Account in respect of the Purchased Assets shall be applied by Deposit Account Bank, on the Business Day next following the Business Day on which each amount of Income is so deposited, in the following order of priority:

first, to pay to Buyer an amount equal to the Price Differential accrued with respect to all Purchased Assets as of such date;

second, to pay to Buyer an amount equal to all default interest, late fees, fees, expenses and Indemnified Amounts then due and payable from Seller and other applicable Persons to Buyer under the Repurchase Documents;

third, to pay any custodial and servicing fees and expenses due and payable under the Custodial Agreement and any Servicing Agreement;

fourth, to pay to Buyer an amount equal to the aggregate Repurchase Price of all Purchased Assets (to be applied in such order and in such amounts as determined by Buyer, until the Aggregate Amount Outstanding has been reduced to zero); and (ii) to pay to any Affiliated Hedge Counterparty an amount equal to all termination payments payable with respect to each related Interest Rate Protection Agreement;

fifth, to pay to Buyer all other Repurchase Obligations due to Buyer; and

sixth, to pay to Seller any remainder; provided, that if Buyer has exercised the remedies described in Section 10.02(d)(ii) with respect to any or all Purchased Assets, Seller shall not be entitled to any proceeds from any eventual sale of such Purchased Assets.

Section 5.04 Seller to Remain Liable. If the amounts remitted to Buyer as provided in Sections 5.02 and 5.03 are insufficient to pay all amounts due and payable to Buyer or any of its Affiliates under this Agreement or any Repurchase Document on a Remittance Date, a Repurchase Date or Facility Termination Date, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

ARTICLE 6 CONDITIONS PRECEDENT
Section 6.01 Conditions Precedent to Initial Transaction. Buyer shall not be obligated to enter into any Transaction or purchase any Asset until the following conditions have been satisfied or waived by Buyer, on and as of the Closing Date and which shall remain in compliance as of the first Purchase Date:

(a)    Buyer has received the following documents, each dated the Closing Date or as of the first Purchase Date unless otherwise specified: (i) each Repurchase Document duly executed and delivered by the parties thereto, (ii) an official good standing certificate or its documentary equivalent dated a recent date with respect to Seller, Pledgor and Guarantor (including, with respect to Seller, in each jurisdiction where any Mortgaged Property is located to the extent necessary for Buyer to enforce its rights and remedies thereunder), (iii) certificates of a Responsible Officer of each of Seller, Pledgor and Guarantor with respect to attached copies of the Governing Documents and applicable resolutions of Seller, Pledgor and Guarantor, and the incumbencies and signatures of officers of Seller, Pledgor and Guarantor executing the Repurchase Documents to which each is a party, evidencing the authority of Seller, Pledgor and Guarantor with respect to the execution, delivery and performance thereof, (iv) a Closing Certificate, (v) an executed Power of Attorney, (vi) such opinions from counsel to Seller, Pledgor and Guarantor as Buyer may require, including with respect to corporate matters, due formation, existence and good standing of Seller, Pledgor and Guarantor, the due authorization, execution, delivery and enforceability of each Repurchase Document, non-contravention, no consents or approvals required other than those that have been obtained, validly granted and perfected security interests in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Documents, Investment Company Act matters, and true sale (if applicable), and the applicability of Bankruptcy Code safe harbors (including Buyer’s related liquidation, termination and offset rights), (vii) a duly completed Compliance Certificate, and (viii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b)    (i) UCC financing statements have been filed against Seller and Pledgor in all filing offices required by Buyer, (ii) Buyer has received such searches of UCC filings, tax liens, judgments, pending litigation and other matters relating to Seller and the Purchased Assets as Buyer may require, and (iii) the results of such searches are satisfactory to Buyer;

(c)    Buyer has received payment from Seller of all fees and expenses then payable under Section 3.07(b), the related provisions of the Fee Letter and all expenses payable as contemplated by Section 13.02, together with any other fees and expenses otherwise due and payable pursuant to any of the other Repurchase Documents;

(d)    Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence, and any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation) and modeling as it may require, and all information provided to Buyer by Seller or Guarantor must be true, accurate, complete and not misleading in any material respect, all as determined by Buyer;

(e)    Buyer shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to Seller to the extent that Seller qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; and

(f)    Buyer has received approval from its internal credit committee and all other necessary approvals required for Buyer, to enter into this Agreement and consummate Transactions hereunder, no material adverse change has occurred from the approval date until the Closing Date, including, without limitation, any changes in requirements of Laws, or relevant financial, banking, real estate or capital market conditions, and Guarantor shall have been in compliance with all financial covenants set forth in the Guarantee Agreement.

Section 6.02    Conditions Precedent to All Transactions.    Buyer shall not be obligated to enter into any Transaction, purchase any Asset, or be obligated to take, fulfill or perform any other action hereunder, until the following additional conditions have been satisfied or waived by Buyer, with respect to each Asset on and as of the Purchase Date (including the first Purchase Date) therefor:

(a)    Buyer has received the following documents for each prospective Purchased Asset: (i) ~~a Transaction Request~~ [reserved], (ii) an Underwriting Package, (iii) a Confirmation, (iv) if the prospective Purchased Asset is not serviced by Buyer or an Affiliate of Buyer, copies of the related Servicing Agreements, (v) an Irrevocable Redirection Notice that is
(x) executed by Seller and delivered to Custodian on behalf of Buyer, and (y) to the extent the related Underlying Obligor is not required by the related Purchased Asset Documents to remit Income to the Servicer, a fully executed Irrevocable Redirection Notice delivered to Custodian on behalf of Buyer, (vi) if the Underlying Obligor is required to remit Income to the Servicer, evidence satisfactory to Buyer that the Underlying Obligor has been so directed to remit Income to Servicer in accordance with the Purchased Asset Documents, (vii) a trust receipt from Custodian, together with all other items required to be delivered under the Custodial Agreement (for all Purchased Assets other than Wet Mortgage Assets), (viii) with respect to any Wet Mortgage Asset, a Bailee Agreement (as such term is defined in the Custodial Agreement) and the related trust receipt from such Bailee, together with electronic or physical copies of all items required to be delivered under the Custodial Agreement, (ix) the related Servicing Agreement, if a copy was not previously delivered to Buyer, (x) a Servicer Notice, if not previously delivered to Servicer, (xi) ~~a duly completed Compliance Certificate~~[reserved], and (xii) all other documents, certificates, information, financial statements, reports, approvals and opinions of counsel as Buyer may require;

(b)    immediately before such Transaction and immediately after giving effect thereto and to the intended use thereof, no change in any Requirements of Law or market conditions which make it unfavorable for Buyer to enter into the proposed Transaction has occurred, no Representation Breach (including with respect to any Purchased Asset), Default, Event of Default, Margin Deficit which is subject to a Margin Call (except as would be cured in its entirety by consummation of such Transaction), Material Event, Market Disruption Event or Material Adverse Effect has occurred and is continuing, and each of the Minimum Purchased Asset Debt Yield Requirement with respect to the applicable Asset, the Maximum Purchased Asset PPV Requirement with respect to the applicable Asset, the Facility Debt Yield Test and each Sub-Limit are in compliance;

(c)    Buyer has completed its due diligence review of the Underwriting Package, Purchased Asset Documents and such other documents, records and information as Buyer deems appropriate, and the results of such reviews are satisfactory to Buyer;

(d)    Buyer has (i) determined that such Asset is an Eligible Asset and complies, on the related Purchase Date, with both the Minimum Purchased Asset Debt Yield Requirement and the Maximum Purchased Asset PPV Requirement, in each case, as evidenced by Buyer’s execution of the related Confirmation, (ii) approved the purchase of such Asset as evidenced by Buyer’s execution of the related Confirmation, (iii) obtained all necessary internal credit and other approvals for such Transaction as evidenced by Buyer’s execution of the related Confirmation, and (iv) executed the Confirmation;

(e)    immediately after giving effect to such Transaction, (I) the aggregate Purchase Price of all Purchased Assets does not exceed the Maximum Amount, and (II) Guarantor will be in compliance with all of the financial covenants set forth in the Guarantee Agreement;

(f)    the Repurchase Date specified in the Confirmation is not later than the Facility Termination Date;

(g)    Seller has satisfied all requirements and conditions and has performed all covenants, duties, obligations and agreements contained in the other Repurchase Documents to be performed by such Person on or before the Purchase Date;

(h)    to the extent the related Purchased Asset Documents contain notice, cure and other provisions in favor of a pledgee under a repurchase or warehouse facility, and without prejudice to the sale treatment of such Asset to Buyer, Buyer has received satisfactory evidence that Seller has given notice (or will deliver such required notice contemporaneously with the consummation of the Transaction) to the applicable Persons of Buyer’s interest in such Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that Buyer is entitled to the rights and benefits of a pledgee under such pledgee provisions;

(i)    solely with respect to any Hedge Required Asset (i) Buyer has received a copy of any Interest Rate Protection Agreement and related documents entered into with respect to such Asset, (ii) Seller has assigned or pledged to Buyer all of Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreement and related documents, subject to, in the case of a Cleared Swap, (A) the rights, if any, of the related DCO and FCM and (B) any limitation on assignment or pledge by Seller required by the DCO or FCM, and (iii) no termination event, default or event of default (however defined) exists thereunder;

(j)    Seller has provided Buyer with copies of any license, registration or other similar certification or official document available to Seller from the jurisdiction where the related underlying Mortgaged Property is located, to the extent necessary for Seller to enforce its rights and remedies under the related Purchased Asset Documents;

(k)    if requested by Buyer, such opinions from counsel to Seller, Pledgor, Sponsor and/or Guarantor as Buyer may require, including, without limitation, with respect to the perfected security interest in the Purchased Assets, the Pledged Collateral and any other collateral pledged pursuant to the Repurchase Document, and true sale issues;

(l)    Custodian (or a bailee) shall have received executed blank assignments of all Purchased Asset Documents in appropriate form for recording, to the extent such documents are required to be recorded, in the jurisdiction in which the underlying real estate is located, together with executed blank assignments of all applicable Purchased Asset Documents (the “Blank Assignment Documents”); and

(m)    Seller shall have provided evidence, satisfactory to Buyer in its reasonable discretion, that the applicable Interim Assignment Documents have been submitted, or are being submitted simultaneously with the consummation of the related Transaction, for recordation in the public recording office of the applicable jurisdiction.

Each Confirmation delivered by Seller shall constitute a certification by Seller that all of the conditions precedent in this Article 6 have been satisfied.

The conditions precedent set forth in this Section 6.02 shall be deemed to be complied with or waived by Buyer on the related Purchase Date; provided that, notwithstanding any of the foregoing, if it is subsequently determined by Buyer that: (i) any untrue or incorrect material information, certificate or similar item was provided to Buyer by or on behalf of Seller on or prior to the related Purchase Date, which information Buyer relied upon in whole or in part in making its decision to enter into the related Transaction, or (ii) Seller failed to provide material information to Buyer on or prior to the related Purchase Date (other than information specified in an Approved Representation Exception) that, if so provided on or prior to the related Purchase Date, may reasonably have resulted in Buyer determining that a condition precedent was not satisfied, in each case, such condition precedent shall be deemed not satisfied for such Purchased Asset, the related Purchase shall be rescinded and Seller shall repurchase the related Purchased Asset pursuant to Section 3.04.

ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants, on and as of the date of this Agreement, each
Purchase Date, and at all times when any Repurchase Document or Transaction is in full force and effect as follows:

Section 7.01 Seller. Seller has been duly organized and validly exists in good standing as a limited liability company under the laws of the State of Delaware. Seller (a) has all requisite power, authority, legal right, licenses and franchises, except where failure to have such license or franchise does not have a Material Adverse Effect, (b) is duly qualified to do business in all jurisdictions necessary, except where failure to so qualify does not have a Material Adverse Effect, and (c) has been duly authorized by all necessary action, to (w) own, lease and operate its properties and assets, (x) conduct its business as presently conducted, (y) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party, and (z) originate, service, acquire, own, sell, assign, pledge and repurchase the Purchased Assets. Seller’s exact legal name is set forth in the preamble and signature pages of this Agreement. Seller’s location (within the meaning of Article 9 of the UCC), and the office where Seller keeps all records (within the meaning of Article 9 of the UCC) relating to the Purchased Assets is at the address of Seller referred to in Annex 1. Seller has not changed its name or location within the past twelve (12) months. Seller’s organizational identification number is 6807989 and its tax identification number is 61-1879403. Seller is a one hundred percent (100%) direct and wholly-owned Subsidiary of Pledgor. The fiscal year of Seller is the calendar year. Seller has no Indebtedness, Contractual Obligations or Investments other than (a) ordinary trade payables, (b) in connection with Assets acquired or originated for the Transactions, and (c) under the Repurchase Documents. Seller has no Guarantee Obligations. Seller has no Subsidiaries.

Section 7.02 Repurchase Documents. Each Repurchase Document to which Seller is a party has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity. The execution, delivery and performance by Seller of each Repurchase Document to which it is a party do not and will not (a) conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under, any (i) Governing Document, Indebtedness, Guarantee Obligation or Contractual Obligation applicable to Seller or any of its properties or assets, (ii) Requirements of Law, or (iii) approval, consent, judgment, decree, order or demand of any Governmental Authority, or (b) result in the creation of any Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any of the properties or assets of Seller. All approvals, authorizations, consents, orders, filings, notices or other actions of any Person or Governmental Authority required for the execution, delivery and performance by Seller of the Repurchase Documents to which it is a party and the sale of and grant of a security interest in each Purchased Asset to Buyer, have been obtained, effected, waived or given and are in full force and effect. The execution, delivery and performance of the Repurchase Documents do not require compliance by Seller with any “bulk sales” or similar law. There is no material litigation, proceeding or investigation pending or, to the Knowledge of Seller threatened, against Seller, Sponsor, any Intermediate Entity, Pledgor, Guarantor or any of their respective Affiliates before any Governmental Authority (a) asserting the invalidity of any Repurchase Document, (b) seeking to prevent the consummation of any Transaction, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect.

Section 7.03 Solvency. None of Seller, Pledgor, Guarantor or Sponsor is or has ever been the subject of an Insolvency Proceeding. Each of Seller, Pledgor, Guarantor, Sponsor is Solvent and the Transactions do not and will not render Seller and Pledgor, Guarantor, or Sponsor not Solvent. Seller is not entering into the Repurchase Documents or any Transaction with the intent to hinder, delay or defraud any creditor of Seller, Pledgor, Guarantor or Sponsor. Seller has received or will receive reasonably equivalent value for the Repurchase Documents and each Transaction. Seller has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. During the preceding five (5) years, none of Seller, Pledgor, Guarantor or Sponsor has filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

Section 7.04 Taxes. Other than as consented to by Buyer, the Sponsor (i) at all times operates its business in a manner not to prevent it from qualifying for status as a REIT under the Code and (ii) from and after the date that the Sponsor’s election to qualify as a REIT under the Code is effective, the Sponsor qualifies as, and has elected to be treated as, a REIT and is in compliance with all requirements and conditions imposed under the Code to allow the Sponsor to maintain its status as a REIT. Seller is a disregarded entity for U.S. federal income tax purposes. Seller, Pledgor and Guarantor have each timely filed all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have (for all prior fiscal years and for the current fiscal year to date) timely paid all federal and other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which have become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Other than as disclosed to Buyer, there is no material suit or claim relating to any such taxes now pending or, to the Knowledge of Seller, threatened by any Governmental Authority which is not being contested in good faith as provided above.

Section 7.05 Financial Condition. The audited balance sheet of Guarantor as at the fiscal year most recently ended for which such audited balance sheet is available, and the related audited statements of income, stockholders equity, retained earnings and of cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the audit conducted by Guarantor’s independent certified public accountants, copies of which have been delivered to Buyer, are complete and correct and present fairly the financial condition of Guarantor as of such date and the results of its operations and cash flows for the fiscal year then ended. All such financial statements, including related schedules and notes, were prepared in accordance with GAAP except as disclosed therein. Guarantor has no material contingent liability or liability for taxes or any long term lease or unusual forward or long term commitment, including any Derivatives Contract, which is not accounted for in the foregoing statements or notes unless the foregoing is not required in accordance with GAAP. Other than as disclosed in a public Form 8-K filing, since the date of the financial statements and other information delivered to Buyer prior to the Closing Date, neither Seller nor Guarantor has sold, transferred or otherwise disposed of any material part of its property or assets (except pursuant to the Repurchase Documents) or acquired any property or assets (including Equity Interests of any other Person) that are material in relation to the financial condition of Seller.

Section 7.06 True and Complete Disclosure. The information, reports, certificates, documents, financial statements, operating statements, forecasts, books, records, files, exhibits and schedules furnished by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with the Repurchase Documents and the Transactions will be true, correct and complete in all material respects, or in the case of projections will be based on reasonable estimates prepared and presented in good faith, in each case, on the date as of which such information is stated or certified.

Section 7.07 Compliance with Laws. Seller, Pledgor, Sponsor and Guarantor have complied in all respects with all Requirements of Law, and no Purchased Asset contravenes any Requirements of Laws. None of Seller, Sponsor, Guarantor nor any Subsidiaries or Parents of Seller, Sponsor or Guarantor, and to the knowledge of Seller, Sponsor or Guarantor, no Affiliate of Seller, Sponsor or Guarantor (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws. Neither Seller nor any Affiliate of Seller (a) is a “broker” or “dealer” as defined in, or could be subject to a liquidation proceeding under, the Securities Investor Protection Act of 1970, or (b) is subject to regulation by any Governmental Authority limiting its ability to incur the Repurchase Obligations. No properties presently or previously owned or leased by Seller, or to the Knowledge of Seller, Pledgor, Sponsor or Guarantor, or any of their respective predecessors, contain or previously contained any Materials of Environmental Concern that constitute or constituted a violation of Environmental Laws or reasonably could be expected to give rise to liability of Seller, Pledgor, Sponsor or Guarantor thereunder. Seller, Pledgor, Sponsor and Guarantor each have no Knowledge of any violation, alleged violation, non-compliance, liability or potential liability of Seller, Pledgor, Sponsor or Guarantor under any Environmental Law. Materials of Environmental Concern have not been Released, on properties presently or previously owned or leased by Seller, Pledgor, Sponsor or Guarantor, in violation of Environmental Laws or in a manner that reasonably could be expected to give rise to liability of Seller, Pledgor, Sponsor or Guarantor thereunder. Seller and all Affiliates of Seller are in compliance with all Anti-Corruption Laws. Neither Seller nor any Affiliate of Seller has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Seller, any Affiliate of Seller or any other Person, in violation of any Anti-Corruption Law.

Section 7.08    Compliance with ERISA. (a) None of Seller, Sponsor, Pledgor or Guarantor has any employees as of the date of this Agreement. Neither Seller nor any ERISA Affiliate maintains, sponsors, participates in or contributes to (or has an obligation to contribute to), or has ever maintained, established, sponsored, participated in or contributed to (or had any obligation to contribute to), or has any liability in respect of, a Plan or a Multiemployer Plan.

(b)    Each of Seller, Pledgor and Guarantor either (i) qualifies as a VCOC or a REOC, (ii) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code, or (iii) does not hold any “plan assets” within the meaning of the Plan Asset Regulations that are subject to ERISA.

(c)    Assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations (unless Buyer is relying on an applicable and appropriate prohibited transaction exemption, the conditions of which are satisfied), none of the transactions contemplated by the Repurchase Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Buyer to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

Section 7.09 No Default or Material Adverse Effect. No Default exists on the Closing Date, each Purchase Date, each Future Funding Date, the date of each Additional Advance and on the date of each reallocation of Margin Excess and no Event of Default exists.

No default or “event of default” (however defined) exists under any Indebtedness, Guarantee Obligations or Contractual Obligations of Seller. Seller believes that it is and will be able to pay and perform each agreement, duty, obligation and covenant contained in the Repurchase Documents and Purchased Asset Documents to which it is a party, and that it is not subject to any agreement, obligation, restriction or Requirements of Law that would unduly burden its ability to do so or could reasonably be expected to have a Material Adverse Effect. Seller has no Knowledge of any actual development, event or other fact that could reasonably be expected to have a Material Adverse Effect, other than any such development, event or fact with respect to which Seller has delivered detailed written notice thereof to Buyer. No Internal Control Event has occurred. Seller has delivered to Buyer all underlying servicing agreements (or provided Buyer with access to a service, internet website or other system where Buyer can successfully access such agreements) with respect to the Purchased Assets, and to Seller’s Knowledge no material default or “event of default” (however defined) exists thereunder.

No “event of default” (however defined) on the part of Guarantor, Sponsor or Pledgor exists under any credit facility, repurchase facility or substantially similar facility that is presently in effect, to which Guarantor, Sponsor or Pledgor is a party, other than any such “event of default” with respect to which Seller has delivered written notice thereof to Buyer.

Section 7.10    Purchased Assets.    Each Purchased Asset is an Eligible Asset. Each representation and warranty of Seller set forth in the Repurchase Documents (including in Schedule 1 applicable to the Class of such Purchased Asset) and the Purchased Asset Documents with respect to each Purchased Asset is true and correct, except as otherwise disclosed in writing on the executed copy of the related Confirmation. The review and inquiries made on behalf of Seller in connection with the next preceding sentence have been made by Persons having the requisite expertise, knowledge and background to verify such representations and warranties. Seller has complied with all requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. No Purchased Asset is or has been the subject of any compromise, adjustment, extension, satisfaction, subordination, rescission, setoff, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Purchased Asset or otherwise, by Seller or any Affiliate of Seller, any Transferor, any Underlying Obligor, Guarantor or any other Person.    The purchase of each proposed Purchased Asset was underwritten in accordance with and satisfies applicable standards established by Seller or any Affiliate of Seller.    None of the Purchased Asset Documents has any marks or notations indicating that it has been sold, assigned, pledged, encumbered or otherwise conveyed to any Person other than Buyer. If any Purchased Asset Document requires the holder or transferee of the related Purchased Asset to be a qualified transferee, qualified institutional lender or qualified lender (however defined), Seller meets such requirement. Assuming that Buyer also meets such requirement, the assignment and pledge of such Purchased Asset to Buyer pursuant to the Repurchase Documents do not violate such Purchased Asset Document.        Seller and all Affiliates of Seller have sold and transferred all Servicing Rights with respect to the Purchased Assets to Buyer. At Buyer’s election at any time during the term of this Agreement, and, so long as no Default or Event of Default has occurred and is continuing, upon at least five (5) Business Days’ prior written notice thereof to Seller, Buyer may, at Seller’s sole cost and expense, complete and record any or all of the Blank

Assignment Documents as further evidence of Buyer’s ownership interest in the related Purchased Assets.

Section 7.11 Purchased Assets Acquired from Transferors. With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from a Transferor, (a) such Purchased Asset was acquired and transferred pursuant to a Purchase Agreement, (b) such Transferor received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (c) no such transfer was made for or on account of an antecedent debt owed by such Transferor to Seller or an Affiliate of Seller, (d) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code, (e) if Seller acquired the Purchased Asset from any of its Affiliates, Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by Seller and, if such Asset was acquired by an Affiliate of Seller from another Affiliate of Seller, the true sale of the purchase of the Asset by the Affiliate of Seller from the Transferor Affiliate, which opinions shall be in form and substance satisfactory to Buyer, and (f) if Seller acquired the Purchased Asset from any other Transferor, the representations and warranties made by such Transferor to Seller or such Affiliate in such Purchase Agreement, if any, are hereby incorporated herein mutatis mutandis and are hereby remade by Seller to Buyer on each date as of which they speak in such Purchase Agreement. If such Purchased Asset was acquired by Seller or such Affiliate of Seller via a Purchase Agreement and the related Transferor has therein granted a security interest in each such Purchased Asset to either Seller or such Affiliate, then Seller or such Affiliate has filed one or more UCC financing statements against the Transferor to perfect such security interest, assigned such financing statements in blank and delivered such blank assignments to Buyer or Custodian.

Section 7.12    Transfer and Security Interest.    The Repurchase Documents constitute a valid and effective transfer to Buyer of all right, title and interest of Seller in, to and under all Purchased Assets (together with all related Servicing Rights), free and clear of any Liens. With respect to the protective security interest granted by Seller in Section 11.01, upon the delivery of the Confirmations and the Purchased Asset Documents to Custodian, the execution and delivery of the Controlled Account Agreement and the filing of the UCC financing statements as provided herein, such security interest shall be a valid first priority perfected security interest to the extent such security interest can be perfected by possession, filing or control under the UCC. Upon receipt by Custodian of each Purchased Asset Document required to be endorsed in blank by Seller and payment by Buyer of the Purchase Price for the related Purchased Asset, Buyer shall either own such Purchased Asset and the related Purchased Asset Documents or have a valid first priority perfected security interest in such Purchased Asset Document. The Purchased Assets constitute the following, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, uncertificated security, securities account, or security entitlement. Seller has not sold, assigned, pledged, granted a security interest in, encumbered or otherwise conveyed any of the Purchased Assets to any Person other than pursuant to the Repurchase Documents. Seller has not authorized the filing of and has no Knowledge of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

Section 7.13 No Broker. Neither Seller nor any Affiliate of Seller has dealt with any broker, investment banker, agent or other Person, except for Buyer or an Affiliate of Buyer, who may be entitled to any commission or compensation in connection with any Transaction.

Section 7.14 Interest Rate Protection Agreements. On the Purchase Date of any Hedge Required Asset, (a) Seller has entered into all Interest Rate Protection Agreements required under Section 8.10, (b) each such Interest Rate Protection Agreement is in full force and effect, (c) no termination event, default or event of default (however defined) exists thereunder, and (d) Seller has effectively assigned or pledged to Buyer all Seller’s rights (but none of its obligations) under such Interest Rate Protection Agreements, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on assignment or pledge of Seller required by the DCO or FCM.

Section 7.15    Separateness.    Seller is in compliance with the requirements of
Article 9.

Section 7.16    Investment Company Act. None of Seller, Pledgor or Guarantor is
required to be registered as, or is controlled by, an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act, or otherwise required to register thereunder. Seller is not relying on an exemption from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Section 7.17 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets is its chief executive office.

Section 7.18 Chief Executive Office; Jurisdiction of Organization. On the Closing Date, each of Seller’s and Pledgor’s chief executive office, is, and has been, located at 590 Madison Avenue, 34th Floor, New York, New York 10022. On the Closing Date, (x) Seller’s jurisdiction of organization is Delaware, (y) Pledgor’s jurisdiction of organization is Delaware, (z) Guarantor’s jurisdiction of organization is Delaware. Each of Seller and Pledgor shall provide Buyer with thirty (30) days advance notice of any change in its principal office or place of business or jurisdiction. None of Seller or Pledgor has a trade name. During the preceding five (5) years, neither Seller nor Pledgor has been known by or done business under any other name, corporate or fictitious.

Section 7.19 Anti-Money Laundering Laws and Anti-Corruption Laws. The operations of each of Seller, Sponsor and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to the best of its knowledge and belief) threatened against each of Seller and Guarantor or to the knowledge of Seller, Sponsor, or Guarantor, any Affiliates of Seller, Sponsor, or Guarantor.

Section 7.20 Sanctions. None of Seller, Sponsor, Guarantor, any Subsidiaries or Parents of Seller or Guarantor and, to the knowledge of Seller or Guarantor, no Affiliate of Seller, Sponsor, or Guarantor (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target, or (c) to the best knowledge of Seller, Sponsor, or Guarantor after due inquiry, is under investigation for an alleged breach of Sanctions by a Governmental Authority that enforces Sanctions. To Seller’s knowledge, no Investor is a Sanctioned Target.

Section 7.21 Beneficial Ownership Certification. The information included in each Beneficial Ownership Certification is true and correct in all respects, in each case as of the date of delivery.

ARTICLE 8 COVENANTS OF SELLER
From the date hereof until the Repurchase Obligations are indefeasibly paid in full and the Repurchase Documents are terminated, Seller shall perform and observe the following covenants, which shall be given independent effect (so that if a particular action or condition is prohibited by any covenant, the fact that it would be permitted by an exception to or be otherwise within the limitations of another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists):

Section 8.01 Existence; Governing Documents; Conduct of Business. Seller shall (a) preserve and maintain its legal existence, (b) qualify and remain qualified in good standing in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect, (c) comply with its Governing Documents, including all single purpose entity provisions, and (d) not modify, amend or terminate its Governing Documents or divide itself into two or more separate limited liability companies. Seller shall (a) continue to engage in the same (and no other) general lines of business as presently conducted by it, (b) maintain and preserve all of its material rights, privileges, licenses and franchises necessary for the operation of its business, and (c) maintain Seller’s status as a qualified transferee, qualified lender or any similar term (however defined) under the Purchased Asset Documents. Seller shall not (A) change its name, organizational number, tax identification number, fiscal year, method of accounting, identity, structure or jurisdiction of organization (or have more than one such jurisdiction), move the location of its principal place of business and chief executive office (as defined in the UCC) from the location referred to in Section 7.19, or (B) move, or consent to Custodian moving, the Purchased Asset Documents from the location thereof on the applicable Purchase Date for the related Purchased Asset, unless in each case Seller has given at least thirty (30) days prior notice to Buyer and has taken all actions required under the UCC to continue the first priority perfected security interest of Buyer in the Purchased Assets. Seller shall enter into each Transaction as principal.

Section 8.02 Compliance with Laws, Contractual Obligations and Repurchase Documents. Seller shall comply in all material respects with each and every Requirements of Law, including those relating to any Purchased Asset. No part of the proceeds of any Transaction shall be used for any purpose that violates Regulation T, U or X of the Board of

Governors of the Federal Reserve System. Seller shall maintain the Custodial Agreement and Controlled Account Agreement in full force and effect. Seller shall not directly or indirectly enter into any agreement that would be violated or breached by any Transaction or the performance by Seller of any Repurchase Document.

Section 8.03 Structural Changes. Seller shall not enter into any merger or consolidation, or adopt, file or effect a Division, or liquidate, wind up or dissolve, or sell all or substantially all of its assets or properties, divide itself into two or more limited liability companies, or permit any changes in the ownership of the Equity Interests of Seller, without the consent of Buyer. Seller shall ensure that all Equity Interests of Seller shall continue to be directly owned by the owner or owners thereof as of the date hereof. Seller shall ensure that neither the Equity Interests of Seller nor any property or assets of Seller shall be pledged to any Person other than Buyer. Seller shall not enter into any transaction with an Affiliate of Seller (other than the sale, assignment or other transfer of an Asset to an Affiliate with respect to a repurchased Purchased Asset or a proposed Purchased Asset which does not become subject to a Transaction) unless (a) Seller notifies Buyer of such transaction at least ten (10) days before entering into it, and (b) such transaction is on market and arm’s-length terms and conditions, as demonstrated in Seller’s notice.

Section 8.04 Protection of Buyer’s Interest in Purchased Assets. With respect to each Purchased Asset, Seller shall take all action necessary or required by the Repurchase Documents, the Purchased Asset Documents and each and every Requirements of Law, or requested by Buyer, to perfect, protect and more fully evidence the security interest granted in the Purchase Agreements and Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed (a) such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto, and (b) all documents necessary to both collaterally and absolutely and unconditionally assign all rights (but none of the obligations) of Seller under each Purchase Agreement, in each case as additional collateral security for the payment and performance of each of the Repurchase Obligations. Seller shall (a) not assign, sell, transfer, pledge, hypothecate, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien (other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document) on any Purchased Asset to or in favor of any Person other than Buyer, (b) defend the right, title and interest of Buyer in and to all Purchased Assets against the claims and demands of all Persons whomsoever. Notwithstanding the foregoing, (i) if Seller grants a Lien on any Purchased Asset in violation of this Section 8.04 or any other Repurchase Document, Seller shall defend such Purchased Asset against, and take such action as is necessary to remove, any such Lien, and be deemed to have simultaneously granted an equal and ratable Lien on such Purchased Asset in favor of Buyer to the extent such Lien has not already been granted to Buyer; provided, that such equal and ratable Lien shall not cure any resulting Event of Default. Seller shall not materially amend, modify, waive or terminate any provision of any Purchase Agreement or Servicing Agreement, and (ii) to the extent any additional limited liability company is formed by a Division of Seller (and without prejudice to Sections 8.01, 8.03 and 9.01 hereof), Seller shall cause any such Division LLC to assign, pledge and grant to Buyer, for no additional consideration, all of its assets, and shall cause any owner of each such Division LLC to pledge all of the Equity Interests and any rights in connection therewith of each such

Division LLC to Buyer, for no additional consideration, in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Equity Interests of Seller and any rights in connection therewith, in each case pursuant to the Pledge Agreement. Seller shall not, or permit any Servicer to make any Material Modification to any Purchased Asset or Purchased Asset Document, without the prior written consent of Buyer. Seller shall use appropriate documentation to evidence the interests granted to Buyer hereunder. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Custodian (or a bailee) on behalf of Buyer, together with endorsements required by Buyer.

Section 8.05 Actions of Seller Relating to Distributions, Indebtedness, Guarantee Obligations, Contractual Obligations, Investments and Liens. Seller shall not declare or make any payment on account of, or set apart assets for, a sinking or similar fund for the purchase, redemption, defeasance, retirement or other acquisition of any Equity Interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller. Seller shall not contract, create, incur, assume or permit to exist any Indebtedness, Guarantee Obligations, Contractual Obligations or Investments, except to the extent (a) arising or existing under the Repurchase Documents, (b) arising or existing pursuant to any Retained Interests, (c) existing as of the Closing Date, as referenced in the financial statements delivered to Buyer prior to the Closing Date, and any renewals, refinancings or extensions thereof in a principal amount not exceeding that outstanding as of the date of such renewal, refinancing or extension, (d) incurred after the Closing Date to originate or acquire Assets to provide funding with respect to Assets, or
(e)    related to Interest Rate Protection Agreements pursuant to Section 8.10 or entered into in order to manage risks related to Assets and (e) permitted by the terms of Section 9.01. Seller shall not (a) contract, create, incur, assume or permit to exist any Lien on or with respect to any of its property or assets (including the Purchased Assets) of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, other than, except with respect to any Purchased Asset, any Liens granted pursuant to a Repurchase Document, or (b) except as provided in the preceding clause (a), grant, allow or enter into any agreement or arrangement with any Person that prohibits or restricts or purports to prohibit or restrict the granting of any Lien on any of the foregoing.

Section 8.06 Maintenance of Property, Insurance and Records. Seller shall (a) keep all of its physical personal property, if any, useful and necessary in its business in good working order and condition, (b) maintain insurance on all its properties in accordance with customary and prudent practices of companies engaged in the same or a similar business, and (c) furnish to Buyer upon request information and certificates with respect to such insurance. Seller shall maintain and implement administrative and operating procedures (including the ability to recreate records evidencing the Purchased Assets if the original records are destroyed) and shall keep and maintain all documents, books, records and other information (including with respect to the Purchased Assets) that are reasonably necessary or advisable in the conduct of its business.

Section 8.07 Delivery of Income. Seller shall, or shall cause the Servicer to, irrevocably instruct and cause the Underlying Obligors under the Purchased Assets and all other applicable Persons to, remit all Income in respect of the Purchased Assets to Servicer for deposit by Servicer into the Servicer Account, and shall cause Servicer to transfer such Income into the Waterfall Account in accordance with Section 5.01 hereof on the day the related payments are due. If an Event of Default exists, or if any contrary instructions are delivered to any Underlying Obligor or any Underlying Obligor remits any Income to any other account, Buyer may, in addition to any other rights and remedies available to Buyer under the Repurchase Documents or at law or equity, complete the applicable Irrevocable Redirection Notices and deliver same to the Underlying Obligors to cause the Underlying Obligors under the Purchased Assets and all other applicable Persons to remit all Income in respect of the Purchased Assets to the Waterfall Account. To the extent delivered in accordance with the foregoing, Seller (a) shall, and shall cause each Servicer to comply with and enforce each Irrevocable Redirection Notice, (b) shall not amend, modify, waive, terminate or revoke any Irrevocable Redirection Notice without Buyer’s consent, and (c) shall take all reasonable steps to enforce each Irrevocable Redirection Notice. In connection with each principal payment or prepayment under a Purchased Asset, Seller shall provide or cause to be provided to Buyer and Servicer sufficient detail to enable Buyer and Servicer to identify the Purchased Asset to which such payment applies. If Seller receives any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Assets, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and immediately deliver the same to Buyer or its designee in the exact form received, together with duly executed instruments of transfer, stock powers or assignment in blank and such other documentation as Buyer shall reasonably request. If any Income is received by Seller, Pledgor, Guarantor or any Affiliate of Seller, Pledgor or Guarantor, Seller shall directly deposit such Income into the Waterfall Account within two (2) Business Days after receipt, and, until so paid or delivered, hold such Income in trust for Buyer, segregated from other funds of Seller.

Section 8.08 Delivery of Financial Statements and Other Information. Seller shall deliver the following to Buyer, as soon as available and in any event within the time periods specified:

(a)    within forty-five (45) days after the end of each of the first three (3) fiscal quarters of Guarantor, (i) the unaudited balance sheets of Guarantor as at the end of such period,
(ii) the related unaudited statements of income, retained earnings, stockholders equity and cash flows for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, and (iii) a Compliance Certificate;

(b)    within ninety (90) days after the end of each fiscal year of Guarantor, (i) the audited balance sheets of Guarantor as at the end of such fiscal year, (ii) the related statements of income, retained earnings and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, (iii) an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said financial statements fairly present the financial condition and results of operations of Guarantor as at the end of and for such fiscal year in accordance with GAAP, and (iv) a Compliance Certificate;

(c)    all reports submitted to Guarantor by independent certified public accountants in connection with each annual, interim or special audit of the books and records of and Guarantor made by such accountants, including any management letter commenting on and Guarantor’s internal controls;

(d)    with respect to each Purchased Asset and related Mortgaged Property serviced by a Servicer other than Wells Fargo Bank, National Association: (i) upon request by Buyer, but not more frequently than once per calendar quarter,, an asset management report produced by Seller with respect to the Purchased Assets in the ordinary course including property-level information, and (ii) no less frequently than once per calendar month, to the extent prepared by Seller, or received by Seller from any Underlying Obligor, any Servicer or from any other source, all remittance, servicing, operating and financial statements of Underlying Obligors, and all modifications or updates to the items contained in the Underwriting Package, which may be delivered to Buyer either in electronic or in physical format; provided that Seller uses reasonable efforts to require each Underlying Obligor to comply with the reporting requirements of the related Purchased Asset Documents;

(e)    all financial statements, reports, notices and other documents that Sponsor sends to holders of its Equity Interests or makes to or files with any Governmental Authority, promptly after the delivery or filing thereof;

(f)    any other material agreements, correspondence, documents or other information not included in an Underwriting Package which is related to Seller or the Purchased Assets, as soon as possible after the discovery thereof by Seller, Sponsor, any Intermediate Entity, Pledgor, Guarantor or any Affiliate of Seller, Sponsor, any Intermediate Entity, Pledgor or Guarantor, which may be delivered to Buyer either in electronic or in physical format; and

(g)    such other information regarding the financial condition, operations or business of Seller, Pledgor, Guarantor or any Underlying Obligor as Buyer may reasonably request including, without limitation, any such information that is otherwise necessary to allow Buyer to monitor compliance with the terms of the Repurchase Documents.

Documents required to be delivered pursuant to this Section 8.08 may be delivered by electronic communication (including email or otherwise) and if so delivered, shall be deemed to have been delivered on the date (i) on which the applicable party transmits such documents via email, (ii) on which the applicable party posts such documents, or provides a link thereto, on the applicable party’s website on the Internet at the website address listed on Annex 1 (which website address may be updated by Seller by notice to the Buyer), so long as Guarantor delivers email notice thereof to Buyer on the date of any such electronic posting of any such information, describing such posted materials in reasonable detail, together with an electronic link thereto, or (iii) on which such documents are posted on the applicable party’s behalf on an Internet or intranet website, if any, to which the Buyer has access (whether a commercial, third-party website or whether sponsored by the Buyer, so long as Guarantor delivers email notice thereof to Buyer on the date of any such electronic posting of any such information, describing such posted materials in reasonable detail, together with an electronic link thereto).

Section 8.09 Delivery of Notices. Seller shall immediately notify Buyer of the occurrence of any of the following of which Seller has Knowledge, together with a certificate of a Responsible Officer of Seller setting forth details of such occurrence and any action Seller has taken or proposes to take with respect thereto:

(a)    a Representation Breach or any MTM Representation being untrue or incorrect in any respect;

(b)    any of the following: (i) with respect to any Purchased Asset or related underlying Mortgaged Property: material change in market value, material loss or damage, material licensing or permit issues, violation of Requirements of Law, discharge of or damage from Materials of Environmental Concern or any other actual or expected event or change in circumstances that, with respect to each of the foregoing, could reasonably be expected to result in a default or material decline in value or cash flow, and (ii) with respect to Seller: violation of Requirements of Law, material decline in the value of Seller’s assets or properties, an Internal Control Event or other event or circumstance that, with respect to each of the foregoing, could reasonably be expected to have a Material Adverse Effect;

(c)    the existence of any Default, Event of Default or material default under or related to any Purchased Asset, any Purchased Asset Document, or any Indebtedness, Guarantee Obligation or Contractual Obligation of Seller;

(d)    the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Asset;

(e)    the establishment of a rating by any Rating Agency applicable to Seller, Pledgor, Guarantor or Sponsor and any downgrade in or withdrawal of such rating once established;

(f)    the commencement of, settlement of or material judgment in any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceedings before any Governmental Authority that (i) affects Seller, Pledgor, any Purchased Asset, the Pledged Collateral or any Mortgaged Property, (ii) has been disclosed in a public filing by Sponsor (whether required or voluntary) and affects Guarantor or Sponsor in an amount, individually or in the aggregate, that would be material if any such proceeding is decided adversely to such Person, (iii) questions or challenges the validity or enforceability of any Repurchase Document, Transaction, Purchased Asset or Purchased Asset Document, or (iv) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect;

(g)    each change in the location of its principal place of business and chief executive office, from the location referred to in Annex I; and

(h)    for each change in the Book Value of any Purchased Asset (but not more frequently than once in each calendar month), the amount of each such change, which notice shall also indicate the percentage of each such change (if any) caused by a change in credit spreads.

Section 8.10    Hedging. (a) With respect to each Purchased Asset that is a Hedge Required Asset, Seller shall enter into one or more one-hundred percent (100%) cash collateralized Interest Rate Protection Agreement(s) at the direction of and in a form acceptable to Buyer. Seller shall take such actions as Buyer deems necessary to perfect the security interest granted in each Interest Rate Protection Agreement (including any Cleared Swap) pursuant to Section 11.01, and shall assign or pledge to Buyer, which assignment or pledge shall (other than in the case of a Cleared Swap) be consented to in writing by each Hedge Counterparty, all of Seller’s rights (but none of the obligations) in, to and under each Interest Rate Protection Agreement, subject to, in the case of a Cleared Swap, (i) the rights, if any, of the related DCO and FCM and (ii) any limitation on assignment or pledge by Seller required by the DCO or FCM. Each Interest Rate Protection Agreement shall contain provisions acceptable to Buyer for additional credit support in the event the rating of any Rating Agency assigned to the Hedge Counterparty (other than an Affiliated Hedge Counterparty) is downgraded or withdrawn, in which event Seller shall ensure that such additional credit support is provided or promptly, subject to the approval of Buyer, enter into new Interest Rate Protection Agreements with respect to the related Purchased Assets with a replacement Hedge Counterparty.

(b)    Prior to the Purchase Date of the first Purchased Asset that is also a Hedge Required Asset, Seller shall establish the Hedge Account at the Deposit Account Bank. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a)) of the UCC) over the Hedge Account. Except as expressly set forth in this Section 8.10(b), Seller shall not have any right to withdraw amounts on deposit in the Hedge Account without the prior written consent of Buyer. With respect to any Interest Rate Protection Agreement entered into with respect to a Purchased Asset, Seller shall direct, in writing, the related Hedge Counterparty, or in the case of a Cleared Swap, the related FCM, to (i) make payment of all regularly scheduled payments and termination payments payable to Seller and (ii) deliver all collateral, including any variation margin payments, returned by the Hedge Counterparty to Seller with respect to such Interest Rate Protection Agreement into the Hedge Account. Prior to the occurrence of a Default or an Event of Default, Seller may withdraw from the Hedge Account any amounts representing Permitted Withdrawals. With respect to any Other Permitted Withdrawal, at least two (2) Business Days’ prior to the applicable withdrawal date, Seller shall deliver to Buyer written notice of its intent to make such Other Permitted Withdrawal which notice, at a minimum, provides evidence that the amounts remaining on deposit in the Hedge Account are at least equal to the aggregate amount of collateral, including any variation margin payments, returned by the related Hedge Counterparties to Seller (and not otherwise re-delivered to such Hedge Counterparties) that relate to Interest Rate Protection Agreements entered into by Seller with respect to Assets that remain Purchased Assets, and as soon as practicable thereafter any documentation related thereto reasonably requested by Buyer. Buyer shall have two (2) Business Days, from the later of (x) receipt of such notice or (y) receipt of any related documentation requested by Buyer, to notify Seller that, in Buyer's reasonable discretion, it has determined that the withdrawal is not an Other Permitted Withdrawal. In such event, Seller shall not be permitted to make such Other Permitted Withdrawal. If Buyer does not object to such Other Permitted Withdrawal within such two (2) Business Day period, Seller shall be permitted to withdraw from the Hedge Account any amounts representing the Other Permitted Withdrawal set forth in Seller's previously delivered notice. Notwithstanding anything set forth in this Section 8.10(b) to the contrary, all rights of Seller to withdraw amounts on deposit in the Hedge Account without Buyer’s prior written consent shall terminate upon the occurrence of any Default or Event of Default hereunder. Any withdrawal from the Hedge Account not in compliance with this Section 8.10(b) shall result in an Event of Default hereunder.

(c)    For the avoidance of doubt, to the extent amounts on deposit in the Hedge Account are not sufficient to satisfy collateral posting obligations owed by Seller to a Hedge Counterparty, Seller shall satisfy such obligations from amounts available to Seller from a source other than the Servicer Account or the Waterfall Account.

(d)    Following the occurrence of an Event of Default, Buyer shall have the right to apply all amounts on deposit in the Hedge Account to the outstanding Repurchase Obligations in such order and manner as Buyer determines in its discretion.

(e)    Promptly upon receipt, Seller shall deliver to Buyer a copy of each “daily statement” report from each applicable Hedge Counterparty and such other information reasonably requested by Buyer with respect to amounts required to be on deposit in the Hedge Account.

Section 8.11 Escrow Imbalance. Seller shall, no later than five (5) Business Days after learning of any material overdraw, deficit or imbalance in any escrow or reserve account relating to a Purchased Asset, correct and eliminate the same, including by depositing its own funds into such account.

Section 8.12 Pledge Agreement. Seller shall not take any direct or indirect action inconsistent with the Pledge Agreement or the security interest granted thereunder to Buyer in the Pledged Collateral. Seller shall not permit any additional Persons to acquire direct Equity Interests in Seller other than the direct Equity Interests owned by Pledgor and pledged to Buyer on the Closing Date, and Seller shall not permit any sales, assignments, pledges or transfers of the direct Equity Interests in Seller other than to Buyer.

Section 8.13 Taxes. Seller will continue to be a disregarded entity for U.S. federal income tax purposes. Other than as consented to by Buyer, the Sponsor shall operate its business in a manner not to prevent it from qualifying for status as a REIT under the Code and, from and after the date that the Sponsor’s election to qualify as a REIT under the Code is effective, the Sponsor shall maintain its status as, and election to be treated as, a REIT under the Code; provided that, the Sponsor shall elect to be taxed as a REIT under the Code commencing with its 2018 taxable year. Seller and Guarantor will each timely file all required federal tax returns and all other material tax returns, domestic and foreign, required to be filed by them and will timely pay all other material taxes (including mortgage recording taxes), assessments, fees, and other governmental charges (whether imposed with respect to their income or any of their properties or assets) which become due and payable, other than any such taxes, assessments, fees, or other governmental charges that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves are established in accordance with GAAP. Seller will provide Buyer with written notice of any material suit or claim relating to any such taxes, whether pending or, to the Knowledge of Seller, threatened in writing by any Governmental Authority.

Section 8.14 Management Internalization. Seller shall not permit Guarantor or Sponsor to internalize its management without Buyer’s prior written approval, which shall not be unreasonably withheld.

Section 8.15 Transaction with Affiliates. Seller will not, directly or indirectly,
(i)    make any investment in an Affiliate (whether by means of share purchase; capital contribution; loan, advance or any other extension of credit, including repurchase agreements, securities lending transactions or any transaction involving a Derivatives Contract; deposit, or otherwise including any agreement or commitment to enter into any of the foregoing) or (ii) transfer, sell, lease, assign or otherwise dispose of any tangible or intangible property to an Affiliate or enter into any other transaction, directly or indirectly, with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate) except, in each case, in compliance with the Repurchase Documents, the Investment Company Act and any other Requirements of Law.

Section 8.16 Anti-Corruption Laws, Anti-Money Laundering Laws and
Sanctions.

(a)    The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b)    Seller, Sponsor, each Intermediate Entity and Guarantor shall each (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c)    The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller, Sponsor, any Intermediate Entity or Guarantor or to the knowledge of Seller, Sponsor, any Intermediate Entity or Guarantor, any Affiliates of Seller, Sponsor, any Intermediate Entity or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d)    With respect to the Purchased Assets that were originated by Seller or any Affiliate of Seller, Seller has conducted the customer identification and customer due diligence required in connection with the origination of each Purchased Asset for purposes of complying with all Anti-Money Laundering Laws, and will maintain sufficient information to identify each such customer for purposes of such Anti-Money Laundering Laws.

Section 8.17    Compliance with Sanctions.    The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available; (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any Sanctions. Seller, Sponsor, each Intermediate Entity or Guarantor shall notify the Buyer in writing not more than three (3) Business Days after becoming aware of any breach of Section 7.20 or this Section 8.17.

Section 8.18 Additional Sellers. Subject to the terms and conditions of this Agreement and the other Repurchase Documents, including the separateness provisions set forth in Article 9, Pledgor may from time to time form additional Subsidiaries in order to become additional Sellers hereunder and, in each case, the initial Seller hereunder shall, within ten (10) days after such formation, (a) notify Buyer of such formation, (b) cause Pledgor to pledge in favor of Buyer all of the Equity Interests held by Pledgor in each such Subsidiary and take all such further action as Buyer shall deem reasonably necessary or advisable (including the execution of financing statements and any additional security agreements or amendments thereto) in order to effect and perfect such pledge, (c) cause such Subsidiary of Pledgor to deliver to Buyer a properly completed and duly executed Additional Seller Joinder Agreement, (d) deliver fully-executed joinder agreements relating to such additional Seller’s joinder to the Custodial Agreement, the Servicing Agreement, the Fee Letter and the Controlled Account Agreement, and cause the additional Seller to execute and deliver a new Power of Attorney to Buyer, (e) provide updated copies to Buyer of each of the legal opinions delivered to Buyer on the Closing Date, and (f) deliver to Buyer copies of all lien searches and authorizing documentation required by Buyer, including secretary’s certificates and resolutions, together with a new Compliance Certificate reflecting and confirming the addition of such Subsidiary as an additional Seller hereunder. Thereafter, upon the subsequent delivery of written notice from Buyer to the initial Seller that the related proposed additional Seller has satisfied all of Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence, the proposed additional Seller shall be a Seller hereunder.

Section 8.19 Beneficial Ownership. To the extent that Seller is a “legal entity customer” under the Beneficial Ownership Regulation, Seller shall promptly give notice to Buyer of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and shall promptly deliver an updated Beneficial Ownership Certification to Buyer.

ARTICLE 9 SINGLE-PURPOSE ENTITY
Section 9.01 Covenants Applicable to Seller. Seller shall (a) own no assets, and shall not engage in any business, other than (i) the assets and transactions specifically contemplated by this Agreement and any other Repurchase Document and (ii) any assets that are either (Y) intended to be sold to Buyer pursuant to a Transaction hereunder but not actually sold to Buyer hereunder, or (Z) actually sold to Buyer pursuant to a Transaction hereunder but subsequently repurchased by Seller from Buyer in accordance with this Agreement so long as, in either such case, Seller fully divests itself from the related asset within ten (10) Business Days from, as appropriate, either the date that Buyer notifies Seller that the related proposed transaction was not approved by Buyer or the related asset was repurchased by Seller in accordance with this Agreement; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (I) with respect to the Purchased Asset Documents and the Retained Interests, (II) commitments to make loans which may become Eligible Assets, (III) unsecured trade payables not to exceed $250,000 incurred in the ordinary course of business, and (IV) as otherwise permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, in each case other than in connection with the origination or acquisition of Assets for purchase or intended for purchase under the Repurchase Documents; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9;
(g)    maintain all of its books, records and bank accounts separate from those of any other Person;
(h)    maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that Seller’s assets may be included in a consolidated financial statement of its Affiliate provided that (I) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Seller from such Affiliate and to indicate that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on Seller’s own separate balance sheet; (i) file its own tax returns separate from those of any other Person, except to the extent that Seller is treated as a “disregarded entity” for tax purposes or is otherwise not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any holder of direct or indirect Equity Interests in Seller to make any additional capital contributions to Seller; (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), nor shall Seller adopt, file, or effect a Division; (m) not commingle its funds or other assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person; (o) not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available pay the obligations of any other Person; (p) not, without the prior unanimous written consent of all of its Independent Directors or Independent Managers, take any Insolvency Action; (q) (I) have at all times at least one (1) Independent Director or Independent Manager whose vote is required to take any Insolvency Action, and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Seller; (r) have Governing Documents that provide that for so long as any Repurchase Obligations remain outstanding, (I) the Independent Manager or Independent Director may be removed only for Cause, (II) that Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager, (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Seller, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (IV) that, except for duties to Seller as set forth in the immediately preceding clause and subject to applicable law (including duties to the holders of the Equity Interests in Seller or Seller’s respective creditors solely to the extent of their respective economic interests in Seller, but excluding (A) all other interests of the holders of the Equity Interests in Seller, (B) the interests of other Affiliates of Seller, and (C) the interests of any group of Affiliates of which Seller is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Seller, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (s) except for capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of Seller, not enter into any transaction with an Affiliate of Seller except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction;(t)    maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (u) use separate stationary, invoices and checks bearing its own name; (v) allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including for shared office space and for services performed by an employee of an Affiliate; (w) not pledge its assets to secure the obligations of any other Person; and (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity. Seller has complied with the covenants set forth in this Section 9.01 since the date of its formation.

Section 9.02 Covenants Applicable to Pledgor. Pledgor shall, and Seller shall ensure that Pledgor shall, (a) own no assets other than its Equity Interest in Seller, and shall not engage in any business other than acting as a member of Seller and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (b) not incur any Indebtedness or other obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), except as otherwise expressly permitted under this Agreement; (c) not make any loans or advances to any Affiliate or any other Person and shall not acquire obligations or securities of its Affiliates, other than with respect to its Equity Interest in Seller; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (e) comply with the provisions of its Governing Documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and shall not amend, modify, waive provisions of or otherwise change its Governing Documents with respect to the matters set forth in this Article 9; (g) maintain all of its books, records and bank accounts separate from those of any other Person; (h) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; provided, however, that the Pledgor’s assets may be included in a consolidated financial statement of its

Affiliate provided that (I) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of Pledgor from such Affiliate and to indicate that Pledgor’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and (II) such assets shall also be listed on the Pledgor’s own separate balance sheet; (i) file its own tax returns separate from those of any other Person, except to the extent that Pledgor is treated as a “disregarded entity” for tax purposes or is otherwise not required to file tax returns under Requirements of Law; (j) be, and at all times shall hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division of the other; (k) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations and shall remain Solvent, provided that the foregoing shall not require any holder of direct or indirect Equity Interests in Pledgor to make any additional capital contributions to Pledgor; (l) to the fullest extent permitted by law, not engage in or suffer any Change of Control, dissolution, winding up, liquidation, consolidation, division or merger in whole or in part or convey or transfer all or substantially all of its properties and assets to any Person (except as contemplated herein), nor shall Pledgor adopt, file or effect a Division; (m) not commingle its funds or other assets with those of any Affiliate or any other Person; (n) maintain its properties, assets and accounts separate from those of any Affiliate or any other Person; (o) except as contemplated by the Pledge Agreement with respect to Seller, not guarantee any obligation of any Person, including any Affiliate, become obligated for the debts of any other Person, or hold out its credit or assets as being available to pay the obligations of any other Person; (p) not, without the prior unanimous written consent of all of its Independent Directors, take any Insolvency Action; (q) (I) have at all times at least one Independent Director or Independent Manager whose vote is required to take any Insolvency Action and (II) provide Buyer with up-to-date contact information for each such Independent Director or Independent Manager and a copy of the agreement pursuant to which such Independent Director or Independent Manager consents to and serves as an “Independent Director” or “Independent Manager” for Pledgor; (r) have Governing Documents that provide (I) that the Independent Manager or Independent Director may be removed only for Cause; (II) Buyer be given at least five (5) Business Days prior notice of the removal and/or replacement of any Independent Director or Independent Manager, together with the name and contact information of the replacement Independent Director or Independent Manager and evidence of the replacement’s satisfaction of the definition of Independent Director or Independent Manager and (III) that, to the fullest extent permitted by law, and notwithstanding any duty otherwise existing at law or in equity, any Independent Director or Independent Manager shall consider only the interests of Pledgor, including its respective creditors, in acting or otherwise voting on the Insolvency Action, and (IV) that, except for duties to Pledgor as set forth in the immediately preceding clause and subject to applicable law (including duties to the holders of the Equity Interests in Pledgor or Pledgor’s respective creditors solely to the extent of their respective economic interests in Pledgor, but excluding (A) all other interests of the holders of the Equity Interests in Pledgor, (B) the interests of other Affiliates of Pledgor, and (C) the interests of any group of Affiliates of which Pledgor is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the holders of the Equity Interests in Pledgor, any officer or any other Person bound by the Governing Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing; (s) except for capital contributions or capital distributions permitted under the terms and conditions of its Governing Documents and properly reflected on the books and records of Pledgor, not enter into any transaction with an Affiliate of the Pledgor except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction; (t) maintain a sufficient number of employees in light of contemplated business operations and pay the salaries of its own employees, if any, only from its own funds; (u) use separate stationary, invoices and checks bearing its own name; (v) allocate fairly and reasonably any overhead for shared office space and for services performed by an employee of an Affiliate; (w) except as contemplated by the

Pledge Agreement with respect to Seller, not pledge its assets to secure the obligations of any other Person; and (x) not form, acquire or hold any Subsidiary or own any Equity Interest in any other entity, except for its Equity Interest in Seller. Pledgor has complied with the covenants set forth in this Section 9.02 since the date of its formation.

Section 9.03 Additional Covenants Applicable to Seller and Pledgor. Seller and Pledgor shall, and Seller shall ensure that Pledgor shall: (i) be a Delaware limited liability company, (ii) have at least one Independent Director or Independent Manager serving as manager of such company, (iii) not take any Insolvency Action and shall not cause or permit the members or managers of such entity to take any Insolvency Action, either with respect to itself or, if the company is a Pledgor, with respect to Seller, in each case unless all of its Independent Director(s) or Independent Manager(s) then serving as managers of the company shall have consented in writing to such action (directly or indirectly), and (iv) have either (A) a member which owns no economic interest in the company, has signed the company’s limited liability company agreement and has no obligation to make capital contributions to the company, or (B) one natural person or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the resignation or dissolution of the last remaining member of the company.

ARTICLE 10

EVENTS OF DEFAULT AND REMEDIES

Section 10.01 Events of Default. Each of the following events shall be an “Event of Default”:

(a)    Seller fails to make a payment of (i) Margin Deficit subject to a Margin
Call or Repurchase Price (other than Price Differential) when due, whether by acceleration or otherwise (including, if applicable, any Future Funding Amounts related to a Future Funding Transaction), (ii) Price Differential; provided, however, no more than two (2) times during any twelve (12) month period, Seller may cure such failure within one (1) Business Day of such failure if the funds were available in the Waterfall Account when due and such failure arose solely by reason of an error or omission of an administrative or operational nature, or (iii) any fee or other amount when due, in each case under the Repurchase Documents;

(b)    Seller fails to observe or perform in any material respect any other Repurchase Obligation of Seller under the Repurchase Documents or Purchased Asset Documents to which Seller is a party, and (except in the case of a failure to perform or observe the Repurchase Obligations of Seller under Section 8.04 and 18.07(a)) such failure continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; provided, however, in the case of any such failure to observe or perform (other than with respect to the obligations set forth in Sections 8.04, 8.07, 18.07(a) or the first sentence of Section 8.02) that is susceptible to cure but cannot be cured within such five (5) Business Day period through the exercise of reasonable diligence, if Seller commences such cure within the initial five (5) Business Day period and diligently prosecutes same to completion, such five (5) Business Day period shall be extended for such additional period of time as may be reasonably necessary to cure same, but in no event shall such extended period exceed an additional fifteen (15) days;

(c)    any Representation Breach (other than a Representation Breach arising out of the representations and warranties set forth in Schedule 1) exists and continues unremedied for five (5) Business Days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller; provided, however, in the case of any such failure which is susceptible to cure but cannot be cured within such five (5) Business Day period through the exercise of reasonable diligence, if Seller commences such cure within the initial five (5) Business Day period and diligently prosecutes same to completion, such period shall be extended for such additional period of time as may be reasonably necessary to cure same, but in no event shall such extended period exceed an additional five (5) Business Days;

(d)    Seller, Pledgor, Sponsor or Guarantor defaults beyond any applicable grace period in paying any amount or performing any obligation which permits the acceleration of any Indebtedness, Guarantee Obligation or Contractual Obligation with an outstanding amount of at least $250,000 with respect to Seller or Pledgor, or the Materiality Threshold with respect to Guarantor or Sponsor;

(e)    Seller, Pledgor, Sponsor, Guarantor or any direct or indirect Subsidiary of Sponsor defaults beyond any applicable grace period in paying any amount or performing any obligation due to Buyer or any Affiliate of Buyer under any other financing, hedging, security or other agreement (other than under this Agreement) between Seller, Pledgor, Sponsor, Guarantor or any direct or indirect Subsidiary of Sponsor and Buyer or any Affiliate of Buyer, including, without limitation, Guarantor’s obligations under the Guarantee Agreement;

(f)    an Insolvency Event occurs with respect to Seller, Pledgor, Guarantor or
Sponsor;

(g)    a Change of Control occurs;

(h)    a final judgment or judgments for the payment of money in excess of
$250,000 with respect to Seller or Pledgor, or the Materiality Threshold with respect to Guarantor or Sponsor in the aggregate is entered against Seller, Pledgor, Guarantor or Sponsor by one or more Governmental Authorities and the same is not satisfied, discharged (or provision has not been made for such discharge) or bonded, or a stay of execution thereof has not been procured, within thirty (30) days from the date of entry thereof;

(i)    a Governmental Authority takes any action to (i) condemn, seize or appropriate, or assume custody or control of, all or any substantial part of the property of Seller,(ii) displace the management of Seller or curtail its authority in the conduct of the business of Seller or (iii) terminate the activities of Seller as contemplated by the Repurchase Documents, and in each case such action is not discontinued or stayed within thirty (30) days;

(j)    Seller, Pledgor, Guarantor or Sponsor admits that it is not Solvent or is not able or not willing to perform any of its Repurchase Obligations, Contractual Obligations, Guarantee Obligations, Capital Lease Obligations or Off-Balance Sheet Obligations;

(k)    any provision of the Repurchase Documents, any right or remedy of Buyer or obligation, covenant, agreement or duty of Seller thereunder, or any Lien, security interest or control granted under or in connection with the Repurchase Documents, Pledged Collateral or Purchased Assets terminates, is declared null and void, ceases to be valid and effective, ceases to be the legal, valid, binding and enforceable obligation of Seller or any other Person, or the validity, effectiveness, binding nature or enforceability thereof is contested, challenged, denied or repudiated by Seller or any Affiliate thereof, in each case directly, indirectly, in whole or in part, except that, solely with respect to the Purchased Assets, Seller shall have a period of three (3) Business Days from the date of each such violation to either repurchase the related Purchased Asset from Buyer pursuant to Section 3.04 or cure the related breach, as such cure is determined by Buyer;

(l)    Buyer ceases for any reason to have a valid and perfected first priority security interest in any Purchased Asset or any Pledged Collateral, except that Seller or Pledgor, as appropriate, shall have a period of three (3) Business Days from the date of each such violation to cure the related breach, as such cure is determined by Buyer (which may be satisfied by repurchase of the related Purchased Asset, if applicable, within such time period);

(m)    Seller, Pledgor or Guarantor is required to register as an “investment company” (as defined in the Investment Company Act) or the arrangements contemplated by the Repurchase Documents shall require registration of Seller, Pledgor or Guarantor as an “investment company”;

(n)    Seller, Pledgor, Sponsor or Guarantor engages in any conduct or action where Buyer’s prior consent is required by any Repurchase Document and Seller, Pledgor, Sponsor or Guarantor fails to obtain such consent;

(o)    Seller, Servicer, any Underlying Obligor or any other Person fails to deposit to the Waterfall Account all Income and other amounts as required by Section 5.01 and other provisions of this Agreement when due, or the occurrence of a Servicer Event of Default; provided that no Event of Default shall occur under this clause (o) if such failure or Servicer Event of Default is cured within (x) in the case of any failure to deposit amounts in accordance with Section 5.01, one (1) Business Day after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller, and (y) in the case of any other Servicer Event of Default, thirty (30) days after the earlier of receipt of notice thereof from Buyer or the discovery of such failure by Seller;

(p)    Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein are qualified or limited by reference to the status of Guarantor as a “going concern” or a reference of similar import, other than a qualification or limitation expressly related to Buyer’s rights in the Purchased Assets;

(q)    any termination event, default or event of default (however defined) shall have occurred with respect to Seller under any Interest Rate Protection Agreement and either (i) same is not cured or (ii) a replacement Interest Rate Protection Agreement acceptable to Buyer in its sole discretion has not been entered into and assigned to Buyer, in each case on or before the date that is three (3) Business Days after the occurrence of any such event; or Guarantor breaches any of the obligations, covenants, terms or conditions set forth in the Guarantee Agreement;

(r)    any Material Modification is made to any Purchased Asset or any Purchased Asset Document without the prior written consent of Buyer; provided that Seller shall have one opportunity to cure a breach of this clause (r) by repurchasing the related Purchased Asset for the full Repurchase Price therefor pursuant to Section 3.04 within ten (10) Business Days of the date of the related Material Modification; and

(s)    Seller adopts, files, or effects a Division.

Section 10.02 Remedies of Buyer as Owner of the Purchased Assets. If an Event of Default exists, at the option of Buyer, exercised by notice to Seller (which option shall be deemed to be exercised, even if no notice is given, automatically and immediately upon the occurrence of an Event of Default under Section 10.01(f)), the Repurchase Date for all Purchased Assets shall be deemed automatically and immediately to occur (the date on which such option is exercised or deemed to be exercised, the “Accelerated Repurchase Date”). If Buyer exercises or is deemed to have exercised the foregoing option:

(a)    All Repurchase Obligations shall become immediately due and payable on and as of the Accelerated Repurchase Date and Buyer may, upon the delivery of notice thereof to Seller, terminate this Agreement, except provisions of this Agreement which by their terms survive any such termination of the Agreement or the transactions contemplated hereby.

(b)    All Income in the Waterfall Account and the Servicer Account related to each Purchased Asset other than any Purchased Asset specific escrow accounts, together with all Income paid after the Accelerated Repurchase Date, shall be retained by Buyer and applied in accordance with Article 5.

(c)    Buyer may complete any assignments, allonges, endorsements, powers or other documents or instruments executed in blank and otherwise obtain physical possession of all Purchased Asset Documents and all other instruments, certificates and documents then held by or on behalf of Custodian under the Custodial Agreement. Buyer may obtain physical possession of all Servicing Files, Servicing Agreements and other files and records of Seller or any Servicer. Seller shall deliver to Buyer such assignments and other documents with respect thereto as Buyer shall request.

(d)    Buyer may immediately, at any time, and from time to time, exercise either of the following remedies with respect to any or all of the Purchased Assets: (i) sell such Purchased Assets on a servicing-released basis and/or without providing any representations and warranties on an “as-is where is” basis, in a recognized market and by means of a public or private sale at such price or prices as Buyer accepts, and apply the net proceeds thereof in accordance with Article 5, or (ii) retain such Purchased Assets and give Seller credit against the Repurchase Price for such Purchased Assets (or if the amount of such credit exceeds the Repurchase Price for such Purchased Assets, to credit against Repurchase Obligations due and any other amounts (without duplication) then owing to Buyer by any other Person pursuant to any Repurchase Document, in such order and in such amounts as determined by Buyer), in an amount equal to the Market Value (determined without giving effect to the second proviso in the definition of “Market Value” hereunder with regard to determining Market Value to be zero) of such Purchased Assets on the date of the related Event of Default. Until such time as Buyer exercises either such remedy with respect to a Purchased Asset, Buyer may hold such Purchased Asset for its own account and retain all Income with respect thereto.

(e)    The Parties agree that the Purchased Assets are of such a nature that they may decline rapidly in value, and may not have a ready or liquid market. Accordingly, Buyer shall not be required to sell more than one Purchased Asset on a particular Business Day, to the same purchaser or in the same manner. Buyer may determine whether, when and in what manner a Purchased Asset shall be sold, it being agreed that both a good faith public and a good faith private sale shall be deemed to be commercially reasonable. Buyer shall not be required to give notice to Seller or any other Person prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, Buyer shall give notice to Seller of the remedies exercised by Buyer promptly thereafter.

(f)    Seller shall be liable to Buyer for (i) any amount by which the Repurchase Obligations due to Buyer exceed the aggregate of the net proceeds and credits referred to in the preceding clause (d), (ii) the amount of all actual out-of-pocket expenses, including reasonable legal fees and expenses, actually incurred by Buyer in connection with or as a consequence of an Event of Default, (iii) any costs and losses payable under Section 12.03, and (iv) any other actual loss, damage, cost or expense resulting from the occurrence of an Event of Default.

(g)    Buyer shall be entitled to an injunction, an order of specific performance or other equitable relief to compel Seller to fulfill any of its obligations as set forth in the Repurchase Documents, including this Article 10, if Seller fails or refuses to perform its obligations as set forth herein or therein.

(h)    Seller hereby appoints Buyer as attorney-in-fact of Seller for purposes of carrying out the Repurchase Documents, including executing, endorsing and recording any instruments or documents and taking any other actions that Buyer deems necessary or advisable to accomplish such purposes, which appointment is coupled with an interest and is irrevocable.

(i)    Buyer may, without prior notice to Seller, exercise any or all of its set-off rights including those set forth in Section 18.16 and pursuant to any other Repurchase Document.

This Section 10.02(i) shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer is at any time otherwise entitled.

(j)    All rights and remedies of Buyer under the Repurchase Documents, including those set forth in Section 18.16, are cumulative and not exclusive of any other rights or remedies that Buyer may have and may be exercised at any time when an Event of Default exists. Such rights and remedies may be enforced without prior judicial process or hearing. Seller agrees that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length. Seller hereby expressly waives any defenses Seller might have to require Buyer to enforce its rights by judicial process or otherwise arising from the use of nonjudicial process, disposition of any or all of the Purchased Assets, or any other election of remedies.

ARTICLE 11
SECURITY INTEREST

Section 11.01 Grant. Buyer and Seller intend that the Transactions be sales to
Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, to preserve and protect Buyer’s rights with respect to the Purchased Assets and under the Repurchase Documents if any Governmental Authority recharacterizes any Transaction with respect to a Purchased Asset as other than a sale, and as security for Seller’s performance of the Repurchase Obligations, Seller hereby grants to Buyer a present Lien on and security interest in all of the right, title and interest of Seller in, to and under (i) the Purchased Assets (which for this purpose shall be deemed to include the items described in clause (B) of the proviso in the definition thereof), and (ii) each Interest Rate Protection Agreement with each Hedge Counterparty relating to each Purchased Asset, and the transfer of the Purchased Assets to Buyer shall be deemed to constitute and confirm such grant, to secure the payment and performance of the Repurchase Obligations (including the obligation of Seller to pay the Repurchase Price, or if the related Transaction is recharacterized as a loan, to repay such loan for the Repurchase Price).

Section 11.02 Effect of Grant. If any circumstance described in Section 11.01 occurs, (a) this Agreement shall also be deemed to be a security agreement as defined in the UCC, (b) Buyer shall have all of the rights and remedies provided to a secured party by Requirements of Law (including the rights and remedies of a secured party under the UCC and the right to set off any mutual debt and claim) and under any other agreement between Buyer and Seller or between any Affiliated Hedge Counterparty and Seller, (c) without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of the Repurchase Obligations, without prejudice to Buyer’s right to recover any deficiency, (d) the possession by Buyer or any of its agents, including Custodian, of the Purchased Asset Documents, the Purchased Assets and such other items of property as constitute instruments, money, negotiable documents, securities or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting such security interest under the UCC and Requirements of Law, and (e) notifications to Persons (other than Buyer) holding such property, and acknowledgments, receipts or confirmations from Persons (other than Buyer) holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Requirements of Law. The security interest of Buyer granted herein shall be, and Seller hereby represents and warrants to Buyer and to all other Affiliated Hedge Counterparties that it is, a first priority perfected security interest. For the avoidance of doubt, (i) each Purchased Asset and each Interest Rate Protection Agreement relating to a Purchased Asset secures the Repurchase Obligations of Seller with respect to all other Transactions and all other Purchased Assets, including any Purchased Assets that are junior in priority to the Purchased Asset in question, and (ii)    if an Event of Default exists, no Purchased Asset or Interest Rate Protection Agreement relating to a Purchased Asset will be released from Buyer’s Lien or transferred to Seller until the Repurchase Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Repurchase Obligations shall be full recourse to Seller.

Section 11.03 Seller to Remain Liable. Buyer and Seller agree that the grant of a security interest under this Article 11 shall not constitute or result in the creation or assumption by Buyer of any Retained Interest or other obligation of Seller or any other Person in connection with any Purchased Asset, or any Interest Rate Protection Agreement whether or not Buyer exercises any right with respect thereto. Seller shall remain liable under the Purchased Assets, each Interest Rate Protection Agreement and the Purchased Asset Documents to perform all of Seller’s duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed.

Section 11.04 Waiver of Certain Laws. Seller agrees, to the extent permitted by Requirements of Law, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Assets may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and Seller, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Assets or Interest Rate Protection Agreement relating to a Purchased Asset marshaled upon any such sale, and agrees that Buyer or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Assets and each Interest Rate Protection Agreement relating to a Purchased Asset as an entirety or in such parcels as Buyer or such court may determine.

ARTICLE 12

INCREASED COSTS; CAPITAL ADEQUACY

Section 12.01 Benchmark Replacement; Market Disruption.

(a)    Benchmark    Replacement    for    LIBOR    Based    Transactions. Notwithstanding anything to the contrary herein or in any other Repurchase Document, ~~if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related~~

~~Benchmark Replacement~~with respect to any LIBOR Based Transaction, if the USD LIBOR Transition Date ~~have~~has occurred prior to the LIBOR Reference Time in respect of any ~~determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Repurchase Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date~~setting of USD LIBOR for any Pricing Period of such LIBOR Based Transaction, then such LIBOR Based Transaction shall be permanently converted to being a SOFR Based Transaction as of the first day of such Pricing Period (such conversion, a “Rate Conversion”) without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document~~. If the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m.~~ (such date on which the ~~fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller~~LIBOR Based Transactions are converted to SOFR Based Transactions, the “Rate Conversion Effective Date”); provided, that except as otherwise expressly specified in any Confirmation (or amended and restated Confirmation) entered into by Buyer and Seller following the Third Amendment Effective Date, from and after the Rate Conversion Effective Date, the Pricing Margin (as in effect immediately prior to the effectiveness of such Rate Conversion) for each such converted Transaction shall be increased by an amount equal to the SOFR Adjustment without any amendment to ~~this Agreement or any other Repurchase Document~~, or further action or consent of ~~Seller or~~ any other party to, this Agreement or any other Repurchase Document.

(b)     Benchmark Replacement for SOFR Based Transactions. Notwithstanding anything to the contrary herein or in any other Repurchase Document, with respect to any SOFR Based Transaction, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark (as determined pursuant to clause (B) and/or clause (C) of such definition, as applicable), then the Benchmark Replacement will replace the then-current Benchmark (as determined pursuant to clause (B) and/or clause (C) of such definition, applicable) with respect to each affected SOFR Based Transaction for all purposes hereunder or under any Repurchase Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document.

(c)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement or any Rate Conversion, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.

(~~c~~d) Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) the implementation of any ~~occurrence of a~~ Benchmark ~~Transition Event or an Early Opt-in Election~~Replacement or Rate Conversion, as applicable, and ~~its related Benchmark Replacement Date,~~ (ii) the ~~implementation of any Benchmark Replacement, (iii) the~~ effectiveness of any Benchmark Replacement Conforming Changes ~~and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below~~. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document. Any notice of Rate Conversion delivered by Buyer as described in the preceding clause (~~d~~i)     shall specify the Applicable SOFR designated by Buyer with respect to each such converted Transaction, which designation shall be conclusive and binding on Seller for all purposes of this Agreement.

(e) Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event ~~or an Early Opt-in Election~~), adequate and reasonable means do not exist for ascertaining ~~the then-~~any applicable current Benchmark for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the ~~Benchmark portion of the~~ Pricing Rate for such Pricing Period with respect to each Transaction based on such Benchmark, and for all subsequent Pricing Periods for Transactions based on such Benchmark until such notice has been withdrawn by Buyer, shall be the ~~Benchmark Replacement determined~~sum of (i) an alternate benchmark rate that has been selected by Buyer ~~pursuant to clause~~, (~~3~~ii) ~~of the definition of “Benchmark Replacement”. For the avoidance of doubt, nothing contained in this Section 12.01 shall be construed to eliminate, replace or otherwise affect the Pricing Margin portion of the Pricing Rate calculation, which Pricing Margin shall continue to apply and b~~e ~~calculated as part of the Pricing Rate regardless of the applicable Benchmark.~~

~~(e) London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Buyer to notify Seller of such Benchmark Transition Event pursuant~~ to ~~clause (c) of this Section 12.01 shall be deemed satisfied~~the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin.

In exercising its rights and remedies under this Section 12.01, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets..

Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Facility Termination Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the ~~Benchmark Replacement determined~~sum of (i) an alternate benchmark rate that has been selected by Buyer ~~pursuant to clause~~, (~~3~~ii) ~~of~~ the ~~definition of “Benchmark Replacement”~~spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and (iii) the applicable Pricing Margin, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.02, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement or Rate Conversion for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03    shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.

Section 12.04 Increased Costs. If the adoption of, or any change in, any Requirements of Law or in the interpretation or application thereof by any Governmental Authority, or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made after the date of this Agreement, shall: (a) subject Buyer to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” or (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, (b) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer, or (c) impose on Buyer (other than Taxes) any other condition; and the result of any of the preceding clauses (a), (b) and (c) is to increase the cost to Buyer, by an amount that Buyer deems to be material, of entering into, continuing or maintaining Transactions, or to reduce any amount receivable under the Repurchase Documents in respect thereof, then, in any such case, upon not less than thirty (30) days’ prior written notice to Seller, Seller shall pay to Buyer such additional amount or amounts as reasonably necessary to fully compensate Buyer for such increased cost or reduced amount receivable. In determining any additional amounts due under this Section 12.04, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

Section 12.05 Capital Adequacy. If Buyer determines that any change in any Requirements of Law or internal policy regarding capital requirements has or would have the effect of reducing the rate of return on Buyer’s capital as a consequence of this Agreement or its obligations under the Transactions hereunder to a level below that which Buyer could have achieved but for such change in any Requirements of Law or internal policy (taking into consideration Buyer’s policies with respect to capital adequacy), then from time to time Seller will promptly upon demand pay to Buyer such additional amount or amounts as will compensate Buyer for any such reduction suffered. In determining any additional amounts due under this Section 12.05, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.

Section 12.06 Taxes.

(a)    Any and all payments by or on account of any obligation of Seller under any Repurchase Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of Seller) requires the deduction or withholding of any Tax from any such payment, then Seller shall make (or cause to be made) such deduction or withholding and shall timely pay (or cause to be timely paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 12.06) Buyer receives an amount equal to the sum it would have received had no such deduction or withholding been made in respect of such Indemnified Taxes.

(b)    Seller shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)    Seller shall indemnify Buyer, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 12.06) payable or paid by Buyer or required to be withheld or deducted from a payment to Buyer, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer shall be conclusive absent manifest error.

(d)    As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Section 12.06, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(e)    (i) If Buyer is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Repurchase Document, Buyer shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.06(e)(ii)(A), Section 12.06(e)(ii)(B) and Section 12.06(e)(ii)(D) below) shall not be required if in Buyer’s reasonable judgment such completion, execution or submission would subject Buyer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer.

(ii)    Without limiting the generality of the foregoing:

(A)    if Buyer is a U.S. Person, it shall deliver to Seller on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of IRS Form W-9 certifying that Buyer is exempt from U.S. federal backup withholding tax;

(B)    if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(I)    in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Repurchase Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Repurchase Document, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;

(III)    in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Buyer is not a “bank” within the meaning of section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(IV)    to the extent a Foreign Buyer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate or IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)    if Buyer is a Foreign Buyer, it shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by Seller) on or prior to the date on which Buyer becomes a Party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D)    if a payment made to Buyer under any Repurchase Document would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), Buyer shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer has complied with Buyer’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include all amendments made to FATCA after the date of this Agreement.

Buyer agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(f)    If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 12.06 (including by the payment of additional amounts pursuant to this Section 12.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 12.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 12.06(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 12.06(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 12.06(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 12.06(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)    For the avoidance of doubt, for purposes of this Section 12.06, the term “applicable law” includes FATCA.

Section 12.07 Payment and Survival of Obligations. Buyer may at any time send Seller a notice showing the calculation of any amounts payable pursuant to this Article 12, and Seller shall pay such amounts to Buyer within ten (10) Business Days after Seller receives such notice. Each Party’s obligations under this Article 12 shall survive any assignment of rights by, or the replacement of the Buyer, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Repurchase Document.

ARTICLE 13
INDEMNITY AND EXPENSES

Section 13.01 Indemnity.

(a)    Seller shall release, defend, indemnify and hold harmless Buyer, Affiliates of Buyer and its and their respective officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Person” and collectively the “Indemnified Persons”), against, and shall hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including reasonable legal fees, charges, and disbursements of any counsel for any such Indemnified Person and expenses), penalties or fines of any kind that may be imposed on, incurred by or asserted against any such Indemnified Person (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from or in connection with (i) the Repurchase Documents, the Purchased Asset Documents, the Purchased Assets, the Pledged Collateral, the Transactions, any Mortgaged Property or related property, or any action taken or omitted to be taken by any Indemnified Person in connection with or under any of the foregoing, or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of any Repurchase Document, any Transaction, any Purchased Asset, any Purchased Asset Document, or any Pledged Collateral, (ii) any claims, actions or damages by an Underlying Obligor or lessee with respect to a Purchased Asset, (iii) any violation or alleged violation of, non–compliance with or liability under any Requirements of Law, (iv) ownership of, Liens on, security interests in or the exercise of rights or remedies under any of the items referred to in the preceding clause (i), (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Mortgaged Property or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure by Seller to perform or comply with any Repurchase Document, Purchased Asset Document or Purchased Asset, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of any Mortgaged Property or Purchased Asset, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Repurchase Document, Purchased Asset or Mortgaged Property, (x) the execution, delivery, filing or recording of any Repurchase Document, Purchased Asset Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against any Purchased Asset or related Mortgaged Property under any Requirements of Law or any liability asserted against Buyer or any Indemnified Person with respect thereto, (xii) (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Mortgaged Property in violation of Environmental Law, (3) the failure to timely perform any Remedial Work required under the Purchased Asset Documents or pursuant to Environmental Law, (4) any past, present or future activity by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Mortgaged Property, in each case, in violation of Environmental Law, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Mortgaged Property by any Person or other source, whether related or unrelated to Seller or any Underlying Obligor, in each case, in violation of Environmental Law, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or failure to perform any obligations pursuant to any Repurchase Document or Purchased Asset Document relating to environmental matters in any way, or (xiii) Seller’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Section 13.01, that, in each case, results from anything whatsoever other than any Indemnified Person’s gross negligence or intentional misconduct, as determined by a court of competent jurisdiction pursuant to a final, non-appealable judgment. In any suit, proceeding or action brought by an Indemnified Person in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller shall defend, indemnify and hold such Indemnified Person harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor or Underlying Obligor arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or Underlying Obligor from Seller. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 13.01 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Seller, an Indemnified Person or any other Person or any Indemnified Person is otherwise a party thereto and whether or not any Transaction is entered into. This Section 13.01(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(b)    If for any reason the indemnification provided in this Section 13.01 is unavailable to the Indemnified Person or is insufficient to hold an Indemnified Person harmless, even though such Indemnified Person is entitled to indemnification under the express terms hereof, then Seller shall contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by such Indemnified Person on the one hand and Seller on the other hand, the relative fault of such Indemnified Person, and any other relevant equitable considerations.

(c)    An Indemnified Person may at any time send Seller a notice showing the calculation of Indemnified Amounts, and Seller shall pay such Indemnified Amounts to such Indemnified Person within ten (10) Business Days after Seller receives such notice. The obligations of Seller under this Section 13.01 shall apply (without duplication) to Eligible Assignees and Participants hereunder and survive the termination of this Agreement.

Section 13.02 Expenses. Seller shall promptly on demand pay to or as directed by Buyer all third-party out-of-pocket costs and expenses, including legal, accounting and advisory fees and expenses) incurred by Buyer in connection with (a) the development, evaluation, preparation, negotiation, execution, consummation, delivery and administration of, and any amendment, supplement or modification to, or extension, renewal or waiver of, the Repurchase Documents and the Transactions, (b) any Asset or Purchased Asset, including pre-purchase and/or ongoing due diligence, inspection, testing, review, recording, registration, travel custody, care, insurance or preservation, (c) the enforcement of the Repurchase Documents or the payment or performance by Seller of any Repurchase Obligations, and (d) any actual or attempted sale, exchange, enforcement, collection, compromise or settlement relating to the Purchased Assets.

ARTICLE 14 INTENT
Section 14.01 Safe Harbor Treatment. The Parties intend (a) for this Agreement and each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code (to the extent that a Transaction has a Repurchase Date not later than one (1)    year) after the date of transfer or may be repurchased on demand) and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments and transfers under this Agreement constitute transfers made by, to or for the benefit of a financial institution, financial participant or repo participant within the meaning of Section 546(e) or 546(f) of the Bankruptcy Code, (b) the Guarantee Agreement and the Pledge Agreement each constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that the Guarantee Agreement and the Pledge Agreement relate to a Transaction that has a Repurchase Date not later than one (1) year after the date of transfer or may be repurchased on demand, a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (c) that Buyer (for so long as Buyer is a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Section 555, 559, 561, 362(b)(6), 362(b)(7) or 362(b)(27) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement,” “securities contract” and a “master netting agreement,” including (x) the rights, set forth in Article 10 and in Sections 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 10 and Section 18.16 and in Sections 362(b)(6), 362(b)(7), 362(b)(27), 362(o) and 546 of the Bankruptcy Code.

Section 14.02 Liquidation. The Parties intend that Buyer’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any setoff and netting rights under Section 18.16 or any other remedies pursuant to Articles 10 and 11 and as otherwise provided in the Repurchase Documents is a contractual right to liquidate such Transactions as described in Sections 555, 559 and 561 of the Bankruptcy Code.

Section 14.03 Qualified Financial Contract. The Parties intend that if a Party is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 14.04 Netting Contract. The Parties acknowledge and agree that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

Section 14.05 Master Netting Agreement. The Parties intend that this Agreement, the Guarantee Agreement and the Pledge Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code.

ARTICLE 15

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The Parties acknowledge that they have been advised and understand that:

(a)    if one of the Parties is a broker or dealer registered with the Securities and Exchange Commission under Section 14 of the Exchange Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 do not protect the other Party with respect to any Transaction;

(b)    if one of the Parties is a government securities broker or a government securities dealer registered with the Securities and Exchange Commission under Section 14C of the Exchange Act, the Securities Investor Protection Act of 1970 will not provide protection to the other Party with respect to any Transaction;

(c)    if one of the Parties is a financial institution, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d)    if one of the Parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by or on behalf of the financial institution pursuant to any Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

ARTICLE 16
NO RELIANCE

Each Party acknowledges, represents and warrants to the other Party that, in connection with the negotiation of, entering into, and performance under, the Repurchase Documents and each Transaction:

(a)    It is not relying (for purposes of making any investment decision or otherwise) on any advice, counsel or representations (whether written or oral) of the other Party, other than the representations expressly set forth in the Repurchase Documents;

(b)    It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based on its own judgment and on any advice from such advisors as it has deemed necessary and not on any view expressed by the other Party;

(c)    It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Repurchase Documents and each Transaction and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d)    It is entering into the Repurchase Documents and each Transaction for the purposes of managing its borrowings or investments or hedging its underlying assets or liabilities and not for purposes of speculation;

(e)    It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other Party and has not given the other Party (directly or indirectly through any other Person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Repurchase Documents or any Transaction; and

(f)    No partnership or joint venture exists or will exist as a result of the Transactions or entering into and performing the Repurchase Documents.

ARTICLE 17 SERVICING
This Article 17 shall apply to all Purchased Assets.

Section 17.01 Servicing Rights.    Buyer is the owner of all Servicing Rights. Without limiting the generality of the foregoing, Buyer shall have the right to hire or otherwise engage any Person to service or sub-service all or part of the Purchased Assets, provided, however, that so long as no Event of Default has occurred and is continuing, Seller may designate one or more Servicers to be selected by Buyer, so long as each such Servicer is reasonably acceptable to Buyer, and each such Person shall have only such servicing obligations with respect to such Purchased Assets as are approved by Buyer. Notwithstanding the preceding sentence, Buyer agrees with Seller as follows with respect to the servicing of the Purchased Assets:

(a)    Each Servicer shall service the Purchased Assets on behalf of Buyer. Each Servicing Agreement shall contain provisions which are consistent with this Article 17 and must otherwise be in form and substance satisfactory to Buyer, it being understood that (i) in all cases where an Affiliate of Seller is the Servicer, the related Servicing Agreement shall be in the form approved by Buyer, and (ii) in all cases where Wells Fargo Bank, National Association is the Servicer, the related Servicing Agreement shall be in the form attached hereto as Exhibit I.

(b)    Unless they have previously done so, contemporaneously with the execution of this Agreement on the Closing Date, Buyer will enter into, and cause each Servicer to enter into, a Servicing Agreement. Each Servicing Agreement, where the Servicer is not Buyer or an Affiliate of Buyer shall automatically terminate on the 30th day following its execution and at the end of each thirty (30) day period thereafter unless, in each case, Buyer shall agree, by prior written notice to the related Servicer to be delivered on or before the Remittance Date immediately preceding each such scheduled termination date, to extend the termination date an additional thirty (30) days, which extension notice may be provided by email. Neither Seller nor the related Servicer may assign its rights or obligations under the related Servicing Agreement without the prior written consent of Buyer.

(c)    Notwithstanding that Buyer owns all Servicing Rights, subject to Sections 17.01(b) and 17.01(e), Buyer hereby grants Seller, for so long as no Event of Default has occurred and is continuing, the right to direct each Servicer under the terms of, and in accordance with, each applicable Servicing Agreement and this Agreement, unless such direction results in, or relates to a request for, any matter that could reasonably be expected to result in a Material Modification. Notwithstanding the foregoing, Seller shall not direct any Servicer to (i) make any Material Modification without the prior written consent of Buyer or (ii) take any action which would result in a violation of the obligations of any Person under the related Servicing Agreement, this Agreement or any other Repurchase Document, or which would otherwise be inconsistent with the rights of Buyer under the Repurchase Documents. Buyer, as owner of the Purchased Assets, shall own all related servicing and voting rights and, as owner, shall act as servicer with respect to the Purchased Assets, subject to an interim revocable option from Buyer in favor of Seller, which is hereby granted, to direct each related Servicer, so long as no monetary or material non-monetary Default or any Event of Default has occurred and is continuing; provided, however, that Seller cannot give any direction or take any action that could materially adversely affect the value or collectability of any amounts due with respect to the Purchased Assets without the consent of Buyer. Such revocable option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset.

(d)    The servicing fee payable to each Servicer shall be payable as a servicing fee in accordance with this Agreement and each Servicing Agreement, including without limitation pursuant to priority sixth of Section 5.02 or priority third of Section 5.03, as applicable, but all such servicing and any applicable sub-servicing fees shall be the sole responsibility of Seller.

(e)    Upon the occurrence and during the continuance of an Event of Default under this Agreement, in addition to all of the other rights and remedies of Buyer and each related Servicer under each Servicing Agreement, this Agreement and the other Repurchase Documents (and in addition to the provisions of each Servicing Agreement providing for termination of each such Servicing Agreement pursuant to its terms), (i) for the avoidance of doubt, the right, if any, of any person other than Buyer or its Affiliates to direct the servicing of the Purchased Assets shall immediately and automatically cease to exist, and (ii) either Buyer or each Servicer may at any time terminate the related Servicing Agreement immediately upon the delivery of a written termination notice from either Buyer or the related Servicer to Seller. Seller shall pay all expenses associated with any such termination, including without limitation any fees and expenses required in connection with the transfer of servicing to the related Servicer and/or a replacement Servicer.

(f)    No Servicing Agreement may be amended or modified, and no provision thereof may be waived, in each case without the prior written approval of Buyer, as determined in its sole discretion.

Section 17.02 Reserved.

Section 17.03 Servicing Reports. Seller shall deliver (or cause each Servicer to deliver to Buyer and Custodian a monthly remittance report on or before the second Business Day immediately preceding each monthly Remittance Date containing servicing information, including those fields reasonably requested by Buyer from time to time, on an asset by asset basis and in the aggregate, with respect to the Purchased Assets for the month (or any portion thereof) before the date of such report.

Section 17.04 Servicer Event of Default. If an Event of Default or Servicer Event of Default exists, Buyer shall have the right at any time thereafter to terminate the related Servicing Agreement (or, in the case of an Event of Default, all of the Servicing Agreements) and transfer servicing of the related Purchased Assets to Buyer or its designee, at no cost or expense to Buyer, it being agreed that Seller will pay any fees and expenses required to terminate such Servicing Agreement and transfer servicing to Buyer or its designee.

ARTICLE 18
MISCELLANEOUS

Section 18.01 Governing Law. THIS AGREEMENT AND ANY CLAIM,
CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Section 18.02 Submission to Jurisdiction; Service of Process. Each Party irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Repurchase Documents, or for recognition or enforcement of any judgment, and each Party irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State court or, to the fullest extent permitted by applicable law, in such Federal court. Each Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the other Repurchase Documents shall affect any right that Buyer may otherwise have to bring any action or proceeding arising out of or relating to the Repurchase Documents against Seller or its properties in the courts of any jurisdiction. Seller irrevocably and unconditionally waives, to the fullest extent permitted by Requirements of Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to the Repurchase Documents in any court referred to above, and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each Party irrevocably consents to service of process in the manner provided for notices in Section 18.11. Nothing in this Agreement will affect the right of any Party hereto to serve process in any other manner permitted by applicable law.

Section 18.03 Important Waivers.

(a)    SELLER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO ASSERT A COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST IT BY BUYER OR ANY INDEMNIFIED PERSON.

(b)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THEM, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH OR RELATED TO THE REPURCHASE DOCUMENTS, THE PURCHASED ASSETS, THE PLEDGED COLLATERAL, THE TRANSACTIONS, ANY DEALINGS OR COURSE OF CONDUCT BETWEEN THEM, OR ANY STATEMENTS (WRITTEN OR ORAL) OR OTHER ACTIONS OF EITHER PARTY. NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

(c)    TO THE EXTENT PERMITTED BY REQUIREMENTS OF LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO CLAIM OR RECOVER IN ANY LITIGATION WHATSOEVER INVOLVING ANY INDEMNIFIED PERSON, ANY SPECIAL, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, WHETHER SUCH WAIVED DAMAGES ARE BASED ON STATUTE, CONTRACT, TORT, COMMON LAW OR ANY OTHER LEGAL THEORY, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN AND REGARDLESS OF THE FORM OF THE CLAIM OF ACTION. NO INDEMNIFIED PERSON OR OTHER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH ANY REPURCHASE DOCUMENT OR THE TRANSACTIONS.

(d)    SELLER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF BUYER OR AN INDEMNIFIED PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BUYER OR AN INDEMNIFIED PERSON WOULD NOT SEEK TO ENFORCE ANY OF THE WAIVERS IN THIS SECTION 18.03 IN THE EVENT OF LITIGATION OR OTHER CIRCUMSTANCES. THE SCOPE OF SUCH WAIVERS IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE REPURCHASE DOCUMENTS, REGARDLESS OF THEIR LEGAL THEORY.

(e)    EACH PARTY ACKNOWLEDGES THAT THE WAIVERS IN THIS SECTION 18.03 ARE A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT SUCH PARTY HAS ALREADY RELIED ON SUCH WAIVERS IN ENTERING INTO THE REPURCHASE DOCUMENTS, AND THAT SUCH PARTY WILL CONTINUE TO RELY ON SUCH WAIVERS IN THEIR RELATED FUTURE DEALINGS UNDER THE REPURCHASE DOCUMENTS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED SUCH WAIVERS WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO A JURY TRIAL AND OTHER RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(f)    THE WAIVERS IN THIS SECTION 18.03 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY OF THE REPURCHASE DOCUMENTS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(g)    THE PROVISIONS OF THIS SECTION 18.03 SHALL SURVIVE TERMINATION OF THE REPURCHASE DOCUMENTS AND THE INDEFEASIBLE PAYMENT IN FULL OF THE REPURCHASE OBLIGATIONS.

Section 18.04 Integration; Severability. The Repurchase Documents supersede and integrate all previous negotiations, contracts, agreements and understandings (whether written or oral), including, without limitation, the Term Sheet, between the Parties relating to a sale and repurchase of Purchased Assets and the other matters addressed by the Repurchase Documents, and contain the entire final agreement of the Parties relating to the subject matter thereof. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 18.05 Single Agreement. Seller agrees that (a) each Transaction is in consideration of and in reliance on the fact that all Transactions constitute a single business and contractual relationship, and that each Transaction has been entered into in consideration of the other Transactions, (b) a default by it in the payment or performance of any its obligations under a Transaction shall constitute a default by it with respect to all Transactions, (c) Buyer may set off claims and apply properties and assets held by or on behalf of Buyer with respect to any Transaction against the Repurchase Obligations owing to Buyer with respect to other Transactions, and (d) payments, deliveries and other transfers made by or on behalf of Seller with respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers with respect to all Transactions, and the obligations of Seller to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 18.06 Survival and Benefit of Seller’s Agreements. The Repurchase Documents and all Transactions shall be binding on and shall inure to the benefit of the Parties and their successors and permitted assigns. All of Seller’s representations, warranties, agreements and indemnities in the Repurchase Documents shall survive the termination of the Repurchase Documents and the payment in full of the Repurchase Obligations, and shall apply to and benefit all Indemnified Persons, Buyer and its successors and assigns, together with all assignees and Participants hereunder. No other Person shall be entitled to any benefit, right, power, remedy or claim under the Repurchase Documents.

Section 18.07 Assignments and Participations.

(a)    None of Guarantor, Pledgor or Seller shall sell, assign or transfer any of their respective rights or the Repurchase Obligations or delegate any of their respective duties under this Agreement or any other Repurchase Document without the prior written consent of Buyer, and any attempt to do so without such consent shall be null and void.

(b)    Buyer may at any time, without the consent of Seller, Pledgor, Sponsor or Guarantor, and at Buyer’s sole cost and expense, sell participations to any Eligible Assignee (other than a natural person or Seller, Sponsor, Pledgor, any Intermediate Entity, Guarantor or any of their respective Affiliates) (a “Participant”) in all or any portion of Buyer’s rights and/or obligations under the Repurchase Documents; provided that (x) if a monetary or material non-monetary Default or any an Event of Default has occurred and is continuing, Buyer may sell participations to any Person at any time without consent, notice or restriction of any kind, other than the requirements set forth in clause (iv) below, and (y) so long as no monetary or material non-monetary Default or any Event of Default has occurred and is continuing: (i) Buyer’s obligations under the Repurchase Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Repurchase Documents, (iv) each Participant agrees to be bound by the confidentiality provisions set forth in Section 18.09, and (v) provided that, so long as no Event of Default exists, Buyer shall retain ultimate decision-making authority under the Repurchase Documents. So long as no monetary or material non-monetary Default or any Event of Default has occurred and is continuing, no Participant shall have any right to approve any amendment, waiver or consent with respect to any Repurchase Document, except to the extent that the Repurchase Price or Price Differential of any Purchased Asset would be reduced or the Repurchase Date of any Purchased Asset would be postponed. Each Participant shall be entitled to the benefits of Article 12 (subject to the requirements and limitations therein, including the requirements under

Section 12.06(e) (it being understood that the documentation required under Section 12.06(e) shall be delivered to the participating Buyer)) and Article 13 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.07(c), provided that such Participant shall not be entitled to receive any greater payment under Section 12.04 or Section 12.06 than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from the adoption of or any change in any Requirements of Law or in the interpretation or application thereof by a Governmental Authority or compliance by Buyer or such Participant with a request or directive (whether or not having the force of law) from a central bank or other Governmental Authority having jurisdiction over Buyer or such Participant, in each case made or issued after the Participant acquired the applicable participation. To the extent permitted by Requirements of Law, each Participant shall also be entitled to the benefits of Sections 10.02(i) and 18.16 to the same extent as if it had acquired its interest by assignment pursuant to Section 18.07(c).

(c)    Buyer may at any time, without the consent of Seller, Pledgor, Sponsor or Guarantor but upon notice to Seller, and at Buyer’s sole cost and expense, sell and assign all or any portion of all of the rights and obligations of Buyer under the Repurchase Documents to any Eligible Assignee proposed by Buyer; provided that if a monetary or material non-monetary Default or any Event of Default has occurred and is continuing, Buyer may enter into any such sale and assignments with any Person at any time without consent, notice or restriction of any kind. Each such assignment shall be made pursuant to an Assignment and Acceptance substantially in the form of Exhibit F (an “Assignment and Acceptance”). From and after the effective date of such Assignment and Acceptance, (i) each such assignee shall be a Party and, to the extent provided therein, have the rights and obligations of Buyer under the Repurchase Documents with respect to the percentage and amount of the Repurchase Price allocated to it, (ii) Buyer shall, to the extent provided therein, be released from such obligations (and, in the case of an Assignment and Acceptance covering all or the remaining portion of Buyer’s rights and obligations under the Repurchase Documents, Buyer shall cease to be a Party), (iii) the obligations of Buyer shall be deemed to be so reduced, and (iv) Buyer will give prompt written notice thereof (including identification of the related assignee and the amount of Repurchase Price allocated to it) to each Party (but Buyer shall not have any liability for any failure to timely provide such notice). Any sale or assignment by Buyer of rights or obligations under the Repurchase Documents that does not comply with this Section 18.07(c) shall be treated for purposes of the Repurchase Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Section 18.07(b).

(d)    Seller shall cooperate with Buyer in connection with any such sale and assignment of participations, syndications or assignments and shall enter into such restatements of, and amendments, supplements and other modifications to, the Repurchase Documents to give effect to any such sale or assignment; provided, that none of the foregoing shall change any economic or other material term of the Repurchase Documents in a manner adverse to Seller without the consent of Seller and shall be at no cost to Seller.

(e)    Buyer, at Buyer’s sole cost and expense, shall have the right to partially or completely syndicate any or all of its rights under this Agreement and the other Repurchase Documents to any Eligible Assignee so long as, prior to the occurrence and during the continuance of a monetary or material non-monetary Default or any Event of Default, Buyer shall remain solely responsible to Seller for the performance by Buyer of its obligations under the Repurchase Documents.

(f)    Buyer, acting solely for this purpose as a non-fiduciary agent of Seller, shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the assignees that become Parties hereto and, with respect to each such assignees, the aggregate assigned Purchase Price and applicable Price Differential (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Buyer for all purposes of this Agreement. The Register shall be available for inspection by the Parties at any reasonable time and from time to time upon reasonable prior notice.

(g)    If Buyer sells a participation of its rights hereunder, it shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and, with respect to each such Participant, the aggregate participated Purchase Price and applicable Price Differential, and any other interest in any obligations under the Repurchase Documents (the “Participant Register”); provided that no Party shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any obligations under any Repurchase Document) to any Person except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the participating Party shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 18.08 Ownership and Hypothecation of Purchased Assets. Title to all Purchased Assets shall pass to and vest in Buyer on the applicable Purchase Dates and, subject to the terms of the Repurchase Documents, Buyer or its designee shall have free and unrestricted use of all Purchased Assets and be entitled to exercise all rights, privileges and options relating to the Purchased Assets as the owner thereof, including rights of subscription, conversion, exchange, substitution, voting, consent and approval, and to direct any servicer or trustee. Buyer or its designee may, at any time, without the consent of Seller, Pledgor, Sponsor, or Guarantor, engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to any Eligible Assignee, all on terms that Buyer may determine; provided, that (i) if a monetary or material non-monetary Default or any Event of Default has occurred and is continuing, Buyer may engage in repurchase transactions with the Purchased Assets or otherwise sell, pledge, repledge, transfer, hypothecate, or rehypothecate the Purchased Assets to any Person at any time without consent, notice or restriction of any kind and (ii) no such transaction shall affect the obligations of Buyer to transfer the Purchased Assets to Seller on the applicable Repurchase Dates free and clear of any pledge, Lien, security interest, encumbrance, charge or other adverse claim. In the event Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, Buyer shall have the right to assign to Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction.

Section 18.09 Confidentiality. All information regarding the terms set forth in any of the Repurchase Documents or the Transactions, including any information given by Seller to Buyer in connection with a Transaction, shall be kept confidential and shall not be disclosed by either Party to any Person except (a) to the Affiliates of such Party or its or their respective directors, officers, employees, agents, advisors, attorneys, accountants and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, and who need and will use such information exclusively in connection with administering this Agreement and the Transactions hereunder, (b) to the extent requested by any regulatory authority, stock exchange, government department or agency, or required by Requirements of Law, in which case the disclosing Party agrees, to the extent permitted by Requirements of Law, to inform the other Party promptly thereof, (c) to the extent required to be included in the financial statements of either Party or an Affiliate thereof, (d) to the extent required to exercise any rights or remedies under the Repurchase Documents, Purchased Assets or Mortgaged Properties, (e) to the extent required to consummate and administer a Transaction,
(f) to any actual or prospective Participant or Eligible Assignee which agrees to comply with this Section 18.09, and (g) to the extent required in connection with any litigation between the parties in connection with any Repurchase Document or any Transaction; provided, that, except with respect to the disclosures by Buyer under clause (g) of this Section 18.09, no such disclosure made with respect to any Repurchase Document shall include a copy of such Repurchase Document to the extent that a summary would suffice, but if it is necessary for a copy of any Repurchase Document to be disclosed, all pricing and other economic terms set forth therein shall be redacted before disclosure.

Section 18.10 No Implied Waivers; Amendments. No failure on the part of Buyer to exercise, or delay in exercising, any right or remedy under the Repurchase Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy thereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies in the Repurchase Documents are cumulative and not exclusive of any rights and remedies provided by law. Application of the Default Rate after an Event of Default shall not be deemed to constitute a waiver of any Event of Default or Buyer’s rights and remedies with respect thereto, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Rate is applied. Except as otherwise expressly provided in the Repurchase Documents, neither Seller nor any of its Affiliates shall agree to any amendment, waiver or other modification of any provision of the Repurchase Documents without the signed agreement of Buyer. Any waiver or consent under the Repurchase Documents shall be effective only if it is in writing and only in the specific instance and for the specific purpose for which given.

Section 18.11 Notices and Other Communications. Unless otherwise provided in this Agreement, all notices, consents, approvals, requests and other communications required or permitted to be given to a Party hereunder shall be in writing and sent prepaid by hand delivery, by certified or registered mail, by expedited commercial or postal delivery service, or by email if also sent by one of the foregoing, to the address for such Party specified in Annex 1 or such other address as such Party shall specify from time to time in a notice to the other Party. Any of the foregoing communications shall be effective when delivered, if such delivery occurs on a Business Day; otherwise, each such communication shall be effective on the first Business Day following the date of such delivery. A Party receiving a notice that does not comply with the technical requirements of this Section 18.11 may elect to waive any deficiencies and treat the notice as having been properly given.

Section 18.12 Counterparts; Electronic Transmission. This Agreement and any other Repurchase Document may be executed in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which shall together constitute but one and the same instrument. The Parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any other Repurchase Document and any notices hereunder may be transmitted between them by email. The Parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 18.13 No Personal Liability. No administrator, incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of Buyer, any Indemnified Person, Seller, Pledgor, Sponsor, each Intermediate Entity or Guarantor, as such, shall be subject to any recourse or personal liability under or with respect to any obligation of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents, whether by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed that the obligations of Buyer, Seller, Pledgor or Guarantor under the Repurchase Documents are solely their respective corporate, limited liability company or partnership obligations, as applicable, and that any such recourse or personal liability is hereby expressly waived. This Section 18.13 shall survive the termination of the Repurchase Documents and the repayment in full of the Repurchase Obligations, and each beneficiary of this Section 18.13 shall be a third-party beneficiary of this Section 18.13 with rights to enforce this Section.

Section 18.14 Protection of Buyer’s Interests in the Purchased Assets; Further Assurances.

(a)    Seller shall take such action as necessary to cause the Repurchase Documents and/or all financing statements and continuation statements and any other necessary documents covering the right, title and interest of Buyer to the Purchased Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect such right, title and interest. Seller shall deliver to Buyer file–stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. Seller shall execute any and all documents reasonably required to fulfill the intent of this Section 18.14.

(b)    Seller will promptly at its expense execute and deliver such instruments and documents and take such other actions as Buyer may reasonably request from time to time in order to perfect, protect, evidence, exercise and enforce Buyer’s rights and remedies under and with respect to the Repurchase Documents, the Transactions and the Purchased Assets. Seller, Pledgor and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable "know your customer" due diligence checks, including, but not limited to, any information required to be obtained by Buyer pursuant to the Beneficial Ownership Regulation.

(c)    If Seller fails to perform any of its Repurchase Obligations, then Buyer may (but shall not be required to) perform or cause to be performed such Repurchase Obligation, and the costs and expenses incurred by Buyer in connection therewith shall be payable by Seller. Without limiting the generality of the foregoing, Seller authorizes Buyer, at the option of Buyer and the expense of Seller, at any time and from time to time, to take all actions and pay all amounts that Buyer deems necessary or appropriate to protect, enforce, preserve, insure, service, administer, manage, perform, maintain, safeguard, collect or realize on the Purchased Assets and Buyer’s Liens and interests therein or thereon and to give effect to the intent of the Repurchase Documents. No Default or Event of Default shall be cured by the payment or performance of any Repurchase Obligation by Buyer on behalf of Seller. Buyer may make any such payment in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax Lien, title or claim except to the extent such payment is being contested in good faith by Seller in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(d)    Without limiting the generality of the foregoing, Seller will no earlier than six (6) months or later than three (3) months before the fifth (5th) anniversary of the date of filing of each UCC financing statement filed in connection with any Repurchase Document or any Transaction, if this Agreement is then in effect (i) deliver and file or cause to be filed an appropriate continuation statement with respect to such financing statement (provided that Buyer may elect to file such continuation statement), and (ii) deliver or cause to be delivered to Buyer an opinion of counsel, in form and substance reasonably satisfactory to Buyer, confirming and updating the security interest opinion delivered pursuant to Section 6.01(a) with respect to perfection and otherwise to the effect that the security interests hereunder continue to be enforceable and perfected security interests, which opinion may contain usual and customary assumptions, limitations and exceptions.

(e)    Except as provided in the Repurchase Documents, the sole duty of Buyer, Custodian or any other designee or agent of Buyer with respect to the Purchased Assets shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Assets in its possession or control. Buyer shall incur no liability to Seller or any other Person for any act of Governmental Authority, act of God or other destruction in whole or in part or negligence or wrongful act of custodians or agents selected by Buyer with reasonable care, or Buyer’s failure to provide adequate protection or insurance for the Purchased Assets. Buyer shall have no obligation to take any action to preserve any rights of Seller in any Purchased Asset against prior parties, and Seller hereby agrees to take such action. Buyer shall have no obligation to realize upon any Purchased Asset except through proper application of any distributions with respect to the Purchased Assets made directly to Buyer or its agent(s). So long as Buyer and Custodian shall act in good faith in their handling of the Purchased Assets, Seller waives or is deemed to have waived the defense of impairment of the Purchased Assets by Buyer and Custodian.

Section 18.15 Default Rate. To the extent permitted by Requirements of Law, Seller shall pay interest at the Default Rate on the amount of all Repurchase Obligations not paid when due under the Repurchase Documents until such Repurchase Obligations are paid or satisfied in full.

Section 18.16 Set-off. In addition to any rights now or hereafter granted under the Repurchase Documents, Requirements of Law or otherwise, Seller hereby grants to Buyer and each Indemnified Person, to secure repayment of the Repurchase Obligations, a right of set-off upon any and all of the following: monies, securities, collateral or other property of Seller and any proceeds from the foregoing, now or hereafter held or received by Buyer, any Affiliate of Buyer or any Indemnified Person, for the account of Seller, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general, specified, special, time, demand, provisional or final) and credits, claims or Indebtedness of Seller at any time existing, and any obligation owed by Buyer or any Affiliate of Buyer to Seller and to set–off against any Repurchase Obligations or Indebtedness owed by Seller or Pledgor and any Indebtedness owed by Buyer, any Affiliate of Buyer or any Indemnified Person to Seller, in each case whether direct or indirect, absolute or contingent, matured or unmatured, whether or not arising under the Repurchase Documents and irrespective of the currency, place of payment or booking office of the amount or obligation and in each case at any time held or owing by Buyer, any Affiliate of Buyer or any Indemnified Person to or for the credit of Seller without prejudice to Buyer’s right to recover any deficiency. Each of Buyer, each Affiliate of Buyer and each Indemnified Person is hereby authorized upon any amount becoming due and payable by Seller to Buyer or Pledgor to Buyer or any Indemnified Person under the Repurchase Documents, the Repurchase Obligations or otherwise or upon the occurrence of an Event of Default, without notice to Seller, any such notice being expressly waived by Seller to the extent permitted by any Requirements of Law, to set–off, appropriate, apply and enforce such right of set–off against any and all items hereinabove referred to against any amounts owing to Buyer, any Affiliate of Buyer or any Indemnified Person by Seller or Pledgor under the Repurchase Documents and the Repurchase Obligations, irrespective of whether Buyer, any Affiliate of Buyer or any Indemnified Person shall have made any demand under the Repurchase Documents and regardless of any other collateral securing such amounts, and in all cases without waiver or prejudice of Buyer’s rights to recover a deficiency. Seller and Pledgor shall be deemed directly indebted to Buyer, any Affiliate of Buyer and the other Indemnified Persons in the full amount of all amounts owing to Buyer, any Affiliate of Buyer and the other Indemnified Persons by Seller or Pledgor under the Repurchase Documents and the Repurchase Obligations, and Buyer shall be entitled to exercise the rights of set–off provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER, ANY AFFILIATE OF BUYER OR ANY OTHER INDEMNIFIED PERSONS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO THE PURCHASED ASSETS, THE PLEDGED COLLATERAL OR OTHER INDEMNIFIED PERSONS UNDER THE REPURCHASE DOCUMENTS, PRIOR TO EXERCISING THE FOREGOING RIGHT OF SET–OFF, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER.

Buyer, any Affiliate of Buyer or any Indemnified Person shall promptly notify Seller after any such set-off and application made by Buyer, any Affiliate of Buyer or such Indemnified Person, provided that the failure to give such notice shall not affect the validity of such set–off and application. If an amount or obligation is unascertained, Buyer, any Affiliate of Buyer or any Indemnified Person may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other party when the amount or obligation is ascertained. Nothing in this Section 18.16 shall be effective to create a charge or other security interest. This Section 18.16 shall be without prejudice and in addition to any right of set-off, combination of accounts, Lien or other rights to which Buyer, any Affiliate of Buyer or any Indemnified Person is at any time otherwise entitled.

Section 18.17 Seller’s Waiver of Set-off. Seller hereby waives any right of set-off it may have or to which it may be or become entitled under the Repurchase Documents or otherwise against Buyer, any Affiliate of Buyer, any Indemnified Person or their respective assets or properties.

Section 18.18 Power of Attorney. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Purchased Assets (including a financing statement describing the collateral as “all assets of the debtor” or such other super-generic description thereof as Buyer may determine) without Seller’s signature thereon as Buyer, at its option, may deem appropriate. Seller hereby appoints Buyer as Seller’s agent and attorney in fact to file any such financing statement or statements in Seller’s name and to perform all other acts which Buyer deems appropriate to perfect and preserve its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Purchased Assets in accordance with the terms of this Agreement and the other Repurchase Documents, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing (including, but not limited, to sending “good-bye letters” to any Underlying Obligor with respect to Purchased Assets which are Whole Loans, each to be in a form acceptable to Buyer), and sign assignments on behalf of such Seller as its agent and attorney in fact. This agency and power of attorney is coupled with an interest and is irrevocable without Buyer’s consent. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 18.18. In addition, Seller shall execute and deliver to Buyer a power of attorney in the form and substance of Exhibit J hereto (“Power of Attorney”).

Section 18.19 Periodic Due Diligence Review. Buyer may perform continuing due diligence reviews with respect to any or all of the Purchased Assets, Seller and Affiliates of Seller, including ordering new third party reports, for purposes of, among other things, verifying compliance with the representations, warranties, covenants, agreements, duties, obligations and specifications made under the Repurchase Documents or otherwise. Upon reasonable prior notice to Seller, unless a Default or Event of Default exists, in which case no notice is required, Buyer or its representatives may during normal business hours inspect any properties and examine, inspect and make copies of the books and records of Seller and Affiliates of Seller, the Purchased Asset Documents and the Servicing Files. Seller shall make available to Buyer one or more knowledgeable financial or accounting officers and representatives of the independent certified public accountants of Seller for the purpose of answering questions of Buyer concerning any of the foregoing. Seller shall cause Servicer to cooperate with Buyer by permitting Buyer to conduct due diligence reviews of the Servicing Files. Buyer may purchase Purchased Assets from Seller based solely on the information provided by Seller to Buyer in the Underwriting Package and the representations, warranties, duties, obligations and covenants contained herein, and Buyer may at any time conduct a partial or complete due diligence review on some or all of the Purchased Assets, including ordering new credit reports and new Appraisals (provided that, other than in connection with Buyer’s review of any Material Modification, any proposed Future

Funding Transaction or any other release of collateral relating to a Purchased Asset, no more than one (1) Appraisal per Purchased Asset, in any twelve (12) month period, shall be ordered at Seller’s cost and expense) on the Mortgaged Properties and otherwise re-generating the information used to originate and underwrite such Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a mutually acceptable third-party underwriter to do so.

Section 18.20 Time of the Essence. Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the parties under the Repurchase Documents.

Section 18.21 PATRIOT Act Notice. Buyer hereby notifies Seller that Buyer is required by the PATRIOT Act to obtain, verify and record information that identifies Seller.

Section 18.22 Successors and Assigns. Subject to the foregoing, the Repurchase Documents and any Transactions shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns.

Section 18.23 Acknowledgement of Anti-Predatory Lending Policies. Seller and Buyer each have in place internal policies and procedures that expressly prohibit their purchase of any high cost mortgage loan.

Section 18.24 Joint and Several Repurchase Obligations.

(a)    At all times when there is more than one Seller under this Agreement, each Seller hereby acknowledges and agrees that (i) each Seller shall be jointly and severally liable to Buyer to the maximum extent permitted by Requirements of Law for all Repurchase Obligations, (ii) the liability of each Seller (A) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all Repurchase Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any Insolvency Law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by Buyer, and (B) until such payment has been made, shall not be discharged, affected, modified or impaired on the occurrence from time to time of any event, including any of the following, whether or not with notice to or the consent of each Seller, (1) the waiver, compromise, settlement, release, modification, supplementation, termination or amendment (including any extension or postponement of the time for payment or performance or renewal or refinancing) of any of the Repurchase Obligations or Repurchase Documents, (2) the failure to give notice to each Seller of the occurrence of an Event of Default, (3) the release, substitution or exchange by Buyer of any Purchased Asset (whether with or without consideration) or the acceptance by Buyer of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (4) the release of any Person primarily or secondarily liable for all or any part of the Repurchase Obligations, whether by Buyer or in connection with any Insolvency Proceeding affecting any Seller or any other Person who, or any of whose property, shall at the time in question be obligated in respect of the Repurchase Obligations or any part thereof, (5) the sale, exchange, waiver, surrender or release of any Purchased Asset, guarantee or other collateral by Buyer, (6) the failure of Buyer to protect, secure, perfect or insure any Lien at any time held by Buyer as security for amounts owed by Sellers, or (7) to the extent permitted by Requirements of Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 18.25, result in the release or discharge of any or all of Sellers from the performance or observance of any Repurchase Obligation, (iii) Buyer shall not be required first to initiate any suit or to exhaust its remedies against any Seller or any other Person to become liable, or against any of the Purchased Assets, in order to enforce the Repurchase Documents and each Seller expressly agrees that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under any of the Repurchase Documents, (iv) when making any demand hereunder against any Seller or any of the Purchased Assets, Buyer may, but shall be under no obligation to, make a similar demand on any other Seller, or otherwise pursue such rights and remedies as it may have against any Seller or any other Person or against any collateral security or guarantee related thereto or any right of offset with respect thereto, and any failure by Buyer to make any such demand, file suit or otherwise pursue such other rights or remedies or to collect any payments from any other Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right offset, or any release of any Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve any Seller in a respect of which a demand or collection is not made or Sellers not so released of their obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Sellers (as used herein, the term “demand” shall include the commencement and continuation of legal proceedings), (v) on disposition by Buyer of any property encumbered by any Purchased Assets, each Seller shall be and shall remain jointly and severally liable for any deficiency, (vi) each Seller waives (A) any and all notice of the creation, renewal, extension or accrual of any amounts at any time owing to Buyer by any other Seller under the Repurchase Documents and notice of or proof of reliance by Buyer upon any Seller or acceptance of the obligations of any Seller under this Section 18.25, and all such amounts, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of Sellers under this Agreement, and all dealings between Sellers, on the one hand, and Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of Sellers under this Agreement, and (B) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Seller with respect to any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, and (vii) each Seller shall continue to be liable under this Section 18.25 without regard to (A) the validity, regularity or enforceability of any other provision of this Agreement or any other Repurchase Document, any amounts at any time owing to Buyer by any Seller under the Repurchase Documents, or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Seller against Buyer, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of any Seller) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Seller for any amounts owing to Buyer by any Seller under the Repurchase Documents, or of Sellers under this Agreement, in bankruptcy or in any other instance.

(b)    Each Seller shall remain fully obligated under this Agreement notwithstanding that, without any reservation of rights against any Seller and without notice to or further assent by any Seller, any demand by Buyer for payment of any amounts owing to Buyer by any other Seller under the Repurchase Documents may be rescinded by Buyer and any the payment of any such amounts may be continued, and the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer (including any extension or postponement of the time for payment or performance or renewal or refinancing of any Repurchase Obligation), and this Agreement and the other Repurchase Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with its terms, as Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of amounts owing to Buyer by Sellers under the Repurchase Documents may be sold, exchanged, waived, surrendered or released. Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for amounts owing to Buyer by Sellers under the Repurchase Documents, or any property subject thereto.

(c)    To the extent that any Seller (the “Paying Seller”) pays more than its proportionate share of any payment made hereunder, the Paying Seller shall be entitled to seek and receive contribution from and against any other Seller that has not paid its proportionate share; provided, that the provisions of this Section 18.25 shall not limit the duties, covenants, agreements, obligations and liabilities of any Seller to Buyer, and, notwithstanding any payment or payments made by the Paying Seller hereunder or any setoff or application of funds of the Paying Seller by Buyer, the Paying Seller shall not be entitled to be subrogated to any of the rights of Buyer against any other Seller or any collateral security or guarantee or right of setoff held by Buyer, nor shall the Paying Seller seek or be entitled to seek any contribution or reimbursement from any other Seller in respect of payments made by the Paying Seller hereunder, until all Repurchase Obligations are paid in full. If any amount shall be paid to the Paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the Paying Seller in trust for Buyer, segregated from other funds of the Paying Seller, and shall, forthwith upon receipt by the Paying Seller, be turned over to Buyer in the exact form received by the Paying Seller (duly indorsed by the Paying Seller to Buyer, if required), to be applied against the Repurchase Obligations, whether matured or unmatured, in such order as Buyer may determine.

(d)    The Repurchase Obligations are full recourse obligations to each Seller, and each Seller hereby forever waives, demises, acquits and discharges any and all defenses, and shall at no time assert or allege any defense, to the contrary.

(e)    Anything herein or in any other Repurchase Document to the contrary notwithstanding, the maximum liability of any Seller hereunder in respect of the liabilities of the other Sellers under this Agreement and the other Repurchase Documents shall in no event exceed the amount which can be guaranteed by each Seller under applicable federal and state laws relating to the insolvency of debtors.

Section 18.25 Recognition of the U.S. Special Resolution Regimes

(a)    In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Agreement and/or the Repurchase Documents, and any interest and obligation in or under this Agreement and/or the Repurchase Documents, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or the Repurchase Documents that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement and/or the Repurchase Documents were governed by the laws of the United States or a state of the United States.

[ONE OR MORE UNNUMBERED SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the date first above written.

SELLER:

~~CLNC~~BRIGHTSPIRE CREDIT 8, LLC, a
Delaware limited liability company

By: ___________________________________
Name:
Title:

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By: ____________________________________
Its:
Title

Exhibit B
EXHIBIT B
FORM OF CONFIRMATION

[ ] [ ], 20[ ]
Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-125, 12th Floor
Charlotte, North Carolina 28202
Attention: Karen Whittlesey

Re:    Master Repurchase and Securities Contract dated as of November 2, 2018, (the “Agreement”) among BRIGHTSPIRE CREDIT 8, LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”)
Ladies and Gentlemen:
This is a Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets (including Class and
Mortgaged Property):                As described in Appendix 1 hereto

Property Type:                As described in Appendix 1 hereto

Type:                        [multifamily, retail, office, industrial,                             hospitality or self-storage]

Market Value:                    $[_______________________]

Applicable Benchmark            [LIBOR Based Transaction]
(subject to Section 12.01 of the Agreement): [SOFR Based Transaction]

Applicable SOFR
(subject to Section 12.01 of the Agreement): [N/A] [SOFR Average] [Term SOFR]

Applicable Percentage:            [_____]%

Floor:                        [_____]%

Maximum Applicable Percentage:        [_____]%

Pricing Margin:                [_____]%

Future Funding Amount (if applicable):    $[_______________________]

Purchased Asset Documents:            As described in Appendix 1 hereto

Purchase Date:                [ ] [ ], 20[ ]

Repurchase Date:                [ ] [ ], 20[ ]

Purchase Price:                $[_______________________]

Maximum Purchase Price:            $[_______________________]

Seller’s Wiring Instructions:1    Bank Name: [            ]
Routing #: [            ]
SWIFT/BIC: [            ]
Account #: [            ]
Account Name: [        ]
Reference: [            ]

Seller hereby represents and warrants as of the date hereof that, except as otherwise disclosed by Seller to Buyer in writing, (a) no [Default or]2 Event of Default has occurred and is continuing and (b) Guarantor is in compliance with the financial covenants set forth in Section 9 of the Guarantee Agreement.

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.    All of the conditions precedent in Section 6.02 of the Agreement have been satisfied.

1 If inconsistent with the instructions in the Agreement.
2 Insert if the Confirmation or amended Confirmation is being entered into on a Purchase Date, a Future Funding Date, an Additional Advance date or the date of reallocation of Margin Excess.

2.    Except as specified in Appendix 2 hereto, Seller will make all of the representations and warranties contained in the Agreement applicable to the Class of such Asset (including Schedule 1 to the Agreement as applicable to the Class of such Asset) with respect to the Purchased Asset described in this Confirmation.

Seller:
BRIGHTSPIRE CREDIT 8, LLC, a Delaware limited liability company
By:    ______________________________
Name:
Title:

Buyer:
Acknowledged and Agreed:
Wells Fargo Bank, National Association
By:    ______________________________
Name:
Title:

Appendix 1 to Confirmation

Description of Purchased Asset:

Appendix 2 to Confirmation
[Description of any exceptions to representations and warranties made by Seller in the Confirmation]